CREDIT AGREEMENT

among

GIBRALTAR INDUSTRIES, INC.,

GIBRALTAR STEEL CORPORATION OF NEW YORK,

KEYBANK NATIONAL ASSOCIATION
as Administrative Agent, Swingline Lender, Letter of Credit Issuer, Lead Arranger and Book Runner,

JPMORGAN CHASE BANK, N.A.
as Syndication Agent and Letter of Credit Issuer

HARRIS TRUST AND SAVINGS BANK
as Co-Documentation Agent,

HSBC BANK USA, NATIONAL ASSOCIATION
as Co-Documentation Agent,

MANUFACTURERS AND TRADERS TRUST COMPANY
as Co-Documentation Agent,

and

THE LENDERS NAMED HEREIN

$250,000,000

                                                                                                                                                                                                        Dated:  As of April 1, 2005

Exhibit A                      Note
Exhibit B                      Notice of Borrowing, Continuation or Conversion
Exhibit C-1                   Subsidiary Guaranty
Exhibit C-2                   Security Agreement
Exhibit C-3                   Pledge Agreement
Exhibit D-1                   Solvency Certificate
Exhibit D-2                   Borrower's Closing Certificate
Exhibit E                       Assignment Agreement

Schedule 1-A               Lenders and Commitments
Schedule 1-B               Administrative Agent Addresses
Schedule 1-C               JPMorgan Chase Letters of Credit
Schedule 6.1                Prudential Amendment Documents
Schedule 7.1                Subsidiaries
Schedule 9.3                Liens
Schedule 9.4                Indebtedness
Schedule 9.5                Investments
Schedule 9.10              Transactions with Affiliates

THIS CREDIT AGREEMENT, dated as of April 1, 2005, among the following:

(i)         GIBRALTAR INDUSTRIES, INC., a Delaware corporation and GIBRALTAR STEEL CORPORATION OF NEW YORK, a New York Corporation (each a "Borrower" and collectively, the "Borrowers");

(ii)        the lending institutions from time to time party hereto (each a "Lender" and collectively, the "Lenders");

(iii)       KEYBANK NATIONAL ASSOCIATION, a national banking association, as a Lender, a Letter of Credit Issuer, and the lead arranger and administrative agent (the "Administrative Agent");

(iv)       JPMORGAN CHASE BANK, N.A., a national banking association, as a Lender, Letter of Credit Issuer and Syndication Agent (the "Syndication Agent").

(v)        HARRIS TRUST AND SAVINGS BANK, an Illinois banking corporation, and HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association, MANUFACTURERS AND TRADERS TRUST COMPANY, a New York State banking corporation, each as a Lender and co‑documentation agent (each a "Co-Documentation Agent" and collectively, the "Co-Documentation Agents");

PRELIMINARY STATEMENTS:

(1)        The Borrowers have applied to the Lenders for credit facilities in order to (a) refinance existing senior debt facilities, (b) provide working capital and funds for general corporate and other lawful purposes, and (c) provide funds for acquisitions of select stock and assets.

(2)        Subject to and upon the terms and conditions set forth herein, the Lenders are willing to make available to the Borrowers the credit facility provided for herein.

NOW, THEREFORE, it is agreed:

ARTICLE I
DEFINITIONS AND TERMS

1.1       Certain Defined Terms.  As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires:

"Acquisition" shall mean and include (whether in one transaction or a series of transactions) (i) any acquisition on a going concern basis (whether by purchase, lease or otherwise) of any facility and/or business or business unit operated by any person that is not a Subsidiary of a Borrower, and (ii) acquisitions of a majority of the outstanding equity or other similar interests in any such person (whether by merger, stock purchase or otherwise).

"Additional Security Document" shall have the meaning provided in Section 8.11(a).

"Adjusted Eurodollar Rate" shall mean, with respect to each Interest Period for a Eurodollar Loan, (i) the rate per annum appearing on the applicable electronic page of Reuter's or Bloomberg's (or any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided by such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market), at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period, as the rate for Dollar deposits with a maturity comparable to such Interest Period, divided (and rounded to the nearest one hundredth of 1%) by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves and without benefit of credits for proration, exceptions or offsets that may be available from time to time) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D); provided, however, that in the event that the rate referred to in clause (i) above is not available at any such time for any reason, then the rate referred to in clause (i) shall instead be the average (rounded to the nearest ten thousandth of 1%) of the rates at which Dollar deposits of $5,000,000 are offered to the Reference Banks in the London interbank market at approximately 11:00 a.m. (London time), two Business Days prior to the commencement of such Interest Period, for contracts that would be entered into at the commencement of such Interest Period.

"Administrative Agent" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Administrative Agent appointed pursuant to Section 11.9.

"Affiliate" shall mean, with respect to any person, any other person directly or indirectly controlling, controlled by, or under direct or indirect common control with such person, or, in the case of any Lender that is an investment fund, the investment advisor thereof and any investment fund having the same investment advisor. A person shall be deemed to control a second person if such first person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors or managers of such second person or (ii) to direct or cause the direction of the management and policies of such second person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, (x) a director, officer or employee of a person shall not, solely by reason of such status, be considered an Affiliate of such person; and (y) neither the Administrative Agent nor any Lender shall in any event be considered an Affiliate of any Borrower or any other Credit Party or any of their respective Subsidiaries.

"Agreement" shall mean this Credit Agreement, as the same may be from time to time further modified, amended, restated or supplemented.

"Anti-Terrorism Law" means the USA Patriot Act or any other law pertaining to the prevention of future acts of terrorism, in each case as such law may be amended from time to time.

"Applicable Facility Fee Rate" shall mean:

(i)         Initially, until changed hereunder in accordance with the provisions set forth in this definition, the Applicable Facility Fee Rate shall be 27.5 basis points;

(ii)        Commencing with the fiscal quarter of the Borrower ended on December 31, 2004, and continuing with each fiscal quarter thereafter, the Administrative Agent shall determine the Applicable Facility Fee Rate in accordance with the following matrix, based on the Total Funded Debt to EBITDA Ratio:

Total Funded Debt to EBITDA Ratio	Applicable Facility Fee Rate
Greater than 3.25 to 1.0	50.0 bps
Greater than 2.75 to 1.00 but less than or equal to 3.25 to 1.0	35.0 bps
Greater than 2.25 to 1.00, but less than or equal to 2.75 to 1.00	27.5 bps
Greater than 1.75 to 1.00, but less than or equal to 2.25 to 1.00	22.5 bps
Greater than 1.25 to 1.0, but less than or equal to 1.75 to 1.0	20.0 bps
Less than or equal to 1.25 to 1.0	17.5 bps

(iii)       Changes in the Applicable Facility Fee Rate based upon changes in the Total Funded Debt to EBITDA Ratio shall become effective on the first day of the month following each Financial Statement Due Date, based upon the Total Funded Debt to EBITDA Ratio in effect at the end of the applicable period covered (in whole or in part) by the financial statements to be delivered by the applicable Financial Statement Due Date.  Notwithstanding the foregoing, during any period when the Borrowers have failed to timely deliver their consolidated financial statements referred to in Section 8.1(a) or (b), accompanied by the certificate and calculations referred to in Section 8.1(c), the Applicable Facility Fee Rate shall be the highest rate per annum indicated therefor in the above matrix, regardless of the Total Funded Debt to EBITDA Ratio at such time.  Any changes in the Applicable Facility Fee Rate shall be determined by the Administrative Agent in accordance with the provisions set forth in this definition and the Administrative Agent will promptly provide notice of such determinations to the Borrower Representative and the Lenders.  Any such determination by the Administrative Agent shall be conclusive and binding absent manifest error.

"Applicable Lending Office" shall mean, with respect to each Lender, the office or offices designated by such Lender to the Administrative Agent as such Lender's lending office or offices for purposes of this Agreement.

"Applicable Margin" shall mean:

(i)         Initially, until changed hereunder in accordance with the following provisions, the Applicable Margin shall be (A) 0.0 basis points for Base Rate Loans, and (B) 97.5 basis points for Eurodollar Loans;

(ii)        Commencing with the fiscal quarter of the Borrowers ended on December 31, 2004, and continuing with each fiscal quarter thereafter, the Administrative Agent shall determine the Applicable Margin in accordance with the following matrix, based on the Total Funded Debt to EBITDA Ratio:

Total Funded Debt to EBITDA Ratio	Applicable Margin for Base Rate Loans	Applicable Margin for Eurodollar Loans
Greater than 3.25 to 1.0	0 bps	137.5 bps
Greater than 2.75 to 1.00 but less than or equal to 3.25 to 1.0	0 bps	115.0 bps
Greater than 2.25 to 1.00 but less than or equal to 2.75 to 1.00	0 bps	97.5 bps
Greater than 1.75 to 1.00 but less than or equal to 2.25 to 1.00	0 bps	77.5 bps
Greater than 1.25 to 1.0 but less than or equal to 1.75 to 1.0	0 bps	67.5 bps
Less than or equal to 1.25 to 1.0	0 bps	57.5 bps

(iii)       Changes in the Applicable Margin based upon changes in the Total Funded Debt to EBITDA Ratio shall become effective on the first day of the month following each Financial Statement Due Date based upon the Total Funded Debt to EBITDA Ratio in effect at the end of the applicable period covered (in whole or in part) by the financial statements to be delivered by the applicable Financial Statement Due Date.  Notwithstanding the foregoing provisions, during any period when (A) the Borrowers have failed to timely deliver their consolidated financial statements referred to in Section 8.1(a) or (b), accompanied by the certificate and calculations referred to in Section 8.1(c) or (B) a Default under Section 10.1(a) has occurred and is continuing, the Applicable Margin shall be the highest rate per annum indicated therefor in the above matrix, regardless of the Total Funded Debt to EBITDA Ratio at such time.  Any changes in the Applicable Margin shall be determined by the Administrative Agent in accordance with the provisions set forth in this definition and the Administrative Agent will promptly provide notice of such determinations to the Borrower Representative and the Lenders.  Any such determination by the Administrative Agent shall be conclusive and binding absent manifest error.

"Approved Fund" shall mean a fund that is administered or managed by a Lender or an Affiliate of a Lender.

"Asset Sale" shall mean the sale, transfer or other disposition (including by means of Sale and Lease-Back Transactions, and by means of mergers, consolidations, and liquidations of a corporation, partnership or limited liability company of the interests therein of a Borrower or any Subsidiary) by a Borrower or any Subsidiary to any person of any of their respective assets, provided that the term Asset Sale specifically excludes (i) any sales, transfers or other dispositions of inventory, or obsolete or excess furniture, fixtures, equipment or other property, real or personal, tangible or intangible, in each case in the ordinary course of business, and (ii) any Event of Loss.

"Authorized Officer" shall mean any of the following officers of the Borrower Representative: the President, the Controller or the Chief Financial Officer.

"Bankruptcy Code" shall have the meaning provided in Section 10.1(h)(i).

"Base Rate" shall mean, for any period, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the greater of (i) the rate of interest established by KeyBank in Cleveland, Ohio, from time to time, as its prime rate, whether or not publicly announced, which interest rate may or may not be the lowest rate charged by it for commercial loans or other extensions of credit; and (ii) the Federal Funds Effective Rate in effect from time to time, determined one Business Day in arrears, plus 1/2 of 1% per annum.

"Base Rate Loan" shall mean each Loan bearing interest at a rate based upon the Base Rate.

"Borrower" shall have the meaning provided in the first paragraph of this Agreement.

"Borrower Representative" shall mean Gibraltar Industries, Inc.

"Borrowing" shall mean the incurrence of Loans consisting of one Type of Loan, by the Borrower from all of the Lenders on a pro rata basis on a given date (or resulting from Conversions or Continuations on a given date), having in the case of Eurodollar Loans the same Interest Period.

"Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day that shall be in the city in which the Payment Office is located a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day that is a Business Day described in clause (i) and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

"Capital Distribution" shall mean a payment made, liability incurred or other consideration given as a dividend, return of capital, share repurchase or other distribution in respect of any Borrower's or any Subsidiary's capital stock or other equity interest other than a distribution in the form of additional capital stock.

"Capital Lease" as applied to any person shall mean any lease of any property (whether real, personal or mixed) by that person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that person.

"Capitalized Lease Obligations" shall mean all obligations under Capital Leases of the Borrowers or any of their Subsidiaries in each case taken at the amount thereof accounted for as liabilities identified as "capital lease obligations" (or any similar words) on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP.

"Cash Equivalents" shall mean any of the following:

(i)         securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than one year from the date of acquisition;

(ii)        Dollar denominated time deposits, certificates of deposit and bankers' acceptances of (x) any Lender or (y) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank, an "Approved Bank"), in each case with maturities of not more than three months from the date of acquisition;

(iii)       commercial paper issued by any Lender or Approved Bank or by the parent company of any Lender or Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short- term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within 90 days after the date of acquisition;

(iv)       fully collateralized repurchase agreements entered into with any Lender or Approved Bank having a term of not more than 30 days and covering securities described in clause (i) above;

(v)        investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iv) above;

(vi)       investments in money market funds access to which is provided as part of "sweep" accounts maintained with a Lender or an Approved Bank;

(vii)      investments in industrial development revenue bonds that (A) "re-set" interest rates not less frequently than quarterly, (B) are entitled to the benefit of a remarketing arrangement with an established  broker dealer, and (C) are supported by a direct pay letter of credit covering principal and accrued interest that is issued by an Approved Bank; and

(viii)      investments in pooled funds or investment accounts consisting of investments of the nature described in the foregoing clause (vii).

"CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. Section 9601 et seq.

"Change of Control" shall occur if:

(i)         during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Board of Directors of Gibraltar Industries, Inc. (together with any new directors (x) whose election by the Board of Directors of Gibraltar Industries, Inc. was, or (y) whose nomination for election by the shareholders of Gibraltar Industries, Inc. was (prior to the date of the proxy or consent solicitation relating to such nomination), approved by a vote of at least the majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved), shall cease for any reason to constitute a majority of the directors then in office; or

(ii)        any person or group (as such term is defined in Section 13(d)(3) of the 1934 Act), shall acquire, directly or indirectly, beneficial ownership (within the meaning of Rule 13d-3 and 13d-5 of the 1934 Act) of more than 50%, on a fully diluted basis, of the economic or voting interest in the capital stock of Gibraltar Industries, Inc.

"Charges" shall have the meaning provided in Section 12.23.

"Claims" shall have the meaning set forth in the definition of "Environmental Claims."

"Closing Date" shall mean the date upon which the conditions specified in Section 6.1 are satisfied.

"Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder. Section references to the Code are to the Code, as in effect at the Closing Date and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

"Co-Documentation Agents" shall have the meaning provided in the first paragraph of this Agreement and shall include any successors to any of the Co-Documentation Agents.

"Collateral" shall mean any collateral covered by any Security Document.

"Commitment"  shall mean, with respect to each Lender, the amount, if any, set forth opposite such Lender's name in Schedule 1 hereto as its "Commitment" as the same may be reduced or increased from time to time pursuant to Section 4.2, 4.3, 4.4 and/or 10.2.

"Commitment Percentage" shall mean, at any time for any Lender with a Commitment, the percentage obtained by dividing such Lender's Commitment by the Total Commitment, provided, that if the Total Commitment has been terminated, the Commitment Percentage for each Lender shall be determined by dividing such Lender's Commitment immediately prior to such termination by the Total Commitment immediately prior to such termination.

"Consideration" shall mean, in connection with an Acquisition, the aggregate consideration paid, including borrowed funds, cash, the issuance of securities or notes, the assumption or incurring of liabilities (direct or contingent), the payment of consulting fees or fees for a covenant not to compete and any other consideration paid for the purchase.

"Consolidated Capital Expenditures" shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events amounts expended or capitalized under Capital Leases and Synthetic Leases but excluding any amount representing capitalized interest) by the Borrowers and their Subsidiaries during that period that, in conformity with GAAP, are or are required to be included in the property, plant or equipment reflected in the consolidated balance sheet of the Borrowers and their Subsidiaries.

"Consolidated Depreciation and Amortization Expense" shall mean, for any period, all depreciation and amortization expenses of the Borrower and its Subsidiaries, all as determined for the Borrowers and their Subsidiaries on a consolidated basis in accordance with GAAP.

"Consolidated EBIT" shall mean, for any period, Consolidated Net Income for such period; plus (A) the sum of the amounts for such period included in determining such Consolidated Net Income of (i) Consolidated Interest Expense and (ii) Consolidated Income Tax Expense, provided that, notwithstanding anything to the contrary contained herein, the Borrowers' Consolidated EBIT for any Testing Period shall (x) include the appropriate financial items for any person or business unit that has been acquired by a Borrower for any portion of such Testing Period prior to the date of acquisition on a pro forma basis (but excluding anticipated operating synergies), and (y) exclude the appropriate financial items for any person or business unit that has been disposed of by a Borrower, for the portion of such Testing Period prior to the date of disposition, in the case of clauses (x) and (y), subject to the Administrative Agent's reasonable discretion and supporting documentation acceptable to the Administrative Agent.

"Consolidated EBITDA" shall mean, for any period, Consolidated Net Income for such period; plus (A) the sum of the amounts for such period included in determining such Consolidated Net Income of (i) Consolidated Interest Expense, (ii) Consolidated Income Tax Expense, (iii) Consolidated Depreciation and Amortization Expense, and (iv) extraordinary and other non-recurring non-cash losses and charges; less (B) gains on sales of assets and other extraordinary gains and other non-recurring gains; all as determined for the Borrowers and their Subsidiaries on a consolidated basis in accordance with GAAP; provided that, notwithstanding anything to the contrary contained herein, the Borrowers' Consolidated EBITDA for any Testing Period shall (x) include the appropriate financial items for any person or business unit that has been acquired by a Borrower for any portion of such Testing Period prior to the date of acquisition on a pro forma basis (but excluding anticipated operating synergies), and (y) exclude the appropriate financial items for any person or business unit that has been disposed of by a Borrower, for the portion of such Testing Period prior to the date of disposition, in the case of clauses (x) and (y), subject to the Administrative Agent's reasonable discretion and supporting documentation acceptable to the Administrative Agent.

"Consolidated Income Tax Expense" shall mean, for any period, all provisions for taxes based on the net income of the Borrowers or any of their Subsidiaries (including, without limitation, any additions to such taxes, and any penalties and interest with respect thereto), all as determined for the Borrowers and their Subsidiaries on a consolidated basis in accordance with GAAP.

"Consolidated Interest Expense" shall mean, for any period, total interest expense (including that which is capitalized, that which is attributable to Capital Leases or Synthetic Leases and the pre-tax equivalent of dividends payable on Redeemable Stock) of the Borrowers and their Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Borrowers and their Subsidiaries including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under Hedge Agreements.

"Consolidated Net Income" shall mean for any period, the net income (or loss) of the Borrowers and their Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP.

"Consolidated Net Rent Expense" shall mean, for any period, the total amount of rent or similar obligations required to be paid during such period by the Borrowers or any of their Subsidiaries in respect of Operating Leases, as determined on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP.

"Consolidated Net Worth" shall mean at any time for the determination thereof all amounts that, in conformity with GAAP, would be included under the caption "total stockholders' equity" (or any like caption) on a consolidated balance sheet of the Borrower as at such date, provided that in no event shall Consolidated Net Worth include any amounts in respect of Redeemable Stock.

"Consolidated Senior Funded Debt" shall mean the Consolidated Total Funded Debt exclusive of Subordinated Indebtedness.

"Consolidated Total Funded Debt" shall mean the sum (without duplication) of all Indebtedness of the Borrowers and each of their Subsidiaries for borrowed money, all as determined on a consolidated basis.

"Continue," "Continuation" and "Continued" each refers to a continuation of Eurodollar Loans for an additional Interest Period as provided in Section 2.2.

"Convert", "Conversion" and "Converted" each refers to a conversion of Loans of one Type into Loans of another Type, pursuant to Section 2.2 or 2.6(b).

"Credit Documents" shall mean this Agreement, the Notes, the Subsidiary Guaranty, the Security Documents and any Letter of Credit Document.

"Credit Event" shall mean any Borrowing, Conversion or Continuation or the issuance of any Letter of Credit or amendment to any Letter of Credit Document that increases the stated Amount of any Letter of Credit, or renews or extends the expiry date of any Letter of Credit.

"Credit Party" shall mean any of the Borrowers and each Subsidiary Guarantor.

"Default" shall mean any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

"Defaulting Lender" shall mean any Lender with, respect to which a Lender Default is in effect.

"Designated Hedge Agreement" shall mean any Hedge Agreement to which a Borrower or any of its Subsidiaries is a party and as to which a Lender or any of its Affiliates is a counterparty that, pursuant to a written instrument signed by the Administrative Agent, has been designated as a Designated Hedge Agreement so that the Borrower's or Subsidiaries' counterparty's credit exposure thereunder will be entitled to share in the benefits of the Subsidiary Guaranty and the Security Documents to the extent the Subsidiary Guaranty and such Security Documents provide guarantees or security for creditors of a Borrower or any Subsidiary under Designated Hedge Agreements.  Notwithstanding the foregoing, any Hedge Agreement relating to any Indebtedness of a Borrower under this Agreement shall be deemed to be a Designated Hedge Agreement without the need for a written instrument signed by the Administrative Agent.

"Dollars" and the sign "$" each means lawful money of the United States.

"Domestic Subsidiary" shall mean any Subsidiary organized under the laws of the United States of America, any State thereof, the District of Columbia, or any United States possession.

"Eligible Assignee" means (a) a Lender (other than a Defaulting Lender), (b) an Affiliate of a Lender (other than a Defaulting Lender), (c) an Approved Fund, and (d) any other person (other than a natural person) approved by (i) the Administrative Agent, (ii) each Letter of Credit Issuer, and (iii) unless an Event of Default has occurred and is continuing, the Borrower Representative (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include any Borrower or any of the Borrowers' Affiliates or Subsidiaries.

"Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued under any such law (hereafter "Claims"), including, without limitation, (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the storage, treatment or Release (as defined in CERCLA) of any Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

"Environmental Law" shall mean any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy and rule of common law now or hereafter in effect and in each case as amended, and any binding and enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment issued to or rendered against a Borrower or any of its Subsidiaries relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. Section 2601 et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq., the Hazardous Material Transportation Act, 49 U.S.C. Section 1801 et seq. and the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the Closing Date and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

"ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA), which together with a Borrower or a Subsidiary of the Borrowers, would be deemed to be a "single employer" (i) within the meaning of Section 414(b), (c), (m) or (o) of the Code or (ii) as a result of a Borrower or a Subsidiary of a Borrower being or having been a general partner of such person.

"Eurodollar Loans" shall mean each Loan bearing interest at a rate based on the Adjusted Eurodollar Rate.

"Event of Default" shall have the meaning provided in Section 10.1.

"Event of Loss" shall mean, with respect to any property, (i) the actual or constructive total loss of such property or the use thereof, resulting from destruction, damage beyond repair, or the rendition of such property permanently unfit for normal use from any casualty or similar occurrence whatsoever, (ii) the destruction or damage of a portion of such property from any casualty or similar occurrence whatsoever under circumstances in which such damage cannot reasonably be expected to be repaired, or such property cannot reasonably be expected to be restored to its condition immediately prior to such destruction or damage, within 90 days after the occurrence of such destruction or damage, (iii) the condemnation, confiscation or seizure of, or requisition of title to or use of, any property, or (iv) in the case of any property located upon a Leasehold, the termination or expiration of such Leasehold if such termination is likely to materially impair the Agent's access to any material portion of the Collateral.

"Excluded Subsidiaries" shall mean GIT Ltd., Gibraltar Construction Products, Inc. and GSC Flight Service, Inc.

"Exemption Certificate" shall have the meaning provided in Section 5.4(b).

"Existing Credit Agreement" shall mean that certain Fourth Amended and Restated Senior Secured Credit Agreement, dated as of June 28, 2002, among the Borrower, the lenders party thereto, and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), as Agent, as amended.

"Existing Letters of Credit" shall mean, collectively, the Letters of Credit issued by JPMorgan Chase Bank, N.A. listed on Schedule 1-C for the account of a Borrower.

"Facility" shall mean the credit facility evidenced by the Total Commitment.

"Facility Fees" shall have the meaning provided in Section 4.1(a).

"Facility Termination Date" shall mean the earlier of (i) April 1, 2010, or (ii) the date that the Total Commitment is terminated pursuant to Section 10.2 hereof.

"Federal Funds Effective Rate" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

"Fees" shall mean all amounts payable pursuant to, or referred to in, Section 4.1, together with any other fees payable pursuant to this Agreement or any other Credit Document.

"Financial Statement Due Date" shall mean each date by which quarterly financial statements are required to be delivered pursuant to Section 8.1(b).

"Foreign Subsidiary" shall mean any Subsidiary that is not a Domestic Subsidiary.

"Fronting Fee" shall have the meaning provided in Section 4.1(c).

"GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time.

"Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

"Guaranty Obligations" shall mean as to any person (without duplication) any obligation of such person guaranteeing any Indebtedness ("Primary Indebtedness") of any other person (the "Primary Obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such person, whether or not contingent, (a) to purchase any such Primary Indebtedness or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such Primary Indebtedness or (ii) to maintain working capital or equity capital of the Primary Obligor or otherwise to maintain the net worth or solvency of the Primary Obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such Primary Indebtedness of the ability of the Primary Obligor to make payment of such Primary Indebtedness, or (d) otherwise to assure or hold harmless the owner of such Primary Indebtedness against loss in respect thereof; provided, however, that the Guaranty Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the Primary Indebtedness (or stated portion thereof) in respect of which such Guaranty Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such person in good faith.

"Hazardous Materials" shall mean (i) any petrochemical or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; and (ii) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "restricted hazardous materials," "extremely hazardous wastes," "restrictive hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar meaning and regulatory effect, under any applicable Environmental Law.

"Hedge Agreement" shall mean (i) any interest rate swap agreement, any interest rate cap agreement, any interest rate collar agreement or other similar agreement or arrangement designed to protect against fluctuations in interest rates, and (ii) any currency swap agreement, forward currency purchase agreement or similar agreement or arrangement designed to protect against fluctuations in currency exchange rates.

"Indebtedness" of any person shall mean without duplication (i) all indebtedness of such person for borrowed money; (ii) all bonds, notes, debentures and similar debt securities of such person; (iii) the deferred purchase price of capital assets or services that in accordance with GAAP would be shown on the liability side of the balance sheet of such person; (iv) the face amount of all letters of credit issued for the account of such person and, without duplication, all drafts drawn thereunder; (v) all obligations, contingent or otherwise, of such person in respect of bankers' acceptances; (vi) all Indebtedness of a second person secured by any Lien on any property owned by such first person, whether or not such indebtedness has been assumed; (vii) all Capitalized Lease Obligations of such person; (viii) the present value, determined on the basis of the implicit interest rate, of all basic rental obligations under all Synthetic Leases of such person; (ix) all obligations of such person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take-or-pay and similar obligations; (x) all net obligations of such person under Hedge Agreements; (xi) the full outstanding balance of trade receivables, notes or other instruments sold with full recourse (and the portion thereof subject to potential recourse, if sold with limited recourse), other than in any such case any thereof sold solely for purposes of collection of delinquent accounts; (xii) the stated value, or liquidation value if higher, of all Redeemable Stock of such person; and (xiii) all Guaranty Obligations of such person (without duplication under clause (vi)); provided, however that (x) neither trade payables nor other similar accrued expenses, in each case arising in the ordinary course of business, nor obligations in respect of insurance policies or performance or surety bonds that themselves are not guarantees of Indebtedness (nor drafts, acceptances or similar instruments evidencing the same nor obligations in respect of letters of credit supporting the payment of the same), shall constitute Indebtedness; and (y) the Indebtedness of any person shall in any event include (without duplication) the Indebtedness of any other entity (including any general partnership in which such person is a general partner) to the extent such person is liable thereon as a result of such person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide expressly that such person is not liable thereon.

"Interest Coverage Ratio" shall mean, for any Testing Period, the ratio of (i) Consolidated EBIT to (ii) Consolidated Interest Expense, in each case on a consolidated basis for the Borrowers and their Subsidiaries for the Testing Period.

"Interest Period" shall mean, with respect to each Eurodollar Loan, a period of one, two, three or six months as selected by the Borrower Representative, provided that (i) the initial Interest Period for any Borrowing of Eurodollar Loans shall commence on the date of such Borrowing (the date of a Borrowing resulting from a Conversion or Continuation shall be the date of such Conversion or Continuation) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires; (ii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month; (iii) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day; (iv) no Interest Period for any Eurodollar Loan may be selected that would end after the Facility Termination Date; and (v) if, upon the expiration of any Interest Period, the Borrower has failed to (or may not) elect a new Interest Period to be applicable to the respective Borrowing of Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to Convert such Borrowing to a Base Rate Loan effective as of the expiration date of such current Interest Period.

"Investment" shall mean (i) any direct or indirect purchase or other acquisition by the Borrowers or any of their Subsidiaries of any of the capital stock or other equity interest of any other person (other than a person that is, or after giving effect to such purchase or acquisition would be, a Subsidiary Guarantor), including any partnership or joint venture interest in such person; or (ii) any loan or advance to, guarantee or assumption of debt or purchase or other acquisition of any other debt of, any person (other than a person that is, or after giving effect to such loan, advance or capital contribution would be, a Subsidiary Guarantor), by the Borrowers or any of their Subsidiaries.

"KeyBank" shall mean KeyBank National Association, a national banking association, together with its successors and assigns.

"Leaseholds" of any person means all the right, title and interest of such person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

"Lender" shall have the meaning provided in the first paragraph of this Agreement, and shall include any Lender that becomes a party hereto pursuant to Section 12.4(c).

"Lender Default" shall mean (i) the refusal (which has not been retracted) of a Lender in violation of the requirements of this Agreement to make available its portion of any incurrence of Loans or Mandatory Borrowing or to fund its portion of any unreimbursed payment under Section 3.4(c) or (ii) a Lender having notified the Administrative Agent that it does not intend to comply with the obligations under Section 2.1, Section 2.8 and/or Section 3.4(c), in the case of either (i) or (ii) as a result of the appointment of a receiver or conservator with respect to such Lender at the direction or request of any regulatory agency or authority.

"Lender Register" shall have the meaning provided in Section 12.15.

"Letter of Credit" shall have the meaning provided in Section 3.1(a).

"Letter of Credit Commitment Amount" shall mean $25,000,000.

"Letter of Credit Documents" shall have the meaning specified in Section 3.2(a).

"Letter of Credit Fee" shall have the meaning provided in Section 4.1(b).

"Letter of Credit Issuer" shall mean (i) KeyBank or any of its Affiliates, (ii) JPMorgan Chase Bank, N.A., with respect to the Existing Letters of Credit; or (iii) if KeyBank is unable or unwilling to issue any given Letter of Credit, such other Lender that is requested, and agrees, to so act by the Borrower, and is approved by the Required Lenders.

"Letter of Credit Obligor" shall have the meaning provided in Section 3.1(a).

"Letter of Credit Outstandings" shall mean, at any time, the sum, without duplication, of (i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the aggregate amount of all Unpaid Drawings.

"Letter of Credit Request" shall have the meaning provided in Section 3.2(a).

"Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

"Loan" and "Loans" shall have the meanings provided in Section 2.1.

"Mandatory Borrowing" shall have the meaning provided in Section 2.8.

"Margin Stock" shall have the meaning provided in Regulation U.

"Material Adverse Effect" shall mean any or all of the following: (i) any material adverse effect on the business, operations, property, assets, liabilities, financial or other condition, or prospects of, the Borrowers or the Borrowers and their Subsidiaries, taken as a whole; (ii) any material adverse effect on the ability of any Borrower or any other material Credit Party to perform any of its obligations under the Credit Documents to which it is a party; (iii) any material adverse effect on the ability of the Borrowers and their Subsidiaries, taken as a whole, to pay their liabilities and obligations as they mature or become due; or (iv) any material adverse effect on the validity, effectiveness or enforceability, as against any Credit Party, of any of the Credit Documents to which it is a party.

"Maximum Rate" shall have the meaning provided in Section 12.23.

"Minimum Borrowing Amount" shall mean, with respect to Base Rate Loans, $1,000,000, with minimum increments thereafter of $500,000, and with respect to Eurodollar Loans, $5,000,000, with minimum increments thereafter of $1,000,000.

"Moody's" shall mean Moody's Investors Service, Inc. and its successors.

"Multiemployer Plan" shall mean a multiemployer plan, as defined in Section 4001(a)(3) of ERISA to which any Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions or has within any of the preceding three plan years made or accrued an obligation to make contributions.

"Multiple Employer Plan" shall mean an employee benefit plan, other than a Multiemployer Plan, to which the Borrower or any ERISA Affiliate, and one or more employers other than the Borrowers or an ERISA Affiliate, is making or accruing an obligation to make contributions or, in the event that any such plan has been terminated, to which any Borrower or an ERISA Affiliate made or accrued an obligation to make contributions during any of the five plan years preceding the date of termination of such plan.

"Net Worth" shall mean, as of the last day of any fiscal quarter of the Borrowers, all amounts which should be included under shareholders' equity on a balance sheet of an entity, determined in accordance with GAAP, in each case on a consolidated basis for the Borrowers and their Subsidiaries as of the last day of any fiscal quarter of the Borrowers.

"1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

"Non-Defaulting Lender" shall mean each Lender other than a Defaulting Lender.

"Note" and "Notes" shall have the meanings provided in Section 2.4(d).

"Notice of Borrowing, Continuation or Conversion" shall have the meaning provided in Section 2.2(b).

"Notice Office" shall mean the office of the Administrative Agent set forth on Schedule 1-B.

"Obligations" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing by any Borrower or any other Credit Party to the Administrative Agent, any Lender or any Letter of Credit Issuer pursuant to the terms of this Agreement or any other Credit Document (including, but not limited to, interest and fees that accrue after the commencement by or against any Credit Party of any insolvency proceeding, regardless of whether such interest and fees are allowed claims in such proceeding).

"Operating Lease" as applied to any person shall mean any lease of any property (whether real, personal or mixed) by that person as lessee that, in conformity with GAAP, is not accounted for as a Capital Lease on the balance sheet of that person.

"Participant" shall have the meaning provided in Section 3.4(a).

"Payment Office" shall mean the office of the Administrative Agent set forth on Schedule 1-B.

"PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

"Permitted Acquisition" shall mean and include any Acquisition as to which all of the following conditions are satisfied:

(i)         such Acquisition involves a line or lines of business that will not substantially change the general nature of the business in which the Borrowers and their Subsidiaries, considered as an entirety, are engaged on the Closing Date.

(ii)        no Default or Event of Default shall exist prior to or immediately after giving effect to such Acquisition;

(iii)       the Borrowers would, after giving effect to such Acquisition, on a  pro forma basis, be in compliance with the financial covenants set forth in Section 9.7;

(iv)       the Borrowers would, after giving effect to such Acquisition, on a pro forma basis, have Post-Acquisition Liquidity of no less than $25,000,000; and

(v)        at least five Business Days prior to the completion of such Acquisition, the Borrowers shall have delivered to the Administrative Agent and the Lenders (A) in the case of any Acquisition in which the aggregate Consideration to be paid is in excess of $5,000,000 (or in the case of any Acquisition in which the Consideration to be paid, together with the aggregate Consideration paid in connection with all other Permitted Acquisitions made during the same fiscal quarter as such Acquisition, is in excess of the aggregate amount of $5,000,000), a certificate of an Authorized Officer of the Borrower Representative demonstrating, in reasonable detail, the computation of the financial covenants referred to in Section 9.7 on a pro forma basis as of the most recently ended fiscal quarter, and (B) in the case of any Acquisition in which the aggregate Consideration is in excess of $10,000,000, historical financial statements relating to the business or person to be acquired, financial projections relating to the Borrowers and their Subsidiaries after giving effect to such Acquisition and such other information as the Administrative Agent may reasonably request.

"Permitted Lien" shall mean any Lien permitted by Section 9.3.

"Person" shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other entity or any government or political subdivision or any agency, department or instrumentality thereof.

"Plan" shall mean any multiemployer or single-employer plan, as defined in Section 4001 of ERISA, that is maintained or contributed to by (or to which there is an obligation to contribute by) a Borrower or a Subsidiary of a Borrower or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which a Borrower, or a Subsidiary of a Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

"Post-Acquisition Liquidity" shall mean the sum of Unutilized Total Commitment and any unencumbered cash balances of the Borrowers and their Subsidiaries.

"Primary Indebtedness" shall have the meaning provided in the definition of "Guaranty Obligations."

"Primary Obligor" shall have the meaning provided in the definition of "Guaranty Obligations."

"Prohibited Transaction" shall mean a transaction with respect to a Plan that is prohibited under Section 4975 of the Code or Section 406 of ERISA and not exempt under Section 4975 of the Code or Section 408 of ERISA.

"RCRA" shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. Section 6901 et seq.

"Real Property" of any person shall mean all of the right, title and interest of such person in and to land, improvements and fixtures, including Leaseholds.

"Redeemable Stock" shall mean with respect to any person any capital stock or similar equity interests of such person that:  (i) is by its terms subject to mandatory redemption, in whole or in part, pursuant to a sinking fund, scheduled redemption or similar provisions, at any time prior to the Facility Termination Date; or (ii) otherwise is required to be repurchased or retired on a scheduled date or dates, upon the occurrence of any event or circumstance, at the option of the holder or holders thereof, or otherwise, at any time prior to the Facility Termination Date, other than any such repurchase or retirement occasioned by a "change of control" or similar event.

"Reference Banks" shall mean (i) KeyBank and (ii) any other Lender or Lenders selected as a Reference Bank by the Administrative Agent.

"Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

"Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

"Related Parties" shall mean, with respect to any person, such person's Affiliates and the directors, officers, employees, agents and advisors of such person and of such Affiliate.

"Reportable Event" shall mean an event described in Section 4043 of ERISA or the regulations thereunder with respect to a Plan, other than those events as to which the notice requirement is waived under subsections .22, .23, .25, .27, .28, .29, .30, .31, .32, .34, .35, .62, .63, .64, .65 or .67 of PBGC Regulation Section 4043.

"Required Lenders" shall mean Non-Defaulting Lenders whose outstanding Loans and Unutilized Commitments constitute at least 51% of the sum of the total outstanding Loans and Unutilized Commitments of Non-Defaulting Lenders.

"Sale and Lease-Back Transaction" shall mean any arrangement with any person providing for the leasing by a Borrower or any Subsidiary of a Borrower of any property (except for temporary leases for a term, including any renewal thereof, of not more than one year and except for leases between a Borrower and a Subsidiary or between Subsidiaries), which property has been or is to be sold or transferred by a Borrower or such Subsidiary to such person.

"S&P" shall mean Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., and its successors.

"SEC" shall mean the United States Securities and Exchange Commission.

"SEC Regulation D" shall mean Regulation D as promulgated under the Securities Act of 1933, as amended, as the same may be in effect from time to time.

"Security Agreement" shall have the meaning provided in Section 6.1(d).

"Security Documents" shall mean the Security Agreement, and each other document pursuant to which any Lien or security interest (i) is granted by any Credit Party to the Administrative Agent for the benefit of the Lenders or Administrative Agent or (ii) is perfected, in each case as security for any of the Obligations.

"Senior Funded Debt to EBITDA Ratio" shall mean, for any Testing Period, the ratio of (i) Consolidated Senior Funded Debt to (ii) Consolidated EBITDA, in each case on a consolidated basis for the Borrowers and their Subsidiaries for such Testing Period.

"Share Repurchase" shall mean the purchase, acquisition, repurchase, redemption or retirement by a Borrower or any of its Subsidiaries of any issued and outstanding capital stock or other equity interests of a Borrower or any of its Subsidiaries except as required pursuant to any Plan.

"Standard Permitted Liens" shall mean the following:

(i)         Liens for taxes not yet delinquent or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves in accordance with GAAP have been established;

(ii)        Liens in respect of property or assets imposed by law that were incurred in the ordinary course of business, such as carriers', warehousemen's, materialmen's and mechanics' Liens and other similar Liens arising in the ordinary course of business, that do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrower or any Subsidiary and do not secure any Indebtedness;

(iii)       Liens created by this Agreement or the other Credit Documents;

(iv)       Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 10.1(g);

(v)        Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; and Liens to secure the performance of tenders, statutory obligations, contract bids, government contracts, performance and return-of-money bonds and other similar obligations, incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money), whether pursuant to statutory requirements, common law or consensual arrangements;

(vi)       Leases or subleases granted in the ordinary course of business to others not interfering in any material respect with the business of the Borrowers or any of their Subsidiaries and any interest or title of a lessor under any lease not in violation of this Agreement;

(vii)      Easements, rights-of-way, zoning or other restrictions, charges, encumbrances, defects in title, prior rights of other persons, and obligations contained in similar instruments, in each case that do not involve, and are not likely to involve at any future time, either individually or in the aggregate, (A) a substantial and prolonged interruption or disruption of the business activities of the Borrowers and their Subsidiaries, or (B) a Material Adverse Effect;

(viii)      Liens arising from the rights of lessors under leases (including financing statements regarding property subject to lease) permitted pursuant to this Agreement, provided that such Liens are only in respect of the property subject to, and secure only, the respective lease (and any other lease with the same or an affiliated lessor); and

(ix)       Rights of consignors of goods, whether or not perfected by the filing of a financing statement under the UCC.

"Stated Amount" of each Letter of Credit shall mean the maximum amount available to be drawn thereunder (regardless of whether any conditions or other requirements for drawing could then be met).

"Subordinated Indebtedness" shall mean any Indebtedness that has been subordinated to the Obligations in such manner and to such extent as the Administrative Agent (acting on instructions from the Required Lenders) may require.

"Subsidiary" of any person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such person directly or indirectly through Subsidiaries, and (ii) any partnership, limited liability company, association, joint venture or other entity in which such person directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time or in which the Borrowers, one or more other subsidiaries of the Borrowers or the Borrowers and one or more Subsidiaries of the Borrowers, directly or indirectly, has the power to direct the policies, management and affairs thereof; provided, however, that notwithstanding the foregoing, an Excluded Subsidiary shall not be deemed a Subsidiary of the Borrowers hereunder unless or until such Excluded Subsidiary is required to become a Subsidiary Guarantor pursuant to Section 8.10 hereof.  Unless otherwise expressly provided, all references herein to "Subsidiary" shall mean a Subsidiary of the Borrowers.

"Subsidiary Guarantor" shall mean any Subsidiary that is a party to the Subsidiary Guaranty.

"Subsidiary Guaranty" shall have the meaning provided in Section 6.1(d).

"Swingline Lender" shall mean KeyBank National Association, and shall include any successor to the Swingline Lender.

"Swingline Loan" and "Swingline Loans"  shall have the meanings provided in Section 2.8.

"Swingline Loan Rate" shall mean, for the applicable Swingline Loan, a rate equal to the Swingline Lender's cost of funds on the Business Day on which the Swingline Loan is made plus the Applicable Margin for Eurodollar Loans.

"Swingline Loan Maturity Date" shall mean the last day of the period for which a particular Swingline Loan is outstanding as selected by a Borrower, provided, however, in no event shall such period exceed 14 days or exceed the Facility Termination Date.

"Syndication Agent" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Syndication Agent.

"Synthetic Lease" shall mean any lease (i) that is accounted for by the lessee as an Operating Lease, and (ii) under which the lessee is intended to be the "owner" of the leased property for Federal income tax purposes.

"Taxes" shall have the meaning provided in Section 5.4(a).

"Testing Period" shall mean for any determination a single period consisting of the four consecutive fiscal quarters of the Borrowers then last ended (whether or not such quarters are all within the same fiscal year), except that if a particular provision of this Agreement indicates that a Testing Period shall be of a different specified duration, such Testing Period shall consist of the particular fiscal quarter or quarters then last ended that are so indicated in such provision.

"Total Commitment" shall mean the aggregate amount of the Commitments of the Lenders, as such commitment may be increased pursuant to Section 4.4 or decreased pursuant to the terms of this Agreement.  The amount of the Total Commitment on the Closing Date is $250,000,000.

"Total Funded Debt to EBITDA Ratio" shall mean, for any Testing Period, the ratio of (i) Consolidated Total Funded Debt to (ii) Consolidated EBITDA, in each case on a consolidated basis for the Borrowers and their Subsidiaries for such Testing Period.

"Type" shall mean any type of Loan determined with respect to the interest option applicable thereto, i.e., a Base Rate Loan or a Eurodollar Loan.

"UCC" shall mean the Uniform Commercial Code as in effect from time to time.  Unless otherwise specified, the UCC shall refer to the UCC as in effect in the State of New York.

"Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 87, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan.

"United States" and "U.S." each means United States of America.

"Unpaid Drawing" shall have the meaning provided in Section 3.3(a).

"Unutilized Commitment" for any Lender at any time shall mean the excess of (i) such Lender's Commitment at such time over (ii) the sum of (x) the principal amount of Loans made by such Lender and outstanding at such time and (y) such Lender's Commitment Percentage of Letter of Credit Outstandings at such time.

"Unutilized Total Commitment" shall mean, at any time, the excess of (i) the Total Commitment at such time over (ii) the sum of (x) the aggregate principal amount of all Loans and Swingline Loans then outstanding plus (y) the aggregate Letter of Credit Outstandings at such time.

"USA Patriot Act" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act) Act of 2001.

1.2       Computation of Time Periods.  In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding" and the word "through" means "through and including."

1.3       Accounting Terms.  Except as otherwise specifically provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time.

1.4       Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation."  The word "will" shall be construed to have the same meaning and effect as the word "shall."  Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any person shall be construed to include such person's successors and assigns, (c) the words "herein," "hereof" and "hereunder," and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections, Schedules and Exhibits shall be construed to refer to Sections of, and Schedules and Exhibits to, this Agreement, and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all real property, tangible and intangible assets and properties, including cash, securities, accounts and contract rights, and interests in any of the foregoing.

ARTICLE II.
AMOUNT AND TERMS OF LOANS

2.1       Loans.  Subject to and upon the terms and conditions herein set forth, each Lender severally agrees to make a loan or loans (each a "Loan" and, collectively, the "Loans") to the Borrowers, which Loans shall be drawn, to the extent such Lender has a Commitment, as hereinafter provided.  Loans (i) may be incurred by the Borrowers at any time from the Closing Date until the Facility Termination Date; (ii) except as otherwise provided, may, at the option of the Borrower, be incurred and maintained as, or Converted into, Loans that are Base Rate Loans or Eurodollar Loans, in each case denominated in Dollars, provided that all Loans made as part of the same Borrowing shall, unless otherwise specifically provided herein, consist of Loans of the same Type; (iii) may be repaid or prepaid and re-borrowed in accordance with the provisions hereof; and (iv) shall not exceed for any Lender at any time outstanding that aggregate principal amount that, when added to the product at such time of (A) such Lender's Commitment Percentage, times (B) the aggregate Letter of Credit Outstandings plus the aggregate outstanding principal of the Swingline Loans, equals the Commitment of such Lender at such time.  In addition, no Loans shall be incurred at any time if, after giving effect thereto, the Borrowers would be required to prepay Loans in accordance with Section 5.2(b).

2.2       Borrowing, Continuation or Conversion of Loans.

(a)        Borrowings, Continuations and Conversions.  The Borrowers may, in accordance with the provisions set forth in this Section and subject to the other terms and conditions of this Agreement, (i) request Borrowings, (ii) Convert all or a portion of the outstanding principal amount of Loans of one Type into a Borrowing or Borrowings of another Type of Loans that can be made pursuant to the Facility and (iii) Convert a Borrowing of Eurodollar Loans at the end of the applicable Interest Period as a new Eurodollar Loan with a new Interest Period, provided that (A) any Conversion of Eurodollar Loans into Base Rate Loans shall be made on, and only on, the last day of an Interest Period for such Eurodollar Loans, (B) Base Rate Loans may only be Converted into Eurodollar Loans if no Default under Section 10.1(a) or Event of Default is in existence on the date of the Conversion unless the Required Lenders otherwise agree, and (C) Base Rate Loans may not be Converted into Eurodollar Loans during any period when such Conversion is not permitted under Section 2.6.

(b)        Notice of Borrowings, Continuation and Conversion.  Each Borrowing, Continuation or Conversion of a Loan shall be made upon notice in the form provided for below, which notice shall be provided by the Borrower Representative to the Administrative Agent at its Notice Office not later than (i) in the case of each Borrowing or Continuation of or Conversion into a Eurodollar Loan, 12:00 noon (local time at its Notice Office) at least three Business Days' prior to the date of such Borrowing, Continuation or Conversion, and (ii) in the case of each Borrowing of or Conversion to a Base Rate Loan, 12:00 noon (local time at its Notice Office) on the proposed date of such Borrowing or Conversion.  Each such request shall be made by an Authorized Officer of the Borrower Representative delivering written notice of such request substantially in the form of Exhibit B hereto (each such notice, a "Notice of Borrowing, Continuation or Conversion") or by telephone (to be confirmed immediately in writing by delivery by an Authorized Officer of a Notice of Borrowing, Continuation or Conversion), and in any event each such request shall be irrevocable and shall specify (A) the aggregate principal amount of the Loans to be made (which shall be at least the Minimum Borrowing Amount) pursuant to such Borrowing or, if applicable, the Borrowings to be Continued or Converted, (B) the date of the Borrowing, Continuation or Conversion (which shall be a Business Day), (C) whether the Borrowing will consist of Base Rate Loans or Eurodollar Loans or, in the case of a Continuation or Conversion, the Loans to be Continued or Converted, and (D) if applicable, the initial Interest Period thereto or, in the case of a Continuation, the new Interest Period.  Without in any way limiting the obligation of the Borrower Representative to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Administrative Agent in good faith to be from an Authorized Officer of the Borrower Representative entitled to give telephonic notices under this Agreement on behalf of the Borrower. In each such case, the Administrative Agent's record of the terms of such telephonic notice shall be conclusive absent manifest error.

(c)        Minimum Borrowing Amount.  The aggregate principal amount of each Borrowing by the Borrowers shall not be less than the Minimum Borrowing Amount.  No partial Conversion of a Borrowing of Eurodollar Loans shall reduce the outstanding principal amount of the Eurodollar Loans made pursuant to such Borrowing to less than the Minimum Borrowing Amount applicable thereto.

(d)        Maximum Borrowings.  More than one Borrowing may be incurred by the Borrowers on any day, provided that (i) if there are two or more Borrowings on a single day by the Borrowers that consist of Eurodollar Loans, each such Borrowing shall have a different initial Interest Period, and (ii) at no time shall there be more than six Borrowings of Eurodollar Loans outstanding hereunder.

(e)        Notice to Lenders. The Administrative Agent shall promptly give each Lender written notice (or telephonic notice promptly confirmed in writing) of (i) each proposed Borrowing, (ii) such Lender's proportionate share thereof and (iii) the other matters covered by the Notice of Borrowing, Continuation or Conversion relating thereto.

2.3       Pro Rata Borrowings; Disbursement of Funds.

(a)        Loans to be Made Pro Rata.  The obligation of each Lender to make Loans hereunder and the Commitment of each Lender are several and not joint obligations.  All Borrowings shall be made by the Lenders pro rata on the basis of their respective Commitments. It is understood that no Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its Commitment.

(b)        Funding of Loans.  No later than 2:00 P.M. (local time at the Payment Office) on the date specified in each Notice of Borrowing, Continuation or Conversion, each Lender will make available its pro rata share, if any, of each Borrowing requested to be made on such date in the manner provided below.  All amounts shall be made available to the Administrative Agent in Dollars and immediately available funds at the Payment Office and the Administrative Agent shall promptly make available to the Borrower Representative by depositing to its account at the Payment Office the aggregate of the amounts so made available in the type of funds received.

(c)        Advance Funding.  Unless the Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrowers a corresponding amount.  If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made available same to the Borrowers, the Administrative Agent shall be entitled to recover such corresponding amount from such Lender.  If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower Representative, and the Borrowers shall immediately pay such corresponding amount to the Administrative Agent.  The Administrative Agent shall also be entitled to recover from such Lender or the Borrowers, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrowers to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (x) if paid by such Lender, the overnight Federal Funds Effective Rate or (y) if paid by the Borrowers, the then applicable rate of interest, calculated in accordance with Section 2.5, for the respective Loans (but without any requirement to pay any amounts in respect thereof pursuant to Section 2.7).

(d)        Rights Not Prejudiced.  Nothing herein and no subsequent termination of the Commitments pursuant to Section 4.2 or 4.3 shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder and in existence from time to time or to prejudice any rights that the Borrowers may have against any Lender as a result of any default by such Lender hereunder.

2.4       Evidence of Obligations.

(a)        Loan Accounts of Lenders.  The Obligations of the Borrowers owing to each Lender hereunder shall be evidenced by, and each Lender shall maintain in accordance with its usual practice, an account or accounts established by such Lender, which account or accounts shall include the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(b)        Loan Accounts of Administrative Agent.  The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof, and the Interest Period and applicable interest rate if such Loan is a Eurodollar Loan, (ii) the amount of any principal due and payable or to become due and payable from the Borrowers to each Lender hereunder, and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

(c)        Effect of Loan Accounts, etc.  The entries made in the accounts maintained pursuant to Section 2.4(a) and (b) shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay or prepay the Loans or any such other amounts in accordance with the terms of this Agreement.

(d)        Notes.  Upon request of any Lender, the Borrowers' obligation to pay the principal of, and interest on, the Loans made to it by each Lender shall be evidenced by a joint and several promissory note of the Borrowers substantially in the form of Exhibit A with blanks appropriately completed in conformity herewith (each a "Note" and, collectively, the "Notes"), provided that the decision of any Lender to not request a Note shall in no way detract from the Borrowers' obligation to repay the Loans and other amounts owing by the Borrowers to such Lender.  Any Note issued by the Borrowers to a Lender shall:  (i) be executed by the Borrowers; (ii) be payable to the order of such Lender and be dated as of the Closing Date (or in the case of any Note issued in connection with an Assignment Agreement, the effective date of such Assignment Agreement); (iii) be payable in the principal amount of Loans evidenced thereby; (iv) mature on the Facility Termination Date; (v) bear interest as provided in Section 2.5 in respect of the Base Rate Loans or Eurodollar Loans, as the case may be, evidenced thereby; (vi) be subject to mandatory prepayment as provided in Section 5.2; and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

2.5       Interest.

(a)        Interest on Base Rate Loans.  During such periods as a Loan is a Base Rate Loan, it shall bear interest at a fluctuating rate per annum that shall at all times be equal to the Base Rate in effect from time to time plus the Applicable  Margin in effect from time to time for such Loan.

(b)        Interest on Eurodollar Loans.  During such periods as a Loan is a Eurodollar Loan, it shall bear interest at a rate per annum that shall at all times during an Interest Period therefor be the relevant Adjusted Eurodollar Rate for such Eurodollar Loan for such Interest Period plus the Applicable Margin in effect from time to time for such Loan.

(c)        Default Interest.  Notwithstanding the above provisions, if a Default under Section 10.1(a) or Event of Default is in existence, all outstanding amounts of principal and, to the extent permitted by law, all overdue interest, in respect of each Loan and each Swingline Loan shall bear interest, payable on demand by the Administrative Agent, at a rate per annum equal to 2% per annum above the interest rate that is or would be applicable from time to time pursuant to Section 2.5(a) or 2.8(c), as applicable, which shall be set based on the highest Applicable Margin. If any amount (other than the principal of and interest on the Loans or Swingline Loans) payable by the Borrowers under the Credit Documents is not paid when due, such amount shall bear interest, payable on demand by the Administrative Agent, at a rate per annum equal to 2% per annum above the interest rate that is or would be applicable from time to time pursuant to Section 2.5(a) in the case of Loans or 2.8(c) in the case of Swingline Loans.

(d)        Accrual and Payment of Interest.  Interest shall accrue from and including the date of any Borrowing to but excluding the date of any prepayment or repayment thereof and shall be payable:

(i)         in respect of each Base Rate Loan, quarterly in arrears on the last Business Day of each March, June, September and December,

(ii)        in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on the dates that are successively three months after the commencement of such Interest Period, and

(iii)       on any repayment, prepayment or Conversion (on the amount repaid, prepaid or Converted), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand; and

(iv)       in respect of each Swingline Loan, on the payment date of the applicable Swingline Loan.

(e)        Computations of Interest.  All computations of interest on Eurodollar Loans and Swingline Loans and other amounts (other than Base Rate Loans) hereunder shall be made on the actual number of days elapsed over a year of 360 days, and all computations of interest on Base Rate Loans hereunder shall be made on the actual number of days elapsed over a year of 365 or 366 days, as applicable.

(f)         Information as to Interest Rates.  The Administrative Agent upon determining the interest rate for any Borrowing or any change in interest rate applicable to any Borrowing as a result of a change in the Applicable Margin, a change in the Base Rate, a change in Swingline Lender's cost of funds (in the case of the Swingline Loans) the implementation of the default rate or otherwise, shall promptly notify the Borrower Representative and the Lenders thereof, provided that (i) any such change shall be immediately effective as and when such change occurs without regard to when the Administrative Agent provides any such notice, and (ii) the failure of the Administrative Agent to give any such notice shall in no way detract from or affect the obligation of the Borrowers to pay interest at the changed rate.  If the Administrative Agent is unable to determine the Adjusted Eurodollar Rate for any Borrowing of Eurodollar Loans based on the quotation service referred to in clause (i) of the definition of the term Adjusted Eurodollar Rate, it will promptly so notify the Reference Banks and each Reference Bank will furnish the Administrative Agent timely information for the purpose of determining the Adjusted Eurodollar Rate for such Borrowing.  If any one or more of the Reference Banks shall not timely furnish such information, the Administrative Agent shall determine the Adjusted Eurodollar Rate for such Borrowing on the basis of timely information furnished by the remaining Reference Banks.

2.6       Increased Costs, Illegality, etc.

(a)        In the event that (x) in the case of clause (i) below, the Administrative Agent or (y) in the case of clauses (ii) and (iii) below, any Lender, shall have determined on a reasonable basis (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

(i)         on any date for determining the Adjusted Eurodollar Rate for any Interest Period that, by reason of any changes arising after the Closing Date affecting the London interbank market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Adjusted Eurodollar Rate; or

(ii)        at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder in an amount that such Lender deems material with respect to any Eurodollar Loans (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of taxes or similar charges) because of (x) any change since the Closing Date in any applicable law, governmental rule, regulation, guideline, order or request (whether or not having the force of law), or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline, order or request (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves includable in the Eurodollar Rate pursuant to the definition thereof) or (y) other circumstances adversely affecting the London interbank market or the position of such Lender in such market; or

(iii)       at any time, that the making or continuance of any Eurodollar Loan has become unlawful by compliance by such Lender in good faith with any change since the Closing Date in any law, governmental rule, regulation, guideline or order, or the interpretation or application thereof, or would conflict with any thereof not having the force of law but with which such Lender customarily complies or has become impracticable as a result of a contingency occurring after the Closing Date that materially adversely affects the London interbank market;

then, and in each such event, such Lender (or the Administrative Agent in the case of clause (i) above) shall (x) on or promptly following such date or time and (y) within 10 Business Days of the date on which such event no longer exists give notice (by telephone confirmed in writing) to the Borrower and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders).  Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing, Notice of Conversion or Notice of Continuation given by the Borrower with respect to Eurodollar Loans that have not yet been incurred, Converted or Continued shall be deemed rescinded by the Borrower or, in the case of a Notice of Borrowing, shall, at the option of the Borrower Representative, be deemed converted into a Notice of Borrowing for Base Rate Loans to be made on the date of Borrowing contained in such Notice of Borrowing, (y) in the case of clause (ii) above, the Borrowers shall pay to such Lender, upon written demand by the Administrative Agent, on behalf of such Lender therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender shall determine) as shall be required to compensate such Lender, for such increased costs or reductions in amounts receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing the basis for the calculation thereof, which basis must be reasonable, submitted to the Borrower Representative by such Lender shall, absent manifest error, be final and conclusive and binding upon all parties hereto) and (z) in the case of clause (iii) above, the Borrowers shall take one of the actions specified in Section 2.6(b) as promptly as possible and, in any event, within the time period required by law.

(b)        At any time that any Eurodollar Loan is affected by the circumstances described in Section 2.6(a)(ii) or (iii), the Borrowers may (and in the case of a Eurodollar Loan affected pursuant to Section 2.6(a)(iii) the Borrowers shall) either (i) if the affected Eurodollar Loan is then being made pursuant to a Borrowing, by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower Representative was notified by a Lender pursuant to Section 2.6(a)(ii) or (iii), cancel said Borrowing, convert the related Notice of Borrowing into one requesting a Borrowing of Base Rate Loans or require the affected Lender to make its requested Loan as a Base Rate Loan, or (ii) if the affected Eurodollar Loan is then outstanding, upon at least one Business Day's notice to the Administrative Agent, require the affected Lender to Convert each such Eurodollar Loan into a Base Rate Loan, provided that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 2.6(b).

(c)        If any Lender shall have determined that after the Closing Date, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged by law with the interpretation or administration thereof, or compliance by such Lender or its parent corporation with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank, or comparable agency, in each case made subsequent to the Closing Date, has or would have the effect of reducing by an amount reasonably deemed by such Lender to be material the rate of return on such Lender's or its parent corporation's capital or assets as a consequence of such Lender's commitments or obligations hereunder to a level below that which such Lender or its parent corporation could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's or its parent corporation's policies with respect to capital adequacy), then from time to time, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or its parent corporation for such reduction.  Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this Section 2.6(c), will give prompt written notice thereof to the Borrower Representative, which notice shall set forth, in reasonable detail, the basis of the calculation of such additional amounts, which basis must be reasonable, although the failure to give any such notice shall not release or diminish any of the Borrowers' obligations to pay additional amounts pursuant to this Section 2.6(c) upon the subsequent receipt of such notice.

2.7       Breakage Compensation.  The Borrowers shall compensate each Lender, upon its written request (which request shall set forth the detailed basis for requesting and the method of calculating such compensation), for all reasonable losses, costs, expenses and liabilities (including, without limitation, any loss, cost, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurodollar Loans) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing, Notice of Conversion or Notice of Continuation (whether or not withdrawn by the Borrowers or deemed withdrawn pursuant to Section 2.6(a)); (ii) if any repayment, prepayment, Conversion or Continuation of any of its Eurodollar Loans occurs on a date that is not the last day of an Interest Period applicable thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower Representative; (iv) as a result of an assignment by a Lender of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto pursuant to a request by the Borrower Representative pursuant to Section 2.8(b); or (v) as a consequence of (x) any other default by the Borrowers to repay or prepay its Eurodollar Loans when required by the terms of this Agreement or (y) an election made pursuant to Section 2.6(b).  Such loss, cost, expense and liability to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the interest rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to effect a Borrowing, Conversion or Continuation, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate that such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market.  A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower Representative and shall be conclusive absent manifest error.  The Borrowers shall pay such Lender the amount shown as due on any such request within 10 days after receipt thereof.

2.8       Swingline Loans.

(a)        Subject to and upon the terms and conditions herein set forth, the Swingline Lender agrees to make a swingline loan or swingline loans (each a "Swingline Loan" and, collectively, the "Swingline Loans") to the Borrowers as herein provided.  Swingline Loans (1) may be incurred by the Borrowers at any time from the Closing Date until the Business Day which is one Business Day prior to the Facility Termination Date; provided that no more than two Swingline Loans may be outstanding at any one time; (ii) subject to Section 2.5(c) shall bear interest at the applicable Swingline Loan Rate; (iii) may be repaid or reborrowed in accordance with the provisions hereof provided that no Swingline Loan shall remain outstanding for more than 14 days; (iv) shall be in a minimum amount of $500,000 each, and (v) shall not exceed $20,000,000 in the aggregate principal amount at any one time (the "Swingline Committed Amount").  The Lenders other than the Swingline Lender will not participate in nor be obligated to make Swingline Loans (other than as set forth in Section 2.8(b)(ii) hereof).  In addition, no Swingline Loans shall be incurred at any time if, after giving effect thereto, any Borrower would be required to prepay the Loans in accordance with Section 5.2(b).

(b)        Swingline Loan Borrowings.

(i)         Notice of Borrowing and Disbursement.   The Swingline Lender will make Swingline Loans available to the Borrowers on any Business Day upon request made by the Borrower Representative to the Swingline Lender not later than 12 noon (local time at its Notice Office) on the proposed day of borrowing.  A notice of request for  borrowing shall be made in the form of Exhibit B.

(ii)        Repayment of Swingline Loans.  Each Swingline Loan borrowing shall be due and payable on the Swingline Loan Maturity Date or may be converted into a Loan.  The Swingline Lender may, at any time, in its sole discretion, by written notice to the Borrower Representative and the Administrative Agent, demand conversion of its Swingline Loans into a Loan, in which case the Borrowers shall be deemed to have requested a Loan comprised entirely of Base Rate Loans in the amount of such Swingline Loans; provided, however, that, in the following circumstances, any such demand shall also be deemed to have been given one Business Day prior to each of (i) the Facility Termination Date, (ii) the occurrence of any Event of Default described in Section 10.1(h), (iii) upon acceleration of the Obligations hereunder, whether on account of an Event of Default described in Section 10.1(h) or any other Event of Default, and (iv) the exercise of remedies in accordance with the provisions of Section 10.2 hereof (each such Loan made on account of any such deemed request therefor as provided herein being hereinafter referred to as "Mandatory Borrowing").  Each Lender hereby irrevocably agrees to make such Loans promptly upon any such request or deemed request on account of each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the same such date notwithstanding (A) the amount of Mandatory Borrowing may not comply with the minimum amount for borrowings of Loans otherwise required hereunder, (B) whether any conditions specified in Section 6.2 are then satisfied, (C) whether a Default, Event of Default or Material Adverse Effect then exists, (D) failure of any such request or deemed request for Loans to be made by the time otherwise required in Section 2.2(b), (E) the date of such Mandatory Borrowing, or (F) any reduction in the Total Commitment or termination of the Commitments immediately prior to such Mandatory Borrowing or contemporaneously therewith.  In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code), then each Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrowers on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause each such Lender to share in such Swingline Loans ratably based upon its respective Commitment Percentage (determined before giving effect to any termination of the Commitments pursuant to Section 10.2) provided that (A) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is purchased, and (B) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Lender shall be required to pay to the Swingline Lender interest on the principal amount of such participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate equal to, if paid within two (2) Business Days of the date of the Mandatory Borrowing, the Federal Funds Effective Rate, and thereafter at a rate equal to the Base Rate.  Upon any change in the Commitments of the Lenders pursuant to Section 12.4(c), it is hereby agreed that, with respect to all outstanding Swingline Loans, there shall be an automatic adjustment to the participations pursuant to this Section 2.8.

(c)        Interest on Swingline Loans.  Subject to the provisions of Section 2.5(c), Swingline Loans shall bear interest at a per annum rate equal to the Swingline Loan Rate.  Interest on Swingline Loans shall be payable in arrears on each Swingline Loan Maturity Date.

2.9       Reserve.  Notwithstanding anything to the contrary in this Agreement; the Borrowers shall maintain an Unutilized Total Commitment in an amount equal to at least the principal amount of all Indebtedness in connection with the note offerings described on Schedule 9.4 which are due to mature within six months of the applicable date.

ARTICLE III.
LETTERS OF CREDIT

3.1       Letters of Credit.

(a)        Subject to and upon the terms and conditions herein set forth, a Borrower may request a Letter of Credit Issuer at any time and from time to time on or after the Closing Date and prior to the date that is 60 Business Days prior to the Facility Termination Date to issue, for the account of such Borrower or any Subsidiary Guarantor (the Borrower or any such Subsidiary Guarantor, a "Letter of Credit Obligor"), and subject to and upon the terms and conditions herein set forth, such Letter of Credit Issuer agrees to issue from time to time, irrevocable standby letters of credit denominated and payable in Dollars in such form as may be approved by such Letter of Credit Issuer (each such letter of credit (a "Letter of Credit" and collectively, the "Letters of Credit").

(b)        Notwithstanding the foregoing, (i) no Letter of Credit shall be issued, and the Stated Amount of any outstanding Letter of Credit shall not be increased, if after giving effect thereto the Letter of Credit Outstandings would exceed either (x) the Letter of Credit Commitment Amount (y) when added to the aggregate principal amount of all  Loans and Swingline Loans then outstanding, an amount equal to the Total Commitment at such time; (ii) each Letter of Credit shall have an expiry date (including any renewal periods) occurring not later than the earlier of (A) one year from the date of issuance thereof, and (B) 30 Business Days prior to the Facility Termination Date, in each case on terms acceptable to the applicable Letter of Credit Issuer. In addition, no Letter of Credit shall be issued or increased in amount if after giving effect thereto the Borrower would be required to prepay Loans in accordance with Section 5.2(b).

(c)        Notwithstanding the foregoing, in the event a Lender Default exists, no Letter of Credit Issuer shall be required to issue any Letter of Credit unless either (i) such Letter of Credit Issuer has entered into arrangements satisfactory to it and the Borrower to eliminate such Letter of Credit Issuer's risk with respect to the participation in Letters of Credit of the Defaulting Lender or Lenders, including by cash collateralizing such Defaulting Lender's or Lenders' Commitment Percentage of the Letter of Credit Outstandings; or (ii) the issuance of such Letter of Credit, taking into account the potential failure of the Defaulting Lender or Lenders to risk participate therein, will not cause the Letter of Credit Issuer to incur aggregate credit exposure hereunder with respect to Loans, Swingline Loans and Letter of Credit Outstandings in excess of its Commitment, and the Borrower has undertaken, for the benefit of such Letter of Credit Issuer, pursuant to an instrument satisfactory in form and substance to such Letter of Credit Issuer, not to thereafter incur Loans, Swingline Loans or Letter of Credit Outstandings hereunder that would cause the Letter of Credit Issuer to incur aggregate credit exposure hereunder with respect to Loans, Swingline Loans and Letter of Credit Outstandings in excess of its Commitment.

(d)        Unless otherwise agreed to by a Letter of Credit Issuer and the Borrower, the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each Letter of Credit issued hereunder.

3.2       Letter of Credit Requests: Notices of Issuance.

(a)        Whenever it desires that a Letter of Credit be issued, the Borrowers shall give the Administrative Agent and the Letter of Credit Issuer written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent) which, if in the form of written notice shall be in form satisfactory to the Letter of Credit Issuer or transmit by electronic communication (if arrangements for doing so have been approved by the Letter of Credit Issuer), prior to 12:00 noon (local time at the Notice Office) at least three Business Days (or such shorter period as may be acceptable to the relevant Letter of Credit Issuer) prior to the proposed date of issuance (which shall be a Business Day) (each a "Letter of Credit Request"), which Letter of Credit Request shall include such supporting documents that such Letter of Credit Issuer customarily requires in connection therewith (including, in the case of a Letter of Credit for an account party other than a Borrower, an application for, and if applicable a reimbursement agreement with respect to, such Letter of Credit). Any such documents executed in connection with the issuance of a Letter of Credit, including the Letter of Credit itself, are herein referred to as "Letter of Credit Documents."  In the event of any inconsistency between any of the terms or provisions of any Letter of Credit Document and the terms and provisions of this Agreement respecting Letters of Credit, the terms and provisions of this Agreement shall control. The Administrative Agent shall promptly notify each Lender of each Letter of Credit Request.

(b)        Each Letter of Credit Issuer shall, on the date of each issuance of a Letter of Credit by it, give the Administrative Agent, each applicable Lender and the Borrower Representative written notice of the issuance of such Letter of Credit, accompanied by a copy to the Administrative Agent of the Letter of Credit or Letters of Credit issued by it. Each Letter of Credit Issuer shall provide to the Administrative Agent a quarterly (or monthly if requested by any applicable Lender) summary describing each Letter of Credit issued by such Letter of Credit Issuer and then outstanding and an identification for the relevant period of the daily aggregate Letter of Credit Outstandings represented by Letters of Credit issued by such Letter of Credit Issuer.

3.3       Agreement to Repay Letter of Credit Drawings.

(a)        The Borrowers hereby jointly and severally agree to reimburse (or cause any Letter of Credit Obligor for whose account a Letter of Credit was issued to reimburse) each Letter of Credit Issuer, by making payment directly to such Letter of Credit Issuer in immediately available funds at the payment office of such Letter of Credit Issuer, for any payment or disbursement made by such Letter of Credit Issuer under any Letter of Credit (each such amount so paid or disbursed until reimbursed, an "Unpaid Drawing") immediately after, and in any event on the date on which, such Letter of Credit Issuer notifies the Borrower Representative (or any such other Letter of Credit Obligor for whose account such Letter of Credit was issued) of such payment or disbursement (which notice to the Borrower Representative (or such other Letter of Credit Obligor) shall be delivered reasonably promptly after any such payment or disbursement), such payment to be made in Dollars, with interest on the amount so paid or disbursed by such Letter of Credit Issuer, to the extent not reimbursed prior to 1:00 P.M. (local time at the payment office of the Letter of Credit Issuer) on the date of such payment or disbursement, from and including the date paid or disbursed to but not including the date such Letter of Credit Issuer is reimbursed therefor at a rate per annum that shall be the rate then applicable to Loans that are Base Rate Loans (plus an additional 2% per annum as described in Section 2.5(c) if not reimbursed on the date of such payment or disbursement), any such interest also to be payable on demand.  If by 11:00 A.M. on the Business Day immediately following notice to it of its obligation to make reimbursement in respect of an Unpaid Drawing, the Borrowers have not made such reimbursement out of its available cash on hand or a contemporaneous Borrowing hereunder, (x) the Borrowers will be deemed to have given a Notice of Borrowing for Base Rate Loans in an aggregate principal amount sufficient to reimburse such Unpaid Drawing (and the Administrative Agent shall promptly give notice to the Lenders of such deemed Notice of Borrowing), (y) the Lenders shall, unless they are legally prohibited from doing so, make the Loans contemplated by such deemed Notice of Borrowing (which Loans shall be considered made under Section 2.1 hereof), and (z) the proceeds of such Base Rate Loans shall be disbursed directly to the applicable Letter of Credit Issuer to the extent necessary to effect such reimbursement, with any excess proceeds to be made available to the Borrowers in accordance with the applicable provisions of this Agreement.

(b)        The Borrowers' obligation under this Section 3.3 to reimburse, or cause another Letter of Credit Obligor to reimburse, each Letter of Credit Issuer with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower or any other Letter of Credit Obligor may have or have had against such Letter of Credit Issuer, the Administrative Agent, any other Letter of Credit Issuer or any Lender, including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such drawing; provided, however, that the Borrowers shall not be obligated to reimburse, or cause another Letter of Credit Obligor to reimburse, a Letter of Credit Issuer for any wrongful payment made by such Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Letter of Credit Issuer.

3.4       Letter of Credit Participations.

(a)        Immediately upon the issuance by a Letter of Credit Issuer of any Letter of Credit, such Letter of Credit Issuer shall be deemed to have sold and transferred to each Lender, and each such Lender (each a "Participant") shall be deemed irrevocably and unconditionally to have purchased and received from such Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Commitment Percentage, in such Letter of Credit, each substitute letter of credit, each drawing made thereunder, the obligations of the Borrowers under this Agreement with respect thereto (although Letter of Credit Fees shall be payable directly to the Administrative Agent for the account of the Lenders as provided in Section 4.1(b) and the Participants shall have no right to receive any portion of any fees of the nature contemplated by Section 4.1(c)), the obligations of any Letter of Credit Obligor under any Letter of Credit Documents pertaining thereto, and any security for, or guaranty pertaining to, any of the foregoing. Upon any change in the Commitments of the Lenders pursuant to Section 12.4(c), it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 3.4 to reflect the new Commitment Percentages of the assigning and assignee Lender.

(b)        In determining whether to pay under any Letter of Credit, a Letter of Credit Issuer shall not have any obligation relative to the Participants other than to determine that any documents required to be delivered under such Letter of Credit have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by a Letter of Credit Issuer under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Letter of Credit Issuer any resulting liability.

(c)        In the event that a Letter of Credit Issuer makes any payment under any Letter of Credit and the Borrowers shall not have reimbursed (or caused any applicable Letter of Credit Obligor to reimburse) such amount in full to such Letter of Credit Issuer pursuant to Section 3.3(a), such Letter of Credit Issuer shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to the Administrative Agent for the account of such Letter of Credit Issuer, the amount of such Participant's Commitment Percentage of such payment in Dollars and in same day funds; provided, however, that no Participant shall be obligated to pay to the Administrative Agent its Commitment Percentage of such unreimbursed amount for any wrongful payment made by such Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Letter of Credit Issuer. If the Administrative Agent so notifies any Participant required to fund a payment under a Letter of Credit prior to 11:00 A.M. (local time at its Notice Office) on any Business Day, such Participant shall make available to the Administrative Agent for the account of the relevant Letter of Credit Issuer such Participant's Commitment Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its Commitment Percentage of the amount of such payment available to the Administrative Agent for the account of the relevant Letter of Credit Issuer, such Participant agrees to pay to the Administrative Agent for the account of such Letter of Credit Issuer, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of such Letter of Credit Issuer at the Federal Funds Effective Rate. The failure of any Participant to make available to the Administrative Agent for the account of the relevant Letter of Credit Issuer its Commitment Percentage of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to the Administrative Agent for the account of such Letter of Credit Issuer its Commitment Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Administrative Agent for the account of such Letter of Credit Issuer such other Participant's Commitment Percentage of any such payment.

(d)        Whenever a Letter of Credit Issuer receives a payment of a reimbursement obligation as to which the Administrative Agent has received for the account of such Letter of Credit Issuer any payments from the Participants pursuant to Section 3.4(c) above, such Letter of Credit Issuer shall pay to the Administrative Agent and the Administrative Agent shall promptly pay to each Participant that has paid its Commitment Percentage thereof, in Dollars and in same day funds, an amount equal to such Participant's Commitment Percentage of the principal amount thereof and interest thereon accruing after the purchase of the respective participations, as and to the extent so received.

(e)        The obligations of the Participants to make payments to the Administrative Agent for the account of each Letter of Credit Issuer with respect to Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

(i)         any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

(ii)        the existence of any claim, set-off defense or other right that the Borrowers (or any other Letter of Credit Obligor) may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any person for whom any such transferee may be acting), the Administrative Agent, any Letter of Credit Issuer, any Lender, or other person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between any Borrower (or any other Letter of Credit Obligor) and the beneficiary named in any such Letter of Credit), other than any claim that the Borrower (or any other Letter of Credit Obligor that is the account party with respect to a Letter of Credit) may have against any applicable Letter of Credit Issuer for gross negligence or willful misconduct of such Letter of Credit Issuer in making payment under any applicable Letter of Credit;

(iii)       any draft, certificate or other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(iv)       the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents: or

(v)        the occurrence of any Default or Event of Default.

(f)         To the extent the Letter of Credit Issuer is not reimbursed by the Borrowers, the Participants will reimburse the Letter of Credit Issuer, in proportion to their respective Commitment Percentages, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature that may be imposed on, asserted against or incurred by the Letter of Credit Issuer in performing its respective duties in any way related to or arising out of its issuance of Letters of Credit, provided that no Participants shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements resulting from the Letter of Credit Issuer's acts or omissions constituting gross negligence or willful misconduct.

3.5       Increased Costs.  If after the Closing Date, the adoption of any applicable law, rule or  regulation, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Letter of Credit Issuer or any Lender with any request or directive (whether or not having the force of law) by any such authority, central bank or comparable agency (in each case made subsequent to the Closing Date) shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued by such Letter of Credit Issuer or such Lender's participation therein, or (ii) shall impose on such Letter of Credit Issuer or any Lender any other conditions affecting this Agreement, any Letter of Credit or such Lender's participation therein; and the result of any of the foregoing is to increase the cost to such Letter of Credit Issuer or such Lender of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by such Letter of Credit Issuer or such Lender hereunder (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of taxes or similar charges), then, upon demand to the Borrowers by such Letter of Credit Issuer or such Lender (a copy of which notice shall be sent by such Letter of Credit Issuer or such Lender to the Administrative Agent), the Borrower shall pay to such Letter of Credit Issuer or such Lender such additional amount or amounts as will compensate any such Letter of Credit Issuer or such Lender for such increased cost or reduction.  A certificate submitted to the Borrowers by any Letter of Credit Issuer or any Lender, as the case may be (a copy of which certificate shall be sent by such Letter of Credit Issuer or such Lender to the Administrative Agent), setting forth, in reasonable detail, the basis for the determination of such additional amount or amounts necessary to compensate any Letter of Credit Issuer or such Lender as aforesaid shall be conclusive and binding on the Borrower absent manifest error, although the failure to deliver any such certificate shall not release or diminish any of the Borrowers' obligations to pay additional amounts pursuant to this Section 3.5.

3.6       Guaranty of  Letter of Credit Obligations of Other Letter of Credit Obligors.

(a)        The Borrowers hereby unconditionally jointly and severally guarantee, for the benefit of the Administrative Agent, each Letter of Credit Issuer and the Lenders, the full and punctual payment of the Obligations of each other Letter of Credit Obligor under each Letter of Credit Document to which such other Letter of Credit Obligor is now or hereafter becomes a party. Upon failure by any such other Letter of Credit Obligor to pay punctually any such amount, the Borrowers shall forthwith on demand by the Administrative Agent pay the amount not so paid at the place and in the currency and otherwise in the manner specified in this Agreement or any applicable Letter of Credit Document.

(b)        As a separate, additional and continuing obligation, the Borrowers unconditionally and irrevocably undertake and agree, for the benefit of the Administrative Agent and the Lenders, that, should any amounts not be recoverable from the Borrowers under Section 3.6(a) for any reason whatsoever (including, without limitation, by reason of any provision of any Credit Document or any other agreement or instrument executed in connection therewith being or becoming void, unenforceable, or otherwise invalid under any applicable law) then, notwithstanding any notice or knowledge thereof by any Lender, the Administrative Agent, any of their respective Affiliates, or any other person, at any time, the Borrowers as sole, original and independent obligor, upon demand by the Administrative Agent, will make payment to the Administrative Agent, for the account of the Lenders and the Administrative Agent, of all such obligations not so recoverable by way of full indemnity, in such currency and otherwise in such manner as is provided in the Credit Documents.

(c)        The obligations of the Borrowers under this Section shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by the occurrence, one or more times, of any of the following:

(i)         any extension, renewal, settlement, compromise, waiver or release in respect to any obligation of any other Letter of Credit Obligor under any Letter of Credit Document, by operation of law or otherwise;

(ii)        any modification or amendment of or supplement to this Agreement, any Note or any other Credit Document;

(iii)       any release, non-perfection or invalidity of any direct or indirect security for any obligation of the Borrowers under this Agreement, any Note or any other Credit Document or of any other Letter of Credit Obligor under any Letter of Credit Document;

(iv)       any change in the corporate existence, structure or ownership of any other Letter of Credit Obligor or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any other Letter of Credit Obligor or its assets or any resulting release or discharge of any obligation of any other Letter of Credit Obligor contained in any Letter of Credit Document;

(v)        the existence of any claim, set-off or other rights that the Borrower may have at any time against any other Letter of Credit Obligor, the Administrative Agent, any Letter of Credit Issuer any Lender or any other person, whether in connection herewith or any unrelated transactions;

(vi)       any invalidity or unenforceability relating to or against any other Letter of Credit Obligor for any reason of any Letter of Credit Document, or any provision of applicable law or regulation purporting to prohibit the payment by any other Letter of Credit Obligor of any Obligations in respect of any Letter of Credit; or

(vii)      any other act or omission to act or delay of any kind by any other Letter of Credit Obligor, the Administrative Agent, any Lender or any other person or any other circumstance whatsoever that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrowers' obligations under this Section.

(d)        The Borrowers' obligations under this Section shall remain in full force and effect until the Commitments shall have terminated and all of the Obligations shall have been paid in full.  If at any time any payment of any of the Obligations of any other Letter of Credit Obligor in respect of any Letter of Credit Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of such other Letter of Credit Obligor, the Borrowers' obligations under this Section with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

(e)        The Borrowers irrevocably waive acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any person against any other Letter of Credit Obligor or any other person, or against any collateral or guaranty of any other person.

(f)         Until the indefeasible payment in full of all of the Obligations and the termination of the Commitments of the Lenders hereunder, the Borrowers shall have no rights, by operation of law or otherwise, upon making any payment under this Section to be subrogated to the rights of the payee against any other Letter of Credit Obligor with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by any other Letter of Credit Obligor in respect thereof.

(g)        In the event that acceleration of the time for payment of any amount payable by any other Letter of Credit Obligor under any Letter of Credit Document is stayed upon insolvency, bankruptcy or reorganization of such other Letter of Credit Obligor, all such amounts otherwise subject to acceleration under the terms of any applicable Letter of Credit Document shall nonetheless be payable by the Borrower under this Section forthwith on demand by the Administrative Agent.

ARTICLE IV.
FEES; COMMITMENTS

4.1       Fees.

(a)        Facility Fees.  The Borrowers agree to pay to the Administrative Agent a facility fee ("Facility Fee") for the account of each then Non-Defaulting Lender for the period from the Closing Date to the Facility Termination Date or, if earlier, the date upon which the Total Commitment has been terminated pursuant to Section 4.2 or 4.3, computed for each day at a rate per annum equal to the Applicable Facility Fee Rate in effect for such day on the amount of such Lender's Commitment for such day.  Facility Fees shall be due and payable in arrears on the last Business Day of each March, June, September and December and on the Facility Termination Date.

(b)        Letter of Credit Fees.  The Borrowers agree to pay to the Administrative Agent, for the account of each then Non-Defaulting Lender, pro rata on the basis of its Commitment Percentage, a fee in respect of each Letter of Credit (the "Letter of Credit Fee"), computed at a rate per annum equal to the Applicable Margin then in effect for Eurodollar Loans, on the Stated Amount thereof for the period from the date of issuance (or increase, renewal or extension) to the expiration date thereof (including any extensions of such expiration date that may be made at the election of the account party or beneficiary). The Borrowers also agree to pay additional Letter of Credit Fees, on demand, at the rate of 2% per annum, on the Stated Amount of each Letter of Credit, for any period when a Default under Section 10.1(a) or Event of Default has occurred and is continuing.  Accrued Letter of Credit Fees shall be due and payable in arrears on the last Business Day of each March, June, September and December and on the Facility Termination Date.

(c)        Fronting Fees.  The Borrowers agree to pay directly to each Letter of Credit Issuer, for its own account, a fee in respect of each Letter of Credit issued by it (a "Fronting Fee") computed at the rate of 1/8 of 1% per annum on the Stated Amount thereof for the period from the date of issuance (or increase, renewal or extension) to the expiration date thereof (including any extensions of such expiration date that may be made at the election of the beneficiary thereof).  Accrued Fronting Fees shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December and on the Facility Termination Date.

(d)        Additional Charges of Letter of Credit Issuer.  The Borrowers agree to pay directly to each Letter of Credit Issuer upon each issuance of, drawing under, or amendment, extension, renewal or transfer of, a Letter of Credit issued by it such amount as shall at the time of such issuance, drawing, amendment, extension, renewal or transfer be the administrative or processing charge that such Letter of Credit Issuer is customarily charging for issuances of, drawings under or amendments, extensions, renewals or transfers of, letters of credit issued by it.

(e)        Other Fees.  The Borrowers shall pay to the Administrative Agent, on the Closing Date and thereafter, such fees as heretofore agreed by the Borrowers and the Administrative Agent or the Lenders as set forth in any agent fee letter, closing fee letter or similar agreement.

(f)         Computations of Fees.  All computations of Facility Fees, Letter of Credit Fees and other Fees hereunder shall be made on the actual number of days elapsed over a year of 360 days.

4.2       Voluntary Termination/Reduction of Commitments.  Upon at least three Business Days' prior irrevocable written notice (or telephonic notice confirmed in writing) to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrowers shall have the right to:

(a)        terminate in whole the Total Commitment, provided that (i) all outstanding Loans are contemporaneously prepaid in accordance with Section 5.1, and (ii) either (A)  no Letters of Credit remain outstanding, or (B) the Borrowers shall contemporaneously either (x) cause all outstanding Letters of Credit to be surrendered for cancellation (any such Letters of Credit to be replaced by letters of credit issued by other financial institutions acceptable to each Letter of Credit Issuer and the Required Lenders), or (y) the Borrowers shall pay to the Administrative Agent an amount in cash and/or Cash Equivalents equal to 100% of the Letter of Credit Outstandings and the Administrative Agent shall hold such payment as security for the reimbursement obligations of the Borrowers hereunder in respect of Letters of Credit pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent, each Letter of Credit Issuer and the Borrowers (which shall permit certain investments in Cash Equivalents satisfactory to the Administrative Agent, each Letter of Credit Issuer and the Borrowers until the proceeds are applied to the secured obligations); or

(b)        partially and permanently reduce the Unutilized Total Commitment, provided that (i) any such reduction shall apply to proportionately and permanently reduce the Commitment of each of the Lenders and (ii) any partial reduction of the Unutilized Total Commitment pursuant to this Section 4.2(b) shall be in the amount of at least $10,000,000 (or, if greater, in integral multiples of $1,000,000).

4.3       Mandatory Adjustments of Commitments, etc.

(a)        The Total Commitment (and the Commitment of each Lender) shall terminate on the Facility Termination Date.

(b)        The Total Commitment shall be permanently reduced, without premium or penalty, at the time that any mandatory prepayment of Loans are required to be made pursuant to Section 5.2 (b) in an amount equal to the required prepayment of principal of Loans that would be required to be made in such circumstance (whether or not any Loans or Swingline Loans are outstanding or any Letter of Credit Outstandings exist).  Any such reduction shall apply to proportionately and permanently reduce the Commitment of each of the affected Lenders. The Borrower Representative will provide at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), of any reduction of the Total Commitment pursuant to this Section 4.3(b), specifying the date and amount of the reduction.

4.4       Increase in Total Commitment.

(a)        At any time upon written notice to the Administrative Agent, Borrowers may request that the Total Commitment be increased by an amount not to exceed $50,000,000 in the aggregate for all such increases from the Closing Date until the Facility Termination Date, provided that (A) no Default or Event of Default has occurred and is continuing at the time of such request and on the date of any such increase and (B) Borrowers shall have delivered to the Administrative Agent, together with such written notice, a copy of Borrowers' duly adopted corporate resolutions, in form and substance satisfactory to The Administrative Agent, that authorize the requested increase in the Total Commitment, which resolutions shall be certified by the Secretaries of each Borrower as being true, correct, complete and in full force and effect.  Upon receipt of any such request, the Administrative Agent shall deliver a copy of such request to each Lender.  Borrowers shall set forth in such request the amount of the requested increase in the Total Commitment  (which in each case shall be in a minimum amount equal to the lesser of Ten Million Dollars ($10,000,000) or the remaining amount of the increased Total Commitment) and the date on which such increase is requested to become effective (which shall be not less than 10 Business Days nor more than sixty (60) days after the date of such request and that, in any event, must be at least ninety (90) days prior to the Facility Termination Date), and shall offer each Lender the opportunity to increase its Commitment.  Each Lender shall, by notice to Borrowers and the Administrative Agent given not more than ten (10) days after the date of the Administrative Agent's notice, either agree to increase its  Commitment by all or a portion of the offered amount (each such Lender so agreeing being an "Increasing Lender") or decline to increase its Commitment (and any such Lender that does not deliver such a notice within such period of 10 days shall be deemed to have declined to increase its Commitment and each Lender so declining or being deemed to have declined being a "Non-Increasing Lender").  If, on the 10th day after the Administrative Agent shall have delivered notice as set forth above, the Increasing Lenders shall have agreed pursuant to the preceding sentence to increase their Commitments by an aggregate amount less than the increase in the Total Commitment Amount requested by Borrowers, Borrowers may arrange for one or more Lenders or other entities that are reasonably acceptable to the Administrative Agent (each such Person so agreeing being an "Augmenting Lender") so long as such Augmenting Lender shall have a Commitment of not less than Ten Million Dollars ($10,000,000), and Borrowers and each Augmenting Lender shall execute all such documentation as Administrative Agent shall reasonably specify to evidence its Commitment and/or its status as a Lender with a Commitment hereunder.  Any increase in the Total Commitment may be made in an amount that is less than the increase requested by Borrowers if Borrowers are unable to arrange for, or chooses not to arrange for, Augmenting Lenders, in the full amount.  If Increasing Lenders and/or Augmenting Lenders offer Commitment increases or new Commitments, as the case may be, in excess of the aggregate increase amount requested by Borrowers, then the Administrative Agent shall, in consultation with Borrowers, determine each such Increasing Lender's or Augmenting Lender's percentage of the increased amount.

(b)        Each of the parties hereto agrees that the Administrative Agent may, in consultation with Borrowers, take any and all actions as may be reasonably necessary to ensure that after giving effect to any increase in the Total Commitment pursuant to this Section, the outstanding Loans (if any) are held by the Lenders with Commitments in accordance with their new Commitment Percentages. This may be accomplished at the discretion of the Administrative Agent: (i) by requiring the outstanding Loans to be prepaid with the proceeds of new Loans; (ii) by causing the Non-Increasing Lenders to assign portions of their outstanding Loans to Increasing Lenders and Augmenting Lenders; (iii) by permitting the Loans outstanding at the time of any increase in the Total Commitment pursuant to this Section 2.06(b) to remain outstanding until the last days of the respective Interest Periods, therefor, even though the Lenders would hold such Loans other than in accordance with their new Commitment Percentages; or (iv) by any combination of the foregoing.

ARTICLE V.
PAYMENTS

5.1       Voluntary Prepayments.  The Borrowers shall have the right to prepay any of the Loans, in whole or in part, without premium or penalty (except as specified below), from time to time on the following terms and conditions:

(a)        the Borrower Representative shall give the Administrative Agent at the Notice Office written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent) of its intent to prepay the Loans, the amount of such prepayment and (in the case of Eurodollar Loans) the specific Borrowing(s) pursuant to which made, which notice shall be received by the Administrative Agent by (i) 12:00 noon (local time at the Notice Office) three Business Days prior to the date of such prepayment, in the case of any prepayment of Eurodollar Loans, or (ii) 12:00 noon (local time at the Notice Office) one Business Day prior to the date of such prepayment, in the case of any prepayment of Base Rate Loans, and which notice shall promptly be transmitted by the Administrative Agent to each of the Lenders;

(b)        in the case of prepayment of any Borrowings, each partial prepayment of any such Borrowing shall be in an aggregate principal amount of at least $500,000;

(c)        no partial prepayment of any Loans made pursuant to a Borrowing shall reduce the aggregate principal amount of such Loans outstanding pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, provided that the foregoing limitation shall not apply if such Loans are being prepaid in full;

(d)        each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied to the Loans designated by the Borrower; and

(e)        each prepayment of Eurodollar Loans pursuant to this Section 5.1 on any date other than the last day of the Interest Period applicable thereto shall be accompanied by any amounts payable in respect thereof under Section 2.7.

5.2       Mandatory Prepayments.  The Loans and the Swingline Loans shall be subject to mandatory repayment or prepayment, and the Letter of Credit Outstandings shall be subject to cash collateralization requirements, in accordance with the following provisions:

(a)        Facility Termination Date.  The Borrowers shall repay the entire principal amount outstanding of any Loans and Swingline Loans on the Facility Termination Date and, if any Letter of Credit Outstandings exist, then on such date the Borrowers shall cause each Letter of Credit to be replaced or cash collateralized in accordance with the provisions of Section 5.2(c).

(b)        Mandatory Prepayment-Certain Proceeds of an Event of Loss.  If during any fiscal year of the Borrowers, the Borrowers and their Subsidiaries have received cumulative Cash Proceeds during such fiscal year from one or more Events of Loss of more than 5% of the Borrowers' Consolidated Net Worth, not later than the third Business Day following the date of receipt of any Cash Proceeds in excess of such amount, an amount, conforming to the requirements as to the amount of partial prepayments contained in Section 5.1, at least equal to 100% of the Cash Proceeds then received in excess of such amount from any Event of Loss (less the amount of any insurance proceeds which are used by the Borrowers to rebuild, repair or reconstruct the property destroyed or damaged) shall be applied on a pari passu basis as a mandatory prepayment of principal of the outstanding Loans, and the outstanding obligations of Gibraltar Steel Corporation of New York in connection with the Secured Notes as defined in paragraph (c) of  Schedule 9.4.

(c)        Mandatory Prepayment--Loans Exceed Total Commitment.  If on any date (after giving effect to any other payments on such date) the sum of (i) the aggregate outstanding principal amount of Loans plus (ii) the aggregate outstanding principal amount of Swingline Loans plus (iii) the aggregate amount of Letter of Credit Outstandings, exceeds the Total Commitment as then in effect, then the Borrowers shall prepay on such date that principal amount of Loans and Swingline Loans and, after Loans and Swingline Loans have been paid in full, Unpaid Drawings, in an aggregate amount at least equal to such excess and conforming in the case of partial prepayments of Loans to the requirements as to the amounts of partial prepayments of Loans that are contained in Section 5.1.  If at any time the aggregate amount of Letter of Credit Outstandings exceeds the Total Commitment as then in effect, or if at any time the aggregate amount of Letter of Credit Outstandings (or any particular Letter of Credit or grouping of Letters of Credit) exceeds the Letter of Credit Commitment Amount, then the Borrowers shall pay to the Administrative Agent an amount in cash and/or Cash Equivalents equal to such excess and the Administrative Agent shall hold such payment as security for the reimbursement obligations of the Borrowers and any other Credit Parties hereunder in respect of Letters of Credit pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent, the Required Lenders, each Letter of Credit Issuer and the Borrowers (which shall permit certain investments in Cash Equivalents satisfactory to the Administrative Agent, each Letter of Credit Issuer and the Borrowers until the proceeds are applied to the secured obligations).

(d)        Particular Loans to be Prepaid.  With respect to each repayment or prepayment of Loans required by this Section 5.2, the Borrower Representative shall designate the Types of Loans that are to be repaid or prepaid and the specific Borrowing(s) pursuant to which such repayment or prepayment is to be made, provided that (i) the Borrowers shall first so designate all Loans that are Base Rate Loans and Eurodollar Loans with Interest Periods ending on the date of repayment or prepayment prior to designating any other Eurodollar Loans for repayment or prepayment, (ii) if the outstanding principal amount of Eurodollar Loans made pursuant to a Borrowing is reduced below the applicable Minimum Borrowing Amount as a result of any such repayment or prepayment, then all the Loans outstanding pursuant to such Borrowing shall be Converted into Base Rate Loans, and (iii) each repayment and prepayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans. In the absence of a designation by the Borrower Representative as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.7.  Any repayment or prepayment of Eurodollar Loans pursuant to this Section 5.2 shall in all events be accompanied by such compensation as is required by Section 2.7.

5.3       Method and Place of Payment.

(a)        Except as otherwise specifically provided herein, all payments under this Agreement shall be made to the Administrative Agent for the ratable (based on its pro rata share) account of the Lenders entitled thereto, not later than 12:00 noon (local time at the Payment Office) on the date when due and shall be made at the Payment Office in immediately available funds and in lawful money of the United States of America, it being understood that written notice by the Borrower Representative to the Administrative Agent to make a payment from the funds in the Borrower Representative's account at the Payment Office shall constitute the making of such payment to the extent of such funds held in such account. Any payments under this Agreement that are made later than 12:00 noon (local time at the Payment Office) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

(b)        If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, Unpaid Drawings, interest and Fees then due hereunder and an Event of Default is not then in existence, such funds shall be applied (i) first, towards payment of interest and Fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and Fees then due to such parties, and (ii) second, towards payment of principal and Unpaid Drawings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and Unpaid Drawings then due to such parties.

5.4       Net Payments.

(a)        All payments made by the Borrowers hereunder, under any Note or any other Credit Document, shall be made without setoff, counterclaim or other defense.  Except as provided for in Section 5.4(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax, imposed on or measured by the net income or net profits of a Lender pursuant to the laws of the jurisdiction under which such Lender is organized or the jurisdiction in which the principal office or Applicable Lending Office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies imposts, duties, fees, assessments or other charges (all such non-excluded taxes, levies, imposts, duties, fees assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrowers agree to pay the full amount of such Taxes and such additional amounts as may be necessary so that every payment by it of all amounts due hereunder, under any Note or under any other Credit Document, after withholding or deduction for or on account of any Taxes will not be less than the amount provided for herein or in such Note or in such other Credit Document. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrowers agree to reimburse each Lender, upon the written request of such Lender for taxes imposed on or measured by the net income or profits of such Lender pursuant to the laws of the jurisdiction in which such Lender is organized or in which the principal office or Applicable Lending Office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which the principal office or Applicable Lending Office of such Lender is located and for any withholding of income or similar taxes imposed by the United States of America as such Lender shall determine are payable by, or withheld from, such Lender in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence, which request shall be accompanied by a statement from such Lender setting forth, in reasonable detail, the computations used in determining such amounts. The Borrowers will furnish to the Administrative Agent, and the Administrative Agent will furnish to the applicable Lender, within 45 days after the date the payment of any Taxes, or any withholding or deduction on account thereof, is due pursuant to applicable law certified copies of tax receipts, or other evidence satisfactory to the Lender, evidencing such payment by the Borrowers. The Borrowers will indemnify and hold harmless the Administrative Agent and each Lender, and reimburse the Administrative Agent or such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid or withheld by such Lender.

(b)        Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes agrees to provide to the Borrower Representative and the Administrative Agent on or prior to the Closing Date, or in the cases of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 12.4 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer and such Lender is in compliance with the provisions of this Section 5.4(b)), on the date of such assignment or transfer to such Lender, and from time to time thereafter if required by the Borrower Representative or the Administrative Agent: (i) two accurate and complete original signed copies of Internal Revenue Service Form 1001, 4224, W-8BEN, W-8ECI, W-8EXP or W-8IMY (or successor, substitute or other appropriate forms) certifying to such Lender's entitlement to a complete exemption from, or a reduced rate of withholding from, United States withholding tax with respect to payments to be made under this Agreement, any Note or any other Credit Document, or (ii) if the Lender cannot deliver the appropriate Internal Revenue Service Forms referred to in clause (i) above, (x) a certificate in form and substance satisfactory to the Administrative Agent (any such certificate, an  "Exemption Certificate") and (y) other appropriate documentation certifying to such Lender's entitlement to a complete exemption from, or reduced rate of withholding from, United States withholding tax with respect to payments of interest to be made under this Agreement, any Note or any other Credit Document. In addition, each Lender agrees that from time to time after the Closing Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of the applicable Internal Revenue Service Form, or an Exemption Certificate and related documentation, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement, any Note or any other Credit Document, or it shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such Form or Exemption Certificate and related documentation, in which case such Lender shall not be required to deliver any such Form or Exemption Certificate and related documentation pursuant to this Section 5.4(b).  Notwithstanding anything to the contrary contained in Section 5.4(a), but subject to Section 12.4(c) and the immediately succeeding sentence, (x) the Borrowers shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or other similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for United States federal income tax purposes and that has not provided to the Borrower Representative such Forms or such Exemption Certificate and related documentation that establish a complete exemption from or reduction in the rate of such deduction or withholding and (y) the Borrowers shall not be obligated pursuant to Section 5.4(a) hereof to gross-up payments to be made to a Lender in respect of income or similar taxes imposed by the United States or any additional amounts with respect thereto (I) if such Lender has not provided to the Borrower Representative the Internal Revenue Service forms required to be provided to the Borrower Representative pursuant to this Section 5.4(b) or (ii) in the case of a payment other than interest, to a Lender described in clause (ii) above, to the extent that such forms do not establish a complete exemption from withholding of such taxes.  Notwithstanding anything to the contrary contained in Section 5.4(a), but subject to Section 12.4(c) and the immediately succeeding sentence, (x) the Borrowers shall be entitled, to the extent they are required to do so by law, to deduct or withhold income or other similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for United States federal income tax purposes and that has not provided to the Borrower Representative such forms that establish a complete exemption from such deduction or withholding and (y) the Borrowers shall not be obligated pursuant to Section 5.4(a) hereof to gross-up payments to be made to a Lender in respect of income or similar taxes imposed by the United States or any additional amounts with respect thereto (i) if such Lender has not provided to the Borrower Representative the Internal Revenue Service forms required to be provided to the Borrower Representative pursuant to this Section 5.4(b) or (ii) in the case of a payment other than interest, to a Lender described in clause (ii) above, to the extent that such forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 5.4 and except as specifically provided for in Section 12.4(c), the Borrowers agree to pay additional amounts and indemnify each Lender in the manner set forth in Section 5.4(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any Taxes deducted or withheld by it as described in the previous sentence as a result of any changes after the Closing Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes.

ARTICLE VI.
CONDITIONS PRECEDENT

6.1       Conditions Precedent at Closing Date.  The obligation of the Lenders to make Loans and of the Swingline Lender to make the Swingline Loans, and of any Letter of Credit Issuer to issue Letters of Credit, is subject to the satisfaction of each of the following conditions on or prior the Closing Date:

(a)        Credit Agreement.  This Agreement shall have been executed by the Borrower, the Administrative Agent, the Swingline Lender, the Letter of Credit Issuer and each of the Lenders.

(b)        Notes.  The Borrowers shall have executed and delivered to the Administrative Agent a Note for the account of each Lender that has requested a Note.

(c)        Fees, etc.  The Borrowers shall have paid or caused to be paid all fees required to be paid by them on the Closing Date pursuant to Section 4.1 hereof and all reasonable fees and expenses of the Administrative Agent and of special counsel to the Administrative Agent that have been invoiced on or prior to such date in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Credit Documents and the consummation of the transactions contemplated hereby and thereby.

(d)        Other Credit Documents.  The Credit Parties named therein shall have duly executed and delivered and there shall be in full force and effect, (i) the Subsidiary Guaranty (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "Subsidiary Guaranty"), substantially in the form attached hereto as Exhibit C-1, (ii) the Security Agreement (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "Security Agreement"), substantially in the form attached hereto as Exhibit C-2, and (iii) the Pledge Security Agreement (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "Pledge Agreement"), substantially in the form attached hereto as Exhibit C-3, and in each case, shall have satisfied all obligations set forth therein.

(e)        Corporate Resolutions and Approvals.  The Administrative Agent shall have received certified copies of the resolutions of the Board of Directors of the Borrowers and each other Credit Party, approving the Credit Documents to which the Borrowers or any such other Credit Party, as the case may be, is or may become a party, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the execution, delivery and performance by the Borrowers or any such other Credit Party of the Credit Documents to which it is or may become a party.

(f)         Incumbency Certificates.  The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of each Borrower and of each other Credit Party, certifying the names and true signatures of the officers of such Borrower or such other Credit Party, as the case may be, authorized to sign the Credit Documents to which such Borrower or such other Credit Party is a party and any other documents to which such Borrower or any such other Credit Party is a party that may be executed and delivered in connection herewith.

(g)        Opinions of Counsel.  The Administrative Agent shall have received such opinions of counsel from counsel to the Borrowers as the Administrative Agent shall request, each of which shall be addressed to the Administrative Agent and each of the Lenders and dated the Closing Date and shall be in form and substance satisfactory to the Administrative Agent.

(h)        Existing Credit Agreement.  Contemporaneously with the Closing Date, the Borrowers shall have terminated the commitments of the lenders under its Existing Credit Agreement, prepaid any borrowings (including, without limitation, principal, interest and fees) thereunder and terminated or released all Liens granted in connection therewith.

(i)         Recordation of Security Documents, Delivery of Collateral, Taxes, etc.  The Security Documents (or proper notices or financing statements in respect thereof) shall have been duly recorded, published and filed in such manner and in such places as is required by law to establish, perfect, preserve and protect the rights and security interests of the parties thereto and their respective successors and assigns, all collateral items required to be physically delivered to the Administrative Agent thereunder shall have been so delivered, accompanied by any appropriate instruments of transfer, and all taxes, fees and other charges then due and payable in connection with the execution, delivery, recording, publishing and filing of such instruments and the issue and delivery of the Notes shall have been paid in full.

(j)         Evidence of Insurance.  The Administrative Agent shall have received certificates of insurance and other evidence, satisfactory to it, of compliance with the insurance requirements of this Agreement and the Security Documents.

(k)        Search Reports.  The Administrative Agent shall have received the results of UCC and other search reports from one or more commercial search firms acceptable to the Administrative Agent, listing all of the effective financing statements and other Liens filed against any Credit Party (i) in the jurisdiction in which each such Credit Party is organized or formed, (ii) in any jurisdiction in which such Credit Party maintains an office or (iii) in any jurisdiction in which any Collateral of such Credit Party is located.

(l)         Corporate Charter and Good Standing Certificates.  The Administrative Agent shall have received:  (i) an original certified copy of the Certificate of Incorporation of each Credit Party and any and all amendments and restatements thereof, certified as of a recent date by the relevant Secretary of Borrower; (ii) an original good standing certificate from the Secretary of State of the state of incorporation, dated as of a recent date, listing all charter documents affecting such Credit Party and certifying as to the good standing of such Credit Party; and (iii) original certificates of good standing from each other jurisdiction in which each Credit Party is authorized or qualified to do business.

(m)       Solvency Certificate.  The Administrative Agent shall have received, in sufficient quantities for the Lenders, a duly executed solvency certificate substantially in the form attached hereto as Exhibit D-1, and such certificate shall be satisfactory in form and substance to each of the Lenders.

(n)        Borrower's Closing Certificate.  The Administrative Agent shall have received a certificate in the form attached hereto as Exhibit D-2, dated the Closing Date, of an Authorized Officer to the effect that, at and as of the Closing Date and both before and after giving effect to the initial Borrowings hereunder and the application of the proceeds thereof: (x) no Default or Event of Default has occurred and is continuing; (y) no Material Adverse Effect has occurred; and (z) all representations and warranties of the Credit Parties contained herein or in the other Credit Documents are true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the Closing Date, except that as to any such representations and warranties that expressly relate to an earlier specified date, such representations and warranties are only represented as having been true and correct in all material respects as of the date when made.

(o)        Prudential Amendment Documents.  The Administrative Agent shall have received copies of certain documents amending the Note Purchase Agreements and Subordinated Note Purchase Agreement of Gibraltar Steel Corporation of New York and indicating to the satisfaction of the Administrative Agent that such agreements do not contain terms or covenants that are more restrictive than the terms and covenants contained in this Agreement.

(p)        Proceedings and Documents.  All corporate and other proceedings and all documents incidental to the transactions contemplated hereby shall be satisfactory in substance and form to the Administrative Agent and the Lenders and the Administrative Agent and its special counsel and the Lenders shall have received all such counterpart originals or certified or other copies of such documents as the Administrative Agent or its special counsel or any Lender may reasonably request.

6.2       Conditions Precedent to All Credit Events.  The obligation of the Lenders to make or participate in each Credit Event is subject, at the time thereof, to the satisfaction of the following conditions:

(a)        Notice of Borrowing, Continuation or Conversion, etc. The Administrative Agent shall have received a Notice of Borrowing, Continuation or Conversion meeting the requirements of Section 2.2 with respect to the Borrowing, Continuation or Conversion of a Loan, or a Letter of Credit Request meeting the requirement of Section 3.2 with respect to the issuance of a Letter of Credit, or a Notice of Borrowing, Continuation or Conversion of a Loan meeting the requirement of Section 2.8 with respect to the making of a Swingline Loan.

(b)        No Default; Representations and Warranties.  At the time of each Credit Event and after giving effect thereto, (i) there shall exist no Default or Event of Default; (ii) there shall have occurred no Material Adverse Effect and (iii) all representations and warranties of the Credit Parties contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties shall have been true and correct in all material respects as of the date when made.

The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by the Borrower to each of the Lenders that all of the applicable conditions specified in Sections 6.1 and/or 6.2, as the case may be, have been satisfied as of the times referred to in Sections 6.1 and 6.2.

ARTICLE VII.
REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders to enter into this Agreement and to make the Loans and the Swingline Loans and to issue and to participate in the Letters of Credit provided for herein, each Borrower makes the following representations and warranties to, and agreements with, the Lenders, all of which shall survive the execution and delivery of this Agreement and each Credit Event:

7.1       Corporate Status, etc.  Each Borrower and each of its Subsidiaries (i) is a duly organized or formed and validly existing corporation, partnership or limited liability company, as the case may be, in good standing or full force and effect, as applicable, under the laws of the jurisdiction of its formation and has the corporate, partnership or limited liability company power and authority, as applicable, to own its property and assets and to transact the business in which it is engaged and presently proposes to engage, and (ii) has duly qualified and is authorized to do business in all jurisdictions where it is required to be so qualified except where the failure to be so qualified would not have a Material Adverse Effect.  Schedule 7.1 hereto lists, as of the Closing Date, each Subsidiary of the Borrower (and the direct and indirect ownership interest of the Borrower therein).

7.2       Corporate Power and Authority, etc.  Each Credit Party has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Credit Documents to which it is party. Each Credit Party has duly executed and delivered each Credit Document to which it is party, and each Credit Document to which it is party constitutes the legal, valid and binding agreement or obligation of such Credit Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

7.3       No Violation.  Neither the execution, delivery and performance by any Credit Party of the Credit to which it is party nor compliance with the terms and provisions thereof (i) will contravene any law, statute, rule, regulation, order, writ, injunction or decree of any Governmental Authority applicable to such Credit Party or its properties and assets, (ii) will conflict with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (other than the Liens created pursuant to the Security Documents) upon any of the property or assets of such Credit Party pursuant to the terms of any promissory note, bond, debenture, indenture, mortgage, deed of trust, credit or loan agreement, or any other agreement or other instrument, to which such Credit Party is a party or by which it or any of its property or assets are bound or to which it may be subject other than when consent has been obtained, or (iii) will violate any provision of the certificate or articles of incorporation, code of regulations or by-laws, or other charter documents of such Credit Party.

7.4       Governmental Approvals.  No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority is required to authorize or is required as a condition to (i) the execution, delivery and performance by any Credit Party of any Credit Document to which it is a party, or (ii) the legality, validity, binding effect or enforceability of any Credit Document to which any Credit Party is a party, except the filing and recording of financing statements and other documents necessary in order to perfect the Liens created by the Security Documents.

7.5       Litigation.  There are no actions, suits or proceedings pending or, to, the knowledge of the Borrower, threatened with respect to the Borrowers or any of their Subsidiaries (i) that have, or could reasonably be expected to have, a Material Adverse Effect, or (ii) that question the validity or enforceability of any of the Credit Documents, or of any action to be taken by any Borrower or any of the other Credit Parties pursuant to any of the Credit Documents.

7.6       Use of Proceeds; Margin Regulations.

(a)        The proceeds of all Loans shall be utilized to refinance existing senior debt facilities, provide funds for Permitted Acquisitions, provide funds for investments in joint ventures permitted pursuant to Section 9.5(m), and provide working capital and funds for general corporate and other lawful purposes not inconsistent with the requirements of this Agreement.

(b)        No part of the proceeds of any Credit Event will be used directly or indirectly to purchase or carry Margin Stock, or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, in violation of any of the provisions of Regulation U or X of the Board of Governors of the Federal Reserve System. Neither Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. At no time would more than 25% of the value of the assets of any Borrower or of the Borrowers and their consolidated Subsidiaries that are subject to any "arrangement" (as such term is used in Section 221.2(g) of such Regulation U) hereunder be represented by Margin Stock.

7.7       Financial Statements, etc.

(a)        The Borrowers have furnished to the Lenders and the Administrative Agent complete and correct copies of (i) the audited consolidated balance sheets of the Borrowers and their consolidated subsidiaries as of December 31, 2003 and the related audited consolidated statements of income, shareholders' equity, and cash flows of the Borrower and its consolidated subsidiaries for the fiscal years then ended, accompanied by the report thereon of PricewaterhouseCoopers LLP; and (ii) the consolidated balance sheets of the Borrowers and their consolidated subsidiaries as of September 30, 2004 and the related consolidated statements of income and of cash flows of the Borrowers and their consolidated subsidiaries for the fiscal period then ended, as included in the Borrower's Report on Form 10-Q for the fiscal quarter ended September 30, 2004, filed with the SEC.  All such financial statements have been prepared in accordance with GAAP, consistently applied (except as stated therein), and fairly present the financial position of the entities described in such financial statements as of the respective dates indicated and the consolidated results of their operations and cash flows for the respective periods indicated, subject in the case of any such financial statements that are unaudited, to normal audit adjustments, none of which will involve a Material Adverse Effect.  The Borrowers and their Subsidiaries did not have, as of the date of the latest financial statements referred to above, and will not have as of the Closing Date after giving effect to the incurrence of Loans hereunder, any material or significant contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the foregoing financial statements or the notes thereto in accordance with GAAP and that in any such case is material in relation to the business, operations, properties, assets, financial or other condition or prospects of the Borrowers or any of their Subsidiaries.

7.8       Solvency.  Each Borrower has received consideration that is the reasonable equivalent value of the obligations and liabilities that such Borrower has incurred to the Administrative Agent and the Lenders.  Each Borrower now has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is now solvent and able to pay its debts as they mature and each Borrower, as of the Closing Date, owns property having a value, both at fair valuation and at present fair salable value, greater than the amount required to pay such Borrower's debts; and such Borrower is not entering into the Credit Documents with the intent to hinder, delay or defraud its creditors. For purposes of this Section 7.8, "debt" means any liability on a claim, and "claim" means (x) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (y) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

7.9       No Material Adverse Effect.  Since September 30, 2004, there has been no change in the financial or other condition, business, affairs or prospects of the Borrowers and their Subsidiaries taken as a whole, or their properties and assets considered as an entirety, except for changes none of which, individually or in the aggregate, has had or could reasonably be expected to have, a Material Adverse Effect.

7.10     Tax Returns and Payments.  Each of the Borrowers and each of their Subsidiaries has filed all federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all material taxes and assessments payable by it that have become due, other than those not yet delinquent and except for those contested in good faith. The Borrowers and each of their Subsidiaries has established on its books such charges, accruals and reserves in respect of taxes, assessments, fees and other governmental charges for all fiscal periods as are required by GAAP.  The Borrowers know of no proposed assessment for additional federal, foreign or state taxes for any period, or of any basis therefor, which, individually or in the aggregate, taking into account such charges, accruals and reserves in respect thereof as the Borrowers and their Subsidiaries have made, could reasonably be expected to have a Material Adverse Effect.

7.11     Title to Properties, etc.  Each Borrower and each of its Subsidiaries has good and marketable title (or valid Leaseholds, in the case of any leased property), to all of its properties and assets free and clear of Liens other than Permitted Liens.  The interests of the Borrowers and each of their Subsidiaries in the properties reflected in the most recent balance sheet referred to in Section 7.7, taken as a whole, were sufficient, in the judgment of the Borrowers, as of the date of such balance sheet for purposes of the ownership and operation of the businesses conducted by the Borrower and such Subsidiaries.

7.12     Lawful Operations, etc.  Each Borrower and each of its Subsidiaries:  (i) holds all necessary federal, state and local governmental licenses, registrations, certifications, permits and authorizations necessary to conduct its business, except to the extent the failure to so hold could reasonably be expected to have a Material Adverse Effect; (ii) is in full compliance with all material requirements imposed by law, regulation or rule, whether federal, state or local, that are applicable to it, its operations, or its properties and assets, including without limitation, applicable requirements of Environmental Laws, except for any failure to obtain and maintain in effect, or noncompliance, that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; (iii) conduct their business in compliance with all provisions of the Fair Debt Practices Collection Act and all other applicable federal, state or local laws governing the collection of debts and neither Borrower nor any of its Subsidiaries is in material violation of any of such laws; and (iv) are in compliance with all federal, state and local privacy laws.

7.13     Environmental Matters.

(a)        Each Borrower and each of its Subsidiaries is in compliance with all Environmental Laws governing its business, except to the extent that any such failure to comply (together with any resulting penalties, fines or forfeitures) would not reasonably be expected to have a Material Adverse Effect. All licenses, permits, registrations or approvals required for the conduct of the business of each Borrower and each of its Subsidiaries under any Environmental Law have been secured and each Borrower and each of its Subsidiaries is in substantial compliance therewith, except for such licenses, permits, registrations or approvals the failure to secure or to comply therewith is not reasonably likely to have a Material Adverse Effect. Neither Borrower nor any of its Subsidiaries has received written notice, or otherwise knows, that it is in any respect in noncompliance with, breach of or default under any applicable writ, order, judgment, injunction, or decree to which such Borrower or such Subsidiary is a party or that would affect the ability of such Borrower or such Subsidiary to operate any Real Property and no event has occurred and is continuing that, with the passage of time or the giving of notice or both, would constitute noncompliance, breach of or default thereunder, except in each such case, such noncompliance, breaches or defaults as would not reasonably be expected to, in the aggregate, have a Material Adverse Effect. There are no Environmental Claims pending or, to the best knowledge of the Borrowers, threatened wherein an unfavorable decision, ruling or finding would reasonably be expected to have a Material Adverse Effect. There are no facts, circumstances, conditions or occurrences on any Real Property now or at any time owned, leased or operated by any Borrower or any of its Subsidiaries or on any property adjacent to any such Real Property, that are known by the Borrowers or as to which any Borrower or any such Subsidiary has received written notice, that could reasonably be expected:  (i) to form the basis of an Environmental Claim against any Borrower or any of its Subsidiaries or any Real Property of any Borrower or any of its Subsidiaries; or (ii) to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property under any Environmental Law, except in each such case, such Environmental Claims or restrictions that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

(b)        Hazardous Materials have not at any time been (i) generated, used, treated or stored on, or transported to or from, any Real Property of any Borrower or any of its Subsidiaries or (ii) released on any such Real Property, in each case where such occurrence or event is not in compliance with Environmental Laws and is reasonably likely to have a Material Adverse Effect.

7.14     Compliance with ERISA.  Compliance by the Borrowers with the provisions hereof and Credit Events contemplated hereby will not involve any prohibited transaction within the meaning of ERISA or Section 4975 of the Code.  The Borrowers and each of their Subsidiaries, (i) have fulfilled all obligations under minimum funding standards of ERISA and the Code with respect to each Plan that is not a Multiemployer Plan or a Multiple Employer Plan, (ii) has satisfied all respective contribution obligations in respect of each Multiemployer Plan and each Multiple Employer Plan, (iii) is in compliance in all material respects with all other applicable provisions of ERISA and the Code with respect to each Plan, each Multiemployer Plan and each Multiple Employer Plan, and (iv) has not incurred any liability under the Title IV of ERISA to the PBGC with respect to any Plan, any Multiemployer Plan, any Multiple Employer Plan, or any trust established thereunder.  No Plan or trust created thereunder has been terminated, and there have been no Reportable Events, with respect to any Plan or trust created thereunder or with respect to any Multiemployer Plan or Multiple Employer Plan, which termination or Reportable Event will or could result in the termination of such Plan, Multiemployer Plan or Multiple Employer Plan and give rise to a material liability of the Borrower or any ERISA Affiliate in respect thereof.  Neither Borrower nor any ERISA Affiliate is at the date hereof, or has been at any time within the two years preceding the date hereof, an employer required to contribute to any Multiemployer Plan or Multiple Employer Plan, or a "contributing sponsor" (as such term is defined in Section 4001 of ERISA) in any Multiemployer Plan or Multiple Employer Plan.  Neither the Borrower nor any ERISA Affiliate has any contingent liability with respect to any post-retirement "welfare benefit plan" (as such term is defined in ERISA) except as has been disclosed to the Lenders in writing.

7.15     Intellectual Property, etc.  Each Borrower and each of its Subsidiaries has obtained or has the right to use all material patents, trademarks, service marks, trade names, copyrights, licenses and other rights with respect to the foregoing necessary for the present conduct of its business, without any known conflict with the rights of others, except for such patents, trademarks, service marks, trade names, copyrights, licenses and rights, the loss of which, and such conflicts, which in any such case individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

7.16     Investment Company Act, etc.  Neither Borrower nor any of its Subsidiaries is subject to regulation with respect to the creation or incurrence of Indebtedness under the Investment Company Act of 1940, as amended, the Interstate Commerce Act, as amended, the Federal Power Act, as amended, the Public Utility Holding Company Act of 1935, as amended, or any applicable state public utility law.

7.17     Insurance.  Each Borrower and each of its Subsidiaries maintains insurance coverage by such insurers and in such forms and amounts and against such risks as are generally consistent with industry standards and in compliance with the terms of the Credit Documents.

7.18     Certain Contracts; Labor Relations.  Neither Borrower nor any of its Subsidiaries (i) is subject to any burdensome contract, agreement, corporate restriction, judgment, decree or order, (ii) is a party to any labor dispute affecting any bargaining unit or other group of employees generally, (iii) is subject to any strike, slow down, walk out or other concerted interruptions of operations by employees of such Borrower or any Subsidiary, whether or not relating to any labor contracts, (iv) is subject to any pending or, to the knowledge of the Borrowers, threatened, unfair labor practice complaint, before the National Labor Relations Board, (v) is subject to any pending or, to the knowledge of the Borrowers, threatened, grievance or arbitration proceeding arising out of or under any collective bargaining agreement, (vi) is subject to any pending or, to the knowledge of the Borrowers, threatened, strike, labor dispute, slowdown or stoppage, or (vii) is, to the knowledge of the Borrowers, involved or subject to any union representation organizing or certification matter with respect to the employees of any Borrower or any of its Subsidiaries, except (with respect to any matter specified in any of the above clauses), for such matters as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

7.19     True and Complete Disclosure.  All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of any Borrower or any of its Subsidiaries in writing to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated herein, is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of such person in writing to any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided.

7.20     Anti-Terrorism Law Compliance.  Neither the Borrowers nor any of their Subsidiaries are subject to or in violation of any law, regulation, or list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control list, Executive Order No. 13224 or the USA Patriot Act) that prohibits or limits the conduct of business with or the receiving of funds, goods or services to or for the benefit of certain persons specified therein or that prohibits or limits any Lender or Letter of Credit Issuer from making any advance or extension of credit to the Borrowers or from otherwise conducting business with the Borrowers.

ARTICLE VIII.
AFFIRMATIVE COVENANTS

Each Borrower hereby covenants and agrees that on the Closing Date and thereafter so long as this Agreement is in effect and until such time as the Total Commitment has been terminated, no Notes remain outstanding and the Loans and Swingline Loans, together with interest, Fees and all other Obligations incurred hereunder and under the other Credit Documents, have been paid in full:

8.1       Reporting Requirements.  The Borrower Representative will furnish to each Lender and the Administrative Agent:

(a)        Annual Financial Statements.  As soon as available and in any event within 90 days after the close of each fiscal year of the Borrowers, the consolidated balance sheets of the Borrowers and their consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income, of stockholders' equity and of cash flows for such fiscal year, in each case setting forth comparative figures for the preceding fiscal year, all in reasonable detail and accompanied by the opinion with respect to such consolidated financial statements of independent public accountants of recognized national standing selected by the Borrowers, which opinion shall be unqualified and shall (i) state that such accountants audited such consolidated financial statements in accordance with generally accepted auditing standards, that such accountants believe that such audit provides a reasonable basis for their opinion, and that in their opinion such consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Borrowers and their consolidated subsidiaries as at the end of such fiscal year and the consolidated results of their operations and cash flows for such fiscal year in conformity with generally accepted accounting principles, or (ii) contain such statements as are customarily included in unqualified reports of independent accountants in conformity with the recommendations and requirements of the American Institute of Certified Public Accountants (or any successor organization).

(b)        Quarterly Financial Statements.  As soon as available and in any event within 45 days after the close of each of the quarterly accounting periods in each fiscal year of the Borrowers, the unaudited consolidated balance sheets of the Borrowers and their consolidated Subsidiaries as at the end of such quarterly period and the related unaudited consolidated statements of income and of cash flows for such quarterly period and/or for the fiscal year to date, and setting forth, in the case of such unaudited consolidated statements of income and of cash flows, comparative figures for the related periods in the prior fiscal year, and which shall be certified on behalf of the Borrower Representative by an Authorized Officer of the Borrower Representative, subject to changes resulting from normal year-end audit adjustments.

(c)        Officer's Compliance Certificates.  At the time of the delivery of the financial statements provided for in Sections 8.1(a) and (b), a certificate on behalf of the Borrowers by an Authorized Officer of the Borrower Representative to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof and the actions the Borrowers propose to take with respect thereto, which certificate shall set forth the calculations required to establish compliance with the provisions of Section 9.7 of this Agreement.

(d)        Notice of Default, Litigation, Violation of Material Agreement.  Promptly, and in any event within three Business Days after any of the Borrowers or any of their Subsidiaries obtains knowledge thereof, notice of

(i)         the occurrence of any event that constitutes a Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrowers propose to take with respect thereto; or

(ii)        the commencement of, or any other material development concerning, any litigation, governmental or regulatory proceeding pending against any Borrower or any of its Subsidiaries, or any other event if the same involves any reasonable possibility of having a Material Adverse Effect.

(e)        ERISA.  Promptly, and in any event within 10 days after any Borrower, any Subsidiary of any Borrower or any ERISA Affiliate knows of the occurrence of any of the following, the Borrower Representative will deliver to each of the Lenders a certificate on behalf of the Borrowers by an Authorized Officer of the Borrower Representative setting forth the full details as to such occurrence and the action, if any, that such Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by any Borrower, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto (i) that a Reportable Event has occurred with respect to any Plan; (ii) the institution of any steps by any Borrower, any ERISA Affiliate, the PBGC or any other person to terminate any Plan; (iii) the institution of any steps by any Borrower or any ERISA Affiliate to withdraw from any Plan; (iv) the institution of any steps by any Borrower or any Subsidiary to withdraw from any Multiemployer Plan or Multiple Employer Plan, if such withdrawal could result in withdrawal liability (as described in Part 1 of Subtitle E of Title IV of ERISA) in excess of $5,000,000; (v) a non-exempt "prohibited transaction" within the meaning of Section 406 of ERISA in connection with any Plan; (vi) that a Plan has an Unfunded Current Liability exceeding $5,000,000; (vii) any material increase in the contingent liability of any Borrower or any Subsidiary with respect to any post-retirement welfare liability; or (viii) the taking of any action by, or the threatening of the taking of any action by, the Internal Revenue Service, the Department of Labor or the PBGC with respect to any of the foregoing.

(f)         Environmental Matters.  Promptly upon, and in any event within 10 Business Days after, any Borrower or any of its Subsidiaries obtains knowledge thereof, notice of one or more of the following environmental matters: (i) any pending or threatened material Environmental Claim against any Borrower or any of its Subsidiaries or any Real Property owned or operated by any Borrower or any of its Subsidiaries; (ii) any condition or occurrence on or arising from any Real Property owned or operated by any Borrower or any of its Subsidiaries that (A) results in material noncompliance by any Borrower or any of its Subsidiaries with any applicable Environmental Law or (B) would reasonably be expected to form the basis of a material Environmental Claim against any Borrower or any of its Subsidiaries or any such Real Property; (iii) any condition or occurrence on any Real Property owned, leased or operated by any Borrower or any of its Subsidiaries that could reasonably be expected to cause such Real Property to be subject to any material restrictions on the ownership, occupancy, use or transferability by any Borrower or any of its Subsidiaries of such Real Property under any Environmental Law; and (iv) the taking of any material removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned, leased or operated by any Borrower or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency.  All such notices shall describe in reasonable detail the nature of the Environmental Claim, such Borrower's or such Subsidiary's response thereto and, to the extent reasonably ascertainable, the potential exposure in dollars of the Borrowers and their Subsidiaries with respect thereto.

(g)        SEC Reports and Registration Statements.  Promptly after transmission thereof or other filing with the SEC, copies of all registration statements and all annual, quarterly or current reports that any Borrower or any of its Subsidiaries is required to file with the SEC on Form 10-K, 10-Q or 8-K (or any successor forms).

(h)        Annual and Quarterly Reports, Proxy Statements and other Reports Delivered to Stockholders Generally.  Promptly after transmission thereof to its stockholders, copies of all annual, quarterly and other reports and all proxy statements that Gibraltar Industries, Inc. furnishes to its stockholders generally.

(i)         Auditors' Internal Control Comment Letters, etc.  Promptly upon receipt thereof, a copy of each letter or memorandum commenting on internal accounting controls and/or accounting or financial reporting policies followed by the Borrowers and/or any of their Subsidiaries that is submitted to any Borrower by its independent accountants in connection with any annual or interim audit made by them of the books of any Borrower or any of its Subsidiaries.

(j)         Other Information.  Promptly, but in any event within 10 Business Days upon request therefor, such other information or documents (financial or otherwise) relating to the Borrowers or any of their Subsidiaries as the Administrative Agent or any Lender may reasonably request from time to time.

8.2       Books, Records and Inspections.  The Borrowers will, and will cause each of their Subsidiaries to, (i) keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of such Borrowers or such Subsidiaries, as the case may be, in accordance with GAAP; and (ii) permit, upon reasonable prior notice to the Borrower Representative, officers and designated representatives of the Administrative Agent or any of the Lenders to visit and inspect any of the properties or assets of any of the Borrowers and any of their Subsidiaries in whomsoever's possession to examine the books of account of any of the Borrowers and any of their Subsidiaries, and make copies thereof and take extracts therefrom, and to discuss the affairs, finances and accounts of any of the Borrowers and of any of their Subsidiaries with, and be advised as to the same by, its and their officers and independent accountants and independent actuaries, if any, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or any of the Lenders may request.

8.3       Insurance.

(a)        The Borrowers will, and will cause each of their Subsidiaries to, (i) maintain insurance coverage by such insurers and in such forms and amounts and against such risks as are generally consistent with the insurance coverage maintained by the Borrowers and their Subsidiaries at the date hereof, and (ii) forthwith upon any Lender's written request, furnish to such Lender such information about such insurance as such Lender may from time to time reasonably request, which information shall be prepared in form and detail satisfactory to such Lender and certified by an Authorized Officer of the Borrower Representative.

(b)        The Borrowers will, and will cause each of their Subsidiaries that is a Credit Party to, at all times keep their respective property that is subject to the Lien of any of the Security Documents insured in favor of the Administrative Agent, and all policies or certificates (or certified copies thereof) with respect to such insurance (and any other insurance maintained by any Borrower or any such Subsidiary) (i) shall be endorsed to the Administrative Agent's satisfaction for the benefit of the Administrative Agent (including, without limitation, by naming the Administrative Agent as an additional loss payee (with respect to Collateral) or, to the extent permitted by applicable law, as an additional insured as its interests may appear), (ii) shall state that such insurance policies shall not be canceled, reduced or expire without 30 days' prior written notice thereof (or 10 days' prior written notice in the case of cancellation for the non-payment of premiums) by the respective insurer to the Administrative Agent, (iii) shall provide that the respective insurers irrevocably waive any and all rights of subrogation with respect to the Administrative Agent and the Lenders, (iv) shall in the case of any such certificates or endorsements in favor of the Administrative Agent, be delivered to or deposited with the Administrative Agent, and (v) shall provide that the interests of the Administrative Agent shall not be invalidated by an act or negligence of any Borrower or any Subsidiary or any person having an interest in any facility owned, leased or used by any Borrower or any of its Subsidiaries nor by occupancy or use of any facility owned, leased or used by any Borrower or any Subsidiary for purposes more hazardous than permitted by such policy nor by any foreclosure or other proceedings relating to any facility owned, leased or used by any Borrower or any Subsidiary.  The Borrower Representative shall deliver to the Administrative Agent contemporaneously with the expiration or replacement of any policy of insurance required to be maintained by this Agreement a certificate as to the new or renewal policy.  The Borrower Representative shall advise the Administrative Agent promptly upon the cancellation, reduction or amendment of any policy.  If requested to do so by the Administrative Agent at any time, the Borrower Representative shall deliver copies of all insurance policies maintained by it as required by this Agreement.  The Administrative Agent shall deliver copies of any certificates of insurance to a Lender upon such Lender's reasonable request.

(c)        If any Borrower or any of its Subsidiaries shall fail to maintain any insurance in accordance with this Section 8.3, or if any Borrower or any of its Subsidiaries shall fail to so endorse and deliver or deposit all endorsements or certificates with respect thereto, the Administrative Agent shall have the right (but shall be under no obligation), upon prior written notice to the Borrower Representative, to procure such insurance and the Borrowers agree to reimburse the Administrative Agent on demand, for all actual costs and expenses of procuring such insurance.

8.4       Payment of Taxes and Claims.  Each of the Borrowers will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims that, if unpaid, might become a Lien or charge upon any properties of such Borrower or any of its Subsidiaries; provided that neither such Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP.  Without limiting the generality of the foregoing, each Borrower will, and will cause each of its Subsidiaries to, pay in full all of its wage obligations to its employees in accordance with the Fair Labor Standards Act (29 U.S.C. Sections 206 207) and any comparable provisions of applicable law.

8.5       Corporate Franchises.  Each Borrower will do, and will cause each of its Subsidiaries to do, or cause to be done, all things necessary to preserve and keep in full force and effect its corporate existence, rights and authority, provided that nothing in this Section 8.5 shall be deemed to prohibit any transaction permitted by Section 9.2.

8.6       Good Repair.  Each Borrower will, and will cause each of its Subsidiaries to, ensure that its material properties and equipment used or useful in its business in whomsoever's possession they may be, are kept in good repair, working order and condition, normal wear and tear excepted, and that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements, thereto, to the extent and in the manner customary for companies in similar businesses.

8.7       Compliance with Statutes, etc.  Each Borrower will, and will cause each of its Subsidiaries to, comply, in all material respects, with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities in respect of the conduct of its business and the ownership of its property, other than those the noncompliance with which will not have, and that would not be reasonably expected to have, a Material Adverse Effect.

8.8       Compliance with Environmental Laws.  Without limitation of the covenants contained in Section 8.7 hereof,

(a)        Each Borrower will comply, and will cause each of its Subsidiaries to comply, in all material respects, with all Environmental Laws applicable to the ownership, lease or use of all Real Property now or hereafter owned, leased or operated by such Borrower or any of its Subsidiaries, and will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, except to the extent that such compliance with Environmental Laws is being contested in good faith and by appropriate proceedings and for which adequate reserves have been established to the extent required by GAAP, and an adverse outcome in such proceedings is not reasonably expected to have a Material Adverse Effect.

(b)        Each Borrower will keep or cause to be kept, and will cause each of its Subsidiaries to keep or cause to be kept, all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws that are not permitted under Section 9.3.

(c)        No Borrower nor any of its Subsidiaries will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of, Hazardous Materials on any Real Property now or hereafter owned, leased or operated by such Borrower or any of its Subsidiaries or transport or permit the transportation of Hazardous Materials to or from any such Real Property other than in compliance with applicable Environmental Laws, except for such noncompliance as would not have, and that would not be reasonably expected to have, a Material Adverse Effect.

(d)        If required to do so under any applicable order of any Governmental Authority, the Borrower will undertake, and cause each of its Subsidiaries to undertake, any clean up, removal, remedial or other action necessary to remove and clean up any Hazardous Materials from any Real Property owned, leased or operated by any Borrower or any of its Subsidiaries in accordance with, in all material respects, the requirements of all applicable Environmental Laws and in accordance with, in all material respects, such orders of all Governmental Authorities, except to the extent that such Borrower or such Subsidiary is contesting such order in good faith and by appropriate proceedings and for which adequate reserves have been established to the extent required by GAAP.

(e)        At the written request of the Administrative Agent or the Required Lenders, which request shall specify in reasonable detail the basis therefor, at any time and from time to time after the Lenders receive notice under Section 8.1(f) for any Environmental Claim involving potential expenditures by any Borrower or any of its Subsidiaries in excess of $5,000,000 in the aggregate for any Real Property, such Borrower will provide, at its sole cost and expense, an environmental site assessment report concerning any such Real Property now or hereafter owned, leased or operated by such Borrower or any of its Subsidiaries, prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent, indicating the presence or absence of Hazardous Materials and the potential cost of any removal or a remedial action in connection with any Hazardous Materials on such Real Property. If the Borrower fails to provide the same within 90 days after such request was made, the Administrative Agent may order the same, and such Borrower shall grant and hereby grants, to the Administrative Agent and the Lenders and their agents, access to such Real Property and specifically grants the Administrative Agent and the Lenders an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment, all at the Borrower's expense.

8.9       Fiscal Years, Fiscal Quarters.  No Borrower shall change its or any of its Subsidiaries' fiscal years or fiscal quarters (other than the fiscal year or fiscal quarters of a person that becomes a Subsidiary, made at the time such person becomes a Subsidiary to conform to such Borrower's fiscal year and fiscal quarters).

8.10     Certain Subsidiaries to Join in Subsidiary Guaranty.

(a)        In the event that at any time after the Closing Date (x) any Borrower creates, holds, acquires or at any time has any Subsidiary (other than the Excluded Subsidiaries and other than a Foreign Subsidiary as to which Section 8.10(b) applies) that is not a party to the Subsidiary Guaranty, or (y) an Event of Default shall have occurred and be continuing and any Borrower has any Subsidiary that is not a party to the Subsidiary Guaranty, such Borrower will immediately, but in any event within 5 Business Days, notify the Administrative Agent in writing of such event, identifying the Subsidiary in question and referring specifically to the rights of the Administrative Agent and the Lenders under this Section. The Borrower will, within 15 days following request therefor from the Administrative Agent (who may give such request on its own initiative or upon request by the Required Lenders), cause such Subsidiary to deliver to the Administrative Agent, in sufficient quantities for the Lenders, (i) a joinder supplement, reasonably satisfactory in form and substance to the Administrative Agent, duly executed by such Subsidiary, pursuant to which such Subsidiary joins in the Subsidiary Guaranty as a guarantor thereunder, and (ii) if such Subsidiary is a corporation, resolutions of the Board of Directors of such Subsidiary, certified by the Secretary or an Assistant Secretary of such Subsidiary as duly adopted and in full force and effect, authorizing the execution and delivery of such joinder supplement, or if such Subsidiary is not a corporation, such other evidence of the authority of such Subsidiary to execute such joinder supplement as the Administrative Agent may reasonably request.  Notwithstanding the foregoing, in the event an Excluded Subsidiary shall cease to be an inactive Subsidiary or shall acquire assets or liabilities having a value in excess of $10,000,000 in the aggregate, the Borrower will immediately, and in any event within 5 Business Days, notify the Administrative Agent in writing of such event, referring specifically to the rights of the Administrative Agent and the Lenders under this Section.  The Borrower will, within 15 days following request therefor from the Administrative Agent (who may give such request on its own initiative or upon request by the Required Lenders), cause such Excluded Subsidiary to deliver to the Administrative Agent, in sufficient quantities for the Lenders, (i) a joinder supplement, reasonably satisfactory in form and substance to the Administrative Agent, duly executed by such Excluded Subsidiary, pursuant to which such Excluded Subsidiary joins in the Subsidiary Guaranty as a guarantor thereunder, and (ii) such other evidence of the authority of such Excluded Subsidiary to execute such joinder supplement as the Administrative Agent may reasonably request.

(b)        Notwithstanding the foregoing or the provisions of Section 8.11 hereof, no Borrower shall, unless an Event of Default shall have occurred and be continuing, be required to pledge (or cause to be pledged) more than 65% of the stock or other equity interests in any first tier Foreign Subsidiary, or any of the stock or other equity interests in any other Foreign Subsidiary, or to cause a Foreign Subsidiary to join in the Subsidiary Guaranty or to become a party to the Security Agreement or any other Security Document, if (i) to do so would subject such Borrower to liability for additional United States income taxes by virtue of Section 956 of the Code in an amount such Borrower considers material, and (ii) such Borrower provides the Administrative Agent with documentation, including computations prepared by the Borrower's internal tax officer, its independent accountants or tax counsel, reasonably acceptable to the Required Lenders, in support thereof.

8.11     Additional Security; Further Assurances.

(a)        In the event that at any time after the Closing Date,

(i)         any Borrower or any of its Subsidiaries acquires, or a person that has become a Subsidiary owns or holds, an interest in assets, stock, securities or any other property or interest, located in the United States or arising out of business conducted in or from the United States, that is not at the time included in the Collateral and is not subject to a Permitted Lien securing Indebtedness, such Borrower will notify the Administrative Agent in writing of such event, identifying the property or interests in question and referring specifically to the rights of the Administrative Agent and the Lenders under this Section, or

(ii)        an Event of Default shall have occurred and be continuing and any Borrower or any Subsidiary at any time owns or holds an interest in any assets, stock, securities or any other property or interest, located within or outside of the United States or arising out of business conducted from any location within or outside the United States, that is not at the time included in the Collateral and is not subject to a Permitted Lien securing Indebtedness, subject to Section 8.10(b) hereof, Borrower will, or will cause such Subsidiary to, within 30 days, grant the Administrative Agent for the benefit of the Lenders security interests pursuant to an "Additional Security Document") or joinder in any existing Security Document, in such assets, interests or properties of such Borrower or any Subsidiary, subject to obtaining any required consents from third parties (including third party lessors and co-venturers) necessary to be obtained for the granting of a Lien on the interests or assets involved (with the Borrowers hereby agreeing to use best efforts to obtain such consents).

(b)        Each Additional Security Document (i) shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent, and other supporting documentation requested by and reasonably satisfactory in form and substance to the Administrative Agent; and (ii) shall constitute a valid and enforceable perfected Lien upon the interests or properties so included in the Collateral, superior to and prior to the rights of all third persons and subject to no other Liens except Permitted Liens or otherwise agreed by the Administrative Agent at the time of perfection thereof.  The Borrowers, at their sole cost and expense, will cause each Additional Security Document or instruments related thereto to be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens created thereby required to be granted pursuant to the Additional Security Document, and will pay or cause to be paid in full all taxes, fees and other charges payable in connection therewith. Furthermore, the Borrowers shall cause to be delivered to the Administrative Agent such opinions of local counsel, appraisals, title insurance, surveys, environmental assessments, consents of landlords, lien waivers from landlords or mortgagees and other related documents as may be reasonably requested by the Administrative Agent or any other Agent in connection with the execution, delivery and recording of any Additional Security Document, all of which documents shall be in form and substance reasonably satisfactory to the Administrative Agent.

(c)        The Borrowers will, and will cause each of their Subsidiaries to, at the expense of the Borrowers, make, execute, endorse, acknowledge, file and/or deliver to the Administrative Agent from time to time such conveyances, financing statements, transfer endorsements, powers of attorney, certificates, and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Administrative Agent or any other Agent may reasonably require.

(d)        The Borrowers will promptly upon request of the Administrative Agent use their best efforts to obtain, and maintain in effect, waivers from landlords and mortgagees having any interest in any Real Property on which any items of Collateral are located, in form and substance reasonably acceptable to the Administrative Agent.

8.12     Most Favored Covenant Status.  If any Credit Party at any time after the Closing Date, issues or guarantees any Indebtedness in an aggregate amount exceeding $5,000,000 (to the extent, if any, that any such Credit Party is permitted to do so under Section 9.4 hereof) pursuant to a loan agreement, credit agreement, note purchase agreement, indenture, guaranty or other similar instrument, which agreement, indenture, guaranty or instrument, includes affirmative or negative business or financial covenants (or any events of default or other type of restriction that would have the practical effect of any affirmative or negative business or financial covenant, including, without limitation, any "put" or mandatory prepayment of such Indebtedness upon the occurrence of a "change of control") that are applicable to any Credit Party, other than those set forth herein or in any of the other Credit Documents, the Borrowers shall promptly so notify the Administrative Agent and the Lenders and, if the Administrative Agent shall so request by written notice to the Borrowers (after a determination has been made by the Required Lenders that any of the above-referenced documents or instruments contain any such provisions, that either individually or in the aggregate, are more favorable to the holders of such unsecured Indebtedness than any of the provisions set forth herein), the Borrowers, the Administrative Agent and the Lenders shall promptly amend this Agreement to incorporate some or all of such provisions, in the discretion of the Administrative Agent and the Required Lenders, into this Agreement and, to the extent necessary and reasonably desirable to the Administrative Agent and the Required Lenders, into any of the other Credit Documents, all at the election of the Administrative Agent and the Required Lenders.

8.13     Senior Debt.  The Borrowers will at all times ensure that (i) the claims of the Lenders in respect of the Obligations of the Borrowers or any of them will not be subordinate to, and will in all respects rank senior to the claims of every unsecured creditor of the Borrowers or any of them, and (ii) any Indebtedness of any Borrower that is subordinated in any manner to the claims of any other creditor of any Borrower will be subordinated in like manner to such claims of the Lenders.

8.14     Anti-Terrorism Laws.  Neither the Borrowers nor any of their Subsidiaries shall be subject to or in violation of any law, regulation, or list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control list, Executive Order No. 13224 or the USA Patriot Act) that prohibits or limits the conduct of business with or the receiving of funds, goods or services to or for the benefit of certain persons specified therein or that prohibits or limits any Lender or Letter of Credit Issuer from making any advance or extension of credit to the Borrowers or from otherwise conducting business with the Borrowers.

ARTICLE IX.
NEGATIVE COVENANTS

The Borrowers hereby covenant and agree that on the Closing Date and thereafter for so long as this Agreement is in effect and until such time as the Total Commitment has been terminated, no Notes remain outstanding and the Loans and Swingline Loans, together with interest, Fees and all other Obligations incurred hereunder and under the other Credit Documents, have been paid in full:

9.1       Changes in Business.  Neither Borrower nor any of their Subsidiaries will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Borrowers and their Subsidiaries, would be substantially changed from the general nature of the business engaged in by the Borrowers and their Subsidiaries on the Closing Date.

9.2       Consolidation, Merger, Acquisitions, Asset Sales, etc.  The Borrowers will not, and will not permit any Subsidiary to, (1) wind up, liquidate or dissolve its affairs, (2) enter into any transaction of merger or consolidation, (3) make or otherwise effect any Acquisition, (4) sell or otherwise dispose of any of its property or assets outside the ordinary course of business, or otherwise make or otherwise effect any Asset Sale, or (5) agree to do any of the foregoing at any future time, except that the following shall be permitted:

(a)        Certain Intercompany Mergers, etc.  If no Default or Event of Default shall have occurred and be continuing or would result therefrom, each of the following shall be permitted:  (i) the merger, consolidation or amalgamation of any Domestic Subsidiary of a Borrower with or into such Borrower, provided such Borrower is the surviving or continuing or resulting corporation; (ii) the merger, consolidation or amalgamation of any Domestic Subsidiary of any Borrower with or into any Subsidiary Guarantor, provided that the surviving or continuing or resulting corporation is a Subsidiary Guarantor; and (iii) the transfer or other disposition of any property by any Borrower to any Subsidiary Guarantor or by any Subsidiary Guarantor to a Borrower or any other Subsidiary Guarantor;

(b)        Acquisitions.  The Borrowers or any Subsidiary Guarantor may make any Acquisition that is a Permitted Acquisition, provided that all of the conditions contained in the definition of the term Permitted Acquisition are satisfied;

(c)        Permitted Dispositions.  If no Default or Event of Default shall have occurred and be continuing or would result therefrom, and no Material Adverse Effect has occurred or will result therefrom, the Borrowers or any of their Subsidiaries may consummate any Asset Sale, provided that (i) the consideration for such transaction represents fair value (as determined by any Authorized Officer of the Borrowers); (ii) the cumulative aggregate value of the assets sold or transferred does not exceed 5% of the Borrowers' Consolidated Net Worth for all such transactions completed during any fiscal year, and (iii) in the case of any such transaction involving a sale of assets having a value in excess of $10,000,000, at least five Business Days prior to the date of completion of such transaction the applicable Borrower shall have delivered to the Administrative Agent an officer's certificate executed on behalf of such Borrower by an Authorized Officer of the Borrowers, which certificate shall contain (x) a description of the proposed transaction, and (y) a certification that no Default, Event of Default or Material Adverse Effect has occurred and is continuing, or would result from consummation of such transaction;

(d)        Leases.  The Borrowers or any of their Subsidiaries may enter into Operating Leases of property or assets not constituting Acquisitions in the ordinary course of business, provided such leases are not otherwise in violation of this Agreement; and, provided that the total net consolidated rental payments and expenses under all such Operating Leases do not exceed $30,000,000 in any of the Borrowers' fiscal years;

(e)        Capital Expenditures:   The Borrowers and their Subsidiaries shall be permitted to make any Consolidated Capital Expenditures, so long as no Default or Event of Default has occurred and is continuing or will occur as a result of such Consolidated Capital Expenditure; and

(f)         Permitted Investments.  The Borrowers and their Subsidiaries shall be permitted to make and dispose of the investments permitted pursuant to Section 9.5.

9.3       Liens.  The Borrowers will not, and will not permit any of their Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of any of the Borrowers or any such Subsidiary whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes with or without recourse to a Borrower or any of its Subsidiaries, other than for purposes of collection of delinquent accounts in the ordinary course of business) or assign any right to receive income, or file or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute, except that the foregoing restrictions shall not apply to:

(a)        Standard Permitted Liens:  Standard Permitted Liens;

(b)        Existing Liens, etc.:  Liens (i) in existence on the Closing Date that are listed, and the Indebtedness secured thereby and the property subject thereto on the Closing Date described, in Schedule 9.3, (ii) arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any such Liens, provided that the principal amount of such Indebtedness is not increased and such Indebtedness is not secured by any additional assets; and

(c)        Purchase Money Liens:  Capital Leases, Synthetic Leases and Liens (i) that are placed upon fixed or capital assets, acquired, constructed or improved by any Borrower or any Subsidiary, provided that (A) the maximum principal amount of Indebtedness secured thereby does not exceed $25,000,000 in the aggregate at any one time (using Capitalized Lease Obligations in lieu of principal amount, in the case of any Capital Leases, and using the present value, based on the implicit interest rate, in lieu of principal amount, in the case of any Synthetic Lease), (B)  such Liens and the Indebtedness secured thereby are incurred prior to or within 120 days after such acquisition or the completion of such construction or improvement, (C) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets; and (D) such Liens shall not apply to any other property or assets of any Borrower or any Subsidiary; or (ii) arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any such Liens, provided that the principal amount of such Indebtedness is not increased and such Indebtedness is not secured by any additional assets; and

(d)        Liens For Permitted Secured Indebtedness:  Liens securing the indebtedness described in Section 9.4(b) below.

9.4       Indebtedness.  The Borrowers will not, and will not permit any of their Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

(a)        Credit Documents:  Indebtedness incurred under this Agreement and the other Credit Documents;

(b)        Permitted Secured Indebtedness:  (i) Indebtedness in connection with note offerings described on Schedule 9.4 hereto and any refinance thereof provided that the principal amount thereof is not increased by more than $20,000,000, and (ii) any other Indebtedness listed on Schedule 9.4 hereto and existing on the date of this Agreement;

(c)        Purchase Money Debt and Capital Lease Obligations:  Capital Lease Obligations, Synthetic Leases and other Indebtedness secured by Liens permitted pursuant to Section 9.3(c);

(d)        Hedge Agreements:  Indebtedness of the Borrowers and their Subsidiaries under Hedge Agreements;

(e)        Guaranty Obligations:  any Guaranty Obligations permitted by Section 9.5; and

(f)         Other Unsecured Debt:  other unsecured Indebtedness to the extent not permitted by any of the foregoing clauses provided that at the time of any incurrence thereof after the date hereof, and after giving effect thereto, the Borrowers would be in compliance with Section 9.7 hereof and no Default or Event of Default shall have occurred and be continuing or would result therefrom.

9.5       Investments and Guaranty Obligations.  The Borrowers will not, and will not permit any of their Subsidiaries to, directly or indirectly, (1) make or commit to make any Investment or (2) be or become obligated under any Guaranty Obligations, except:

(a)        any Borrower or any of its Subsidiaries may invest in cash and Cash Equivalents;

(b)        any endorsement of a check or other medium of payment for deposit or collection, or any similar transaction in the normal course of business;

(c)        the Borrowers and their Subsidiaries may acquire and hold receivables owing to them in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

(d)        investments acquired by the Borrowers or any of their Subsidiaries (i) in exchange for any other investment held by any such Borrower or any such Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other investment, or (ii) as a result of a foreclosure by a Borrower or any of its Subsidiaries with respect to any secured investment or other transfer of title with respect to any secured investment in default;

(e)        loans and advances to employees for business-related travel expenses, moving expenses, costs of replacement homes, business machines or supplies, automobiles and other similar expenses, in each case incurred in the ordinary course of business;

(f)         to the extent not permitted by the foregoing clauses, Investments existing as of the Closing Date and described on Schedule 9.5 hereto;

(g)        any Guaranty Obligations in favor of the Lenders and any other benefited creditors under any Designated Hedge Agreements pursuant to the Credit Documents;

(h)        investments of the Borrowers and their Subsidiaries in Hedge Agreements;

(i)         existing investments in any Subsidiaries and any additional investments in any Subsidiary Guarantor;

(j)         intercompany loans and advances;

(k)        the Acquisitions permitted by Section 9.2;

(l)         any unsecured Guaranty Obligation;

(m)       investments in joint ventures in an aggregate amount not to exceed $15,000,000 in any of the Borrowers' fiscal years; and

(n)        notes held by a Borrower or a Subsidiary evidencing a portion of the purchase price of an asset disposed of pursuant to Section 9.2(c).

9.6       Dividends and Other Capital Distributions.  The Borrowers will not, and will not permit any of their Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Capital Distributions if any Default or Event of Default has occurred and be continuing or would result therefrom, except for Capital Distributions by a Subsidiary to a Borrower or another Guarantor Subsidiary.

9.7       Financial Covenants.

(a)        Total Funded Debt to EBITDA Ratio.  The Borrowers will not at any time permit the Total Funded Debt to EBITDA Ratio to exceed 3.75 to 1.0.

(b)        Senior Funded Debt to EBITDA Ratio.  The Borrowers will not at any time permit the Senior Funded Debt to EBITDA Ratio to exceed 3.25 to 1.0.

(c)        Interest Coverage Ratio.  Borrowers will not at any time permit the Interest Coverage Ratio to be less than 3.0 to 1.0.

(d)        Net Worth.  The Borrowers will not permit the Net Worth to be less than $200,000,000 plus, commencing March 31, 2005 and as of the end of each fiscal quarter thereafter 40% of Cumulative Net Income (as defined below).  Cumulative Net Income shall be determined as of the last day of each of the Borrowers' fiscal quarters and shall be determined based upon the net income of the Borrowers, on a consolidated basis for the Borrowers and their Subsidiaries as of the last day of each of the Borrowers' fiscal quarters, from December 31, 2004 through the end of the fiscal quarter for which the calculation of Net Worth is being made.  For purposes of this Section, in no event shall Cumulative Net Income be less than $0.

9.8       Limitation on Certain Restrictive Agreements.  The Borrowers will not, and will not permit any of their Subsidiaries to, directly or indirectly, enter into, incur or permit to exist or become effective, any "negative pledge" covenant or other agreement, restriction or arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrowers or any Subsidiary to create, incur or suffer to exist any Lien upon any of its property or assets as security for Indebtedness, or (b) the ability of any such Subsidiary to make Capital Distributions or any other interest or participation in its profits owned by a Borrower or any Subsidiary of any Borrower, or pay any Indebtedness owed to the Borrowers or a Subsidiary of any Borrower, or to make loans or advances to a Borrower or any of the Borrower's Subsidiaries, or transfer any of its property or assets to a Borrower or any of a Borrower's other Subsidiaries, except for such restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest, (iv) customary provisions restricting assignment of any licensing agreement entered into in the ordinary course of business, (v) customary provisions restricting the transfer or further encumbering of assets subject to Liens permitted under Section 9.3(b) or 9.3(c), (vi) restrictions contained in the agreements relating to the Indebtedness set forth on Schedule 9.4 hereto as in effect on the Closing Date (and any similar restrictions contained in any agreement governing any refinancing or refunding thereof not prohibited by this Agreement), (vii) customary restrictions affecting only a Subsidiary of any Borrower under any agreement or instrument governing any of the Indebtedness of a Subsidiary permitted pursuant to 9.4, (viii) restrictions affecting any Foreign Subsidiary of the Borrower under any agreement or instrument governing any Indebtedness of such Foreign Subsidiary permitted pursuant to 9.4, and customary restrictions contained in "comfort" letters and guarantees of any such Indebtedness, (ix) any document relating to Indebtedness secured by a Lien permitted by Section 9.3, insofar as the provisions thereof limit grants of junior liens on the assets securing such Indebtedness, and (x) any Operating Lease or Capital Lease, insofar as the provisions thereof limit grants of a security interest in, or other assignments of, the related leasehold interest to any other person.

9.9       Prepayments and Refinancings of Other Debt, etc.  The Borrowers will not, and will not permit any of their Subsidiaries to, make (or give any notice in respect thereof) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) or exchange of, or refinance or refund, any Indebtedness of any Borrower or its Subsidiaries that has an outstanding principal balance (or Capitalized Lease Obligation, in the case of a Capital Lease, or present value, based on the implicit interest rate, in the case of a Synthetic Lease) greater than $5,000,000 (other than the Obligations and intercompany loans and advances among a Borrower and its Subsidiaries); provided that a Borrower or any Subsidiary may refinance or refund any such Indebtedness if the aggregate principal amount thereof (or Capitalized Lease Obligation, in the case of a Capital Lease, or present value, based on the implicit interest rate, in the case of a Synthetic Lease) is not increased.

9.10     Transactions with Affiliates.  Except as set forth on Schedule 9.10, the Borrowers will not, and will not permit any of their Subsidiaries to, enter into any transaction or series of transactions with any Affiliate (other than, in the case of the Borrowers, any Subsidiary, and in the case of a Subsidiary, the Borrowers or another Subsidiary) other than in the ordinary course of business of and pursuant to the reasonable requirements of such Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to such Borrower or such Subsidiary than would obtain in a comparable arm's-length transaction with a person other than an Affiliate, except agreements and transactions with and payments to officers, directors and shareholders that are either (A) entered into in the ordinary course of business and not prohibited by any of the provisions of this Agreement, or (B) entered into outside the ordinary course of business, approved by the directors or shareholders of a Borrower, or the applicable Subsidiary as the case may be, and not prohibited by any of the provisions of this Agreement.  Nothing in this Section 9.10 shall be construed to prohibit any action otherwise permitted by Section 9.6.

9.11     Plan Terminations, Minimum Funding, etc.  The Borrowers will not, and will not permit any ERISA Affiliate to terminate any Plan or Plans so as to result in liability of a Borrower or any ERISA Affiliate to the PBGC in excess of, in the aggregate, the amount that is equal to the greater of (x) $5,000,000, or (y) 5% of the Borrowers' Consolidated Net Worth as of the date of the then most recent financial statements furnished to the Lenders pursuant to the provisions of this Agreement, (ii) permit to exist one or more events or conditions that reasonably present a material risk of the termination by the PBGC of any Plan or Plans with respect to which the Borrowers or any ERISA Affiliate would, in the event of such termination, incur liability to the PBGC in excess of such amount in the aggregate, or (iii) fail to comply with the minimum funding standards of ERISA and the Code with respect to any Plan.

ARTICLE X.
EVENTS OF DEFAULT

10.1     Events of Default.  Any of the following specified events shall constitute an Event of Default (each an "Event of Default"):

(a)        Payments:  the Borrowers shall (i) default in the payment when due (whether at maturity, on a date fixed for a scheduled repayment, on a date on which a required prepayment is to be made, upon acceleration or otherwise) of any principal of the Loans or any reimbursement obligation in respect of any Unpaid Drawing; or (ii) default, and such default shall continue for five (5) or more Business Days, in the payment when due of any interest on the Loans or any Fees or any other amounts owing hereunder or under any other Credit Document; or

(b)        Representations, etc.:  any representation, warranty or statement made by the Borrowers or any other Credit Party herein or in any other Credit Document or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

(c)        Certain Covenants:  a Borrower shall default in the due performance or observance by it of any term, covenant or agreement contained in Sections 8.1, 8.2(ii), 8.10, 8.11, 8.12 or 8.13 or Article IX of this Agreement; or

(d)        Other Covenants:  a Borrower shall default in the due performance or observance by it of any term, covenant or agreement contained in this Agreement or any other Credit Document, other than those referred to in Section 10.1(a) or (b) or (c) above, and such default is not remedied within 30 days after the earlier of (i) an officer of a Borrower obtaining knowledge of such default or (ii) a Borrower receiving written notice of such default from the Administrative Agent or the Required Lenders (any such notice to be identified as a "notice of default" and to refer specifically to this paragraph); or

(e)        Cross Default Under Other Agreements:  a Borrower or any of its Subsidiaries shall (i) default in any payment with respect to any Indebtedness (other than the Obligations) in excess of $10,000,000 in the aggregate, and such default shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto (and all grace periods applicable to such observance, performance or condition shall have expired), or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause any such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of a Borrower or any of its Subsidiaries shall be declared to be due and payable, or shall be required to be prepaid (other than by a regularly scheduled required prepayment or redemption, prior to the stated maturity thereof); or (iii) without limitation of the foregoing clauses, a Borrower or any of its Subsidiaries shall default in any payment obligation under a Designated Hedge Agreement, and such default shall continue after the applicable grace period, if any, specified in such Designated Hedge Agreement or any other agreement or instrument relating thereto; or

(f)         Invalidity of Loan Documents.  any material provision of any Credit Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or under such Credit Document or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Credit Party or any other person contests in any manner the validity or enforceability of any provision of any Credit Document; or any Credit Party denies that it has any or further liability or obligation under any Credit Document, or purports to revoke, terminate or rescind any Credit Document; or

(g)        Judgments:  (i) one or more judgments, orders or decrees shall be entered against a Borrower and/or any of its Subsidiaries involving a liability (other than a liability covered by insurance, as to which the carrier has adequate claims paying ability and has not effectively reserved its rights) of $10,000,000 or more in the aggregate for all such judgments, orders and decrees for a Borrowers and their Subsidiaries, and any such judgments or orders or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days (or such longer period, not in excess of 60 days, during which enforcement thereof, and the filing of any judgment lien, is effectively stayed or prohibited) from the entry thereof; or (ii) one or more judgments, orders or decrees shall be entered against a Borrower and/or any of its Subsidiaries involving a required divestiture of any material properties, assets or business reasonably estimated to have a fair value in excess of $10,000,000, and any such judgments, orders or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days (or such longer period, not in excess of 60 days, during which enforcement thereof, and the filing of any judgment lien, is effectively stayed or prohibited) from the entry thereof; or

(h)        Bankruptcy, etc.:  any of the following shall occur:

(i)         a Borrower or any of its Subsidiaries (the Borrowers and each of such other Subsidiary, each a "Principal Party") shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or

(ii)        an involuntary case is commenced against any Principal Party under the Bankruptcy Code and the petition is not controverted within 10 days, or is not dismissed within 90 days, after commencement of the case; or

(iii)       a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of any Principal Party; or

(iv)       any Principal Party commences (including by way of applying for or consenting to the appointment of, or the taking of possession by, a rehabilitator, receiver, custodian, trustee, conservator or liquidator (collectively, a "conservator") of itself or all or any substantial portion of its property) any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, liquidation, rehabilitation, conservatorship or similar law of any jurisdiction whether now or hereafter in effect relating to such Principal Party; or

(v)        any such proceeding of the type set forth in clause (iv) above is commenced against any Principal Party to the extent such proceeding is consented by such person or remains undismissed for a period of 90 days; or

(vi)       any Principal Party is adjudicated insolvent or bankrupt; or

(vii)      any order of relief or other order approving any such case or proceeding is entered; or

(viii)      any Principal Party suffers any appointment of any conservator or the like for it or any substantial part of its property that continues undischarged or unstayed for a period of 90 days; or

(ix)       any Principal Party makes a general assignment for the benefit of creditors or generally does not pay its debts as such debts become due; or

(x)        any corporate (or similar organizational) action is taken by any Principal Party for the purpose of effecting any of the foregoing; or

(i)         ERISA:  (i) any of the events described in clauses (i) through (viii) of Section 8.1(e) shall have occurred; or (ii) there shall result from any such event or events the imposition of a Lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (iii) any such event or events or any such Lien, security interest or liability, individually, and/or in the aggregate, in the opinion of the Required Lenders, has had, or could reasonably be expected to have, a Material Adverse Effect; or

(j)         Change of Control:  there occurs a Change of Control.

10.2     Acceleration, etc.  Upon the occurrence of any Event of Default, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall, upon the written request of the Required Lenders, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, or any Lender to enforce its claims against the Borrowers or any other Credit Party in any manner permitted under applicable law:

(a)        declare the Total Commitment terminated, whereupon the Commitment of each Lender shall forthwith terminate immediately without any other notice of any kind;

(b)        declare the principal of and any accrued interest in respect of all Loans, all Unpaid Drawings and all other Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers;

(c)        terminate any Letter of Credit that may be terminated in accordance with its terms;

(d)        direct the Borrowers to pay (and the Borrowers hereby agree that on receipt of such notice or upon the occurrence of an Event of Default with respect to the Borrowers under Section 10.1(h), it will pay) to the Administrative Agent an amount of cash equal to the aggregate Stated Amount of all Letters of Credit then outstanding (such amount to be held as security for the Borrower's (and any Subsidiary that is an account party) reimbursement obligations in respect thereof); and/or

(e)        exercise any other right or remedy available under any of the Credit Documents or applicable law; provided that, if an Event of Default specified in Section 10.1(h) shall occur with respect to a Borrower, the result that would occur upon the giving of written notice by the Administrative Agent as specified in clauses (a) and/or (b) above shall occur automatically without the giving of any such notice.

10.3     Application of Liquidation Proceeds.  All monies received by the Administrative Agent or any Lender from the exercise of remedies hereunder or under the other Credit Documents or under any other documents relating to this Agreement shall, unless otherwise required by applicable law, be applied as follows:

(a)        first, to the payment of all expenses (to the extent not otherwise paid by the Borrower or any of the other Credit Parties) incurred by the Administrative Agent and the Lenders in connection with the exercise of such remedies, including, without limitation, all reasonable costs and expenses of collection, reasonable documented attorneys' fees, court costs and any foreclosure expenses;

(b)        second, to the payment pro rata of interest then accrued on the outstanding Loans;

(c)        third, to the payment pro rata of any fees then accrued and payable to the Administrative Agent, any Letter of Credit Issuer or any Lender under this Agreement in respect of the Loans or the Letter of Credit Outstandings;

(d)        fourth, to the payment pro rata of (A) the principal balance then owing on the outstanding Loans, (B) the amounts then due under Designated Hedge Agreements to creditors of the Borrowers or any Subsidiary, subject to confirmation by the Administrative Agent of any calculations of termination or other payment amounts being made in accordance with normal industry practice, and (C) the Stated Amount of the Letter of Credit Outstandings (to be held and applied by the Administrative Agent as security for the reimbursement obligations in respect thereof);

(e)        fifth, to the payment to the Lenders of any amounts then accrued and unpaid under Sections 2.6, 2.7, 3.5 and 5.4 hereof, and if such proceeds are insufficient to pay such amounts in full, to the payment of such amounts pro rata;

(f)         sixth, to the payment pro rata of all other amounts owed by the Borrower to the Administrative Agent, to any Letter of Credit Issuer or any Lender under this Agreement or any other Credit Document, and to any counterparties under Designated Hedge Agreements of the Borrowers and their Subsidiaries, and if such proceeds are insufficient to pay such amounts in full, to the payment of such amounts pro rata; and

(g)        finally, any remaining surplus after all of the Obligations have been paid in full, to the Borrowers or to whomsoever shall be lawfully entitled thereto.

ARTICLE XI.
THE ADMINISTRATIVE AGENT

11.1     Appointment.  Each Lender hereby irrevocably designates and appoints KeyBank as Administrative Agent to act as specified herein and in the other Credit Documents, and each such Lender hereby irrevocably authorizes KeyBank as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto.  The Administrative Agent agrees to act as such upon the express conditions contained in this Article 11.  Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Credit Documents, nor any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent. The provisions of this Article 11 are solely for the benefit of the Administrative Agent, and the Lenders, and the Borrower and its Subsidiaries shall not have any rights as a third party beneficiary of any of the provisions hereof.  In performing its functions and duties under this Agreement, the Administrative Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for the Borrower or any of its Subsidiaries.

11.2     Delegation of Duties.  The Administrative Agent may execute any of its duties under this Agreement or any other Credit Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care except to the extent otherwise required by Section 11.3.

11.3     Exculpatory Provisions.  Neither the Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such person under or in connection with this Agreement or any other Credit Document (except for its or such person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrowers or any of their Subsidiaries or any of their respective officers contained in this Agreement, any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Credit Document or for any failure of the Borrowers or any Subsidiary or any of their respective officers to perform its obligations hereunder or thereunder.  The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrowers or any of their Subsidiaries.  The Administrative Agent shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Administrative Agent to the Lenders or by or on behalf of the Borrowers or any of their Subsidiaries to the Administrative Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default.

11.4     Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, e-mail or other electronic transmission, facsimile transmission, telex or teletype message, statement, order or other document or conversation believed by it, in good faith, to be genuine and correct and to have been signed, sent or made by the proper person or persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrowers or any of their Subsidiaries), independent accountants and other experts selected by the Administrative Agent.  The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.  The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Lenders (or all of the Lenders, or all of the Lenders (other than any Defaulting Lender), as applicable, as to any matter that, pursuant to Section 12.11, can only be effectuated with the consent of all Lenders, or all Lenders (other than any Defaulting Lender), as the case may be), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

11.5     Notice of Default.  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default."  In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders.  The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders, provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

11.6     Non-Reliance.  Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates have made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrowers or any of their Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender.  Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent, or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrowers and their Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement.  Each Lender also represents that it will, independently and without reliance upon the Administrative Agent, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrowers and their Subsidiaries.  Except as specifically provided in this Agreement, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial and other conditions, prospects or creditworthiness of the Borrowers or any of their Subsidiaries that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

11.7     Indemnification.  The Lenders agree to indemnify the Administrative Agent and its Related Persons ratably according to their respective Loans and Commitment Percentages of the Unutilized Total Commitment, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever that may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Administrative Agent or such Related Person in any way relating to or arising out of this Agreement or any other Credit Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by the Administrative Agent or such Related Person under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by the Borrowers, provided that no Lender shall be liable to the Administrative Agent or any Related Person for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting solely from the Administrative Agent's or such Related Person's gross negligence or willful misconduct.  If any indemnity furnished to the Administrative Agent or any Related Person for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.  The agreements in this Section 11.7 shall survive the payment of all Obligations.

11.8     The Administrative Agent in Individual Capacity.  The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrowers, its Subsidiaries and their Affiliates as though not acting as Administrative Agent hereunder.  With respect to the Loans made by it and all Obligations owing to it, the Administrative Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

11.9     Successor Administrative Agent.  The Administrative Agent may resign at any time upon not less than 30 days notice to the Lenders, each Letter of Credit Issuer and the Borrowers.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrowers, to appoint a successor.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders, appoint a successor Administrative Agent, provided that if the Administrative Agent shall notify the Borrowers and the Lenders that no such successor is willing to accept such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or any Letter of Credit Issuer under any of the Credit Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Bank directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this paragraph.  Upon the acceptance of a successor's appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged therefrom as provided above in this paragraph).  The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring Administrative Agent's resignation hereunder and under the other Credit Documents, the provisions of this Article and Section 12.1 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

11.10   No Reliance on Administrative Agent's Customer Identification Program.  Each Lender acknowledges and agrees that neither such Lender, nor any of  its Affiliates, participants or assignees, may rely on the Administrative Agent to carry out such Lender's, Affiliate's, participant's or assignee's customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the "CIP Regulations"), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with the Borrowers or any of their Subsidiaries, any of their respective Affiliates or agents, this Agreement, the Security Documents or the transactions hereunder:  (a) any identity verification procedures, (b) any record keeping, (c) any comparisons with government lists, (d) any customer notices or (e) any other procedures required under the CIP Regulations or such other laws.

11.11   USA Patriot Act.  Each Lender or assignee or participant of a Lender that is not organized under the laws of the United States of America or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA Patriot Act and the applicable regulations because it is both (a) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country, and (b) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to the Administrative Agent the certification, or, if applicable, recertification, certifying that such Lender is not a "shell" and certifying to other matters as required by Section 313 of the USA Patriot Act and the applicable regulations:  (i) within 10 days after the Closing Date, and (ii) at such other times as are required under the USA Patriot Act.

11.12   Other Agents.  Any Lender identified herein as a Co-Agent, Syndication Agent, Documentation Agent, Managing Agent, Manager, Lead Arranger, Arranger or any other corresponding title, other than "Administrative Agent," shall have no right, power, obligation, liability, responsibility or duty under this Agreement or any other Credit Document except those applicable to all Lenders as such. Each Lender acknowledges that it has not relied, and will not rely, on any Lender so identified in deciding to enter into this Agreement or in taking or not taking any action hereunder.

ARTICLE XII.
MISCELLANEOUS

12.1     Payment of Expenses etc.

(a)        Whether or not the transactions contemplated hereby are consummated, the Borrowers agree to pay (or reimburse the Administrative Agent for) all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the negotiation, preparation, syndication, administration and execution and delivery of the Credit Documents and the documents and instruments referred to therein and the syndication of the Commitments, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

(b)        The Borrowers agree to pay (or reimburse the Administrative Agent, the Lenders and their Affiliates for) all reasonable out-of-pocket costs and expenses of the Administrative Agent, the Lenders and their Affiliates in connection with any amendment, waiver, consent or other modification of or relating to any of the Credit Documents, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

(c)        The Borrowers agree to pay (or reimburse the Administrative Agent, the Lenders and their Affiliates for) all reasonable out-of-pocket costs and expenses of the Administrative Agent, the Lenders and their Affiliates in connection with the enforcement of any of the Credit Documents or the other documents and instruments referred to therein, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

(d)        Without limitation of the preceding Section 12.1(c), in the event of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of the Borrower or any of its Subsidiaries, the Borrowers agree to pay all costs of collection and defense, including reasonable attorneys' fees in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, which shall be due and payable together with all required service or use taxes.

(e)        The Borrowers agree to pay and hold the Administrative Agent and each of the Lenders harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save the Administrative Agent and each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to any such indemnified person) to pay such taxes.

(f)         The Borrowers agree to indemnify the Administrative Agent, each Lender, and their respective Related Parties (collectively, the "Indemnitees") from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses reasonably incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of

(i)         any investigation, litigation or other proceeding (whether or not any Lender is a party thereto) related to the entering into and/or performance of any Credit Document or the use of the proceeds of any Loans hereunder or the consummation of any transactions contemplated in any Credit Document, or

(ii)        the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned, leased or at any time operated by any Borrower or any of its Subsidiaries, the release, generation, storage, transportation, handling or disposal of Hazardous Materials at any location, whether or not owned or operated by any Borrower or any of its Subsidiaries, if such Borrower or any such Subsidiary could have or is alleged to have any responsibility in respect thereof, the non-compliance of any such Real Property with foreign, federal, state and local laws, regulations and ordinances (including applicable permits thereunder) applicable thereto, or any Environmental Claim asserted against such Borrower or any of its Subsidiaries, in respect of any such Real Property, including, in each case, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the person to be indemnified or of any other Indemnitee who is such person or an Affiliate of such person). To the extent that the undertaking to indemnify, pay or hold harmless any person set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrowers shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities that is permissible under applicable law.

12.2     Right of Setoff.  In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrowers or to any other person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Lender (including, without limitation, by branches, agencies and Affiliates of such Lender wherever located) to or for the credit or the account of any Borrower against and on account of the Obligations and liabilities of the Borrowers to such Lender under this Agreement or under any of the other Credit Documents, and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

12.3     Notices.

(a)        Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subparagraph (c) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows:

(i)         if to the Borrowers, at 3556 Lakeshore Road, Buffalo, New York  14219, Attention: Chief Financial Officer (Telecopier No. (716) 826-1589; Telephone No. (716) 826-6500);

(ii)        if to any Credit Party other than the Borrower, to it c/o of Gibraltar Industries, Inc., 3556 Lakeshore Road, Buffalo, New York  14219, Attention: Chief Financial Officer (Telecopier No. (716) 826-1589; Telephone No. (716) 826-6500);

(iii)       if to the Administrative Agent, to KeyBank National Association at KeyCenter, 127 Public Square, Cleveland, Ohio 44114, Attention: Laurie A. Landes (Telecopier No. (216) 689-0412; Telephone No.(216) 689-5926; email: laurie_a_landes@keybank.com, cc:  lisa_borders-lathan@keybank.com; and

(iv)       if to a Lender, to it at its address (or telecopier number) set forth on Schedule 1 hereto or, in the case of any Lender that becomes a party to this Agreement by way of assignment under Section 12.4 of this Agreement, to it at the address set forth in the Assignment Agreement to which it is a party;

(b)        Receipt of Notices.  Notices and communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent and receipt has been confirmed by telephone.  Notices delivered through electronic communications to the extent provided in subparagraph (c) below, shall be effective as provided in said subparagraph (c).

(c)        Electronic Communications.  Notices and other communications to the Administrative Agent, a Letter of Credit Issuer or any Lender hereunder and required to be delivered pursuant to Sections 8.1(a),(b),(c),(g),(h) and (j) may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent.  The Administrative Agent or the Borrowers may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.  Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(d)        Change of Address, Etc.  Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to each of the other parties hereto.

12.4     Benefit of Agreement.

(a)        Successors and Assigns Generally.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns, provided that the Borrowers may not assign or transfer any of its rights or obligations hereunder without the prior written consent of all the Lenders (other than any Defaulting Lender), and, provided, further, that any assignment by a Lender of its rights and obligations hereunder shall be effected in accordance with Section 12.4(c).

(b)        Participations.  Notwithstanding the foregoing, each Lender may at any time grant participations in any of its rights hereunder or under any of the Notes to any person (other than a natural person or any Borrower or any of its Affiliates), provided that in the case of any such participation,

(i)         the participant shall not have any rights under this Agreement or any of the other Credit Documents, including rights of consent, approval or waiver (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto),

(ii)        such Lender's obligations under this Agreement (including, without limitation, its Commitment hereunder) shall remain unchanged,

(iii)       such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,

(iv)       such Lender shall remain the holder of any Note for all purposes of this Agreement, and

(v)        the Borrower, the Administrative Agent, and the other Lenders shall continue to deal solely and directly with the selling Lender in connection with such Lender's rights and obligations under this Agreement, and all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not sold such participation, except that the participant shall be entitled to the benefits of Sections 2.6 and 2.7 of this Agreement to the extent that such Lender would be entitled to such benefits if the participation had not been entered into or sold, and, provided further, that no Lender shall transfer, grant or sell any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (w) extend the final scheduled maturity of the Loans in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of the applicability of any post-default increase in interest rates), or reduce the principal amount thereof, or increase such participant's participating interest in any Commitment over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default shall not constitute a change in the terms of any such Commitment), (x) release all or any substantial portion of the Collateral, or release any guarantor from its guaranty of any of the Obligations, except strictly in accordance with the terms of the Credit Documents, or (y) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement.

(c)        Assignments by Lenders.  Any Lender may assign all, or if less than all, a fixed portion, of its Loans and/or Commitment and its rights and obligations hereunder to one or more Eligible Assignees (so long as after giving effect to each such assignment, such Eligible Assignee's Commitment shall not be less than $5,000,000), each of which shall become a party to this Agreement as a Lender by execution of an Assignment Agreement, provided that

(i)         except in the case (x) of an assignment of the entire remaining amount of the assigning Lender's Loans and/or Commitment or (y) an assignment to another Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender, the aggregate amount of the Commitment (which for this purpose includes the Loans outstanding thereunder), shall not be less than $5,000,000,

(ii)        in the case of any assignment to an Eligible Assignee at the time of any such assignment the Lender Register shall be deemed modified to reflect the Commitments of such new Lender and of the existing Lenders,

(iii)       upon surrender of the old Notes, if any, upon request of the new Lender, new Notes will be issued, at the Borrowers' expense, to such new Lender and to the assigning Lender, such new Notes to be in conformity with the requirements of Section 2.4(d) (with appropriate modifications) to the extent needed to reflect the revised Commitments,

(iv)       unless waived by the Administrative Agent, the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500, and, provided further, that such transfer or assignment will not be effective until the Assignment Agreement in respect thereof is recorded by the Administrative Agent on the Lender Register maintained by it as provided herein.

To the extent of any assignment pursuant to this Section 12.4(c) the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments.

At the time of each assignment pursuant to this Section 12.4(c) to a person that is not already a Lender hereunder and that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall provide to the Borrower and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable an Exemption Certificate) described in Section 5.4(b).  To the extent that an assignment of all or any portion of a Lender's Commitment and related outstanding Obligations pursuant to this Section 12.4(c) would, at the time of such assignment, result in increased costs under Section 2.6 from those being charged by the respective assigning Lender prior to such assignment, then the Borrowers shall not be obligated to pay such increased costs (although the Borrowers shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

Nothing in this Section 12.4(c) shall prevent or prohibit (i) any Lender that is a bank, trust company or other financial institution from pledging its Notes or Loans to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank, or (ii) any Lender that is a trust, limited liability company, partnership or other investment company from pledging its Notes or Loans to a trustee or agent for the benefit of holders of certificates or debt securities issued by it. No such pledge, or any assignment pursuant to or in lieu of an enforcement of such a pledge, shall relieve the transferor Lender from its obligations hereunder.

(d)        No SEC Registration or Blue Sky Compliance.  Notwithstanding any other provisions of this Section 12.4, no transfer or assignment of the interests or obligations of any Lender hereunder or any grant of participation therein shall be permitted if such transfer, assignment or grant would require the Borrower to file a registration statement with the SEC or to qualify the Loans under the "Blue Sky" laws of any State.

(e)        Representations of Lenders.  Each Lender initially party to this Agreement hereby represents, and each person that became a Lender pursuant to an assignment permitted by this Section 12.4 will, upon its becoming party to this Agreement, represent that it is a commercial lender, other financial institution or other "accredited" investor (as defined in SEC Regulation D) that makes or acquires loans in the ordinary course of its business and that it will make or acquire Loans for its own account in the ordinary course of such business, provided that subject to the preceding Sections 12.4(b) and (c), the disposition of any promissory notes or other evidences of or interests in Indebtedness held by such Lender shall at all times be within its exclusive control.

12.5     No Waiver; Remedies Cumulative.  No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrowers and the Administrative Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder.  No notice to or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Lenders to any other or further action in any circumstances without notice or demand.  Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, any Lender or the Letter of Credit Issuer may have had notice or knowledge of such Default or Event of Default at the time.  The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies that the Administrative Agent or any Lender would otherwise have.

12.6     Payments Pro Rata; Sharing of Setoffs, etc.

(a)        The Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrowers in respect of any Obligations, except as set forth in Section 10.3, it shall distribute such payment to the Lenders (other than any Lender that has expressly waived in writing its right to receive its pro rata share thereof) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received. As to any such payment received by the Administrative Agent prior to 1:00 P.M. (local time at the Payment Office) in funds that are immediately available on such day, the Administrative Agent will use all reasonable efforts to distribute such payment in immediately available funds on the same day to the Lenders as aforesaid.

(b)        Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) that is applicable to the payment of the principal of, or interest on, the Loans or Fees, of a sum that with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount, provided that (i) if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest, and (ii) the provisions of this Section 12.6(b) shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement, or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in Letters of Credit to any assignee or participant pursuant to Section 12.4, other than to the Borrowers or any Subsidiary or Affiliate thereof (as to which the provisions of this Section 12.6(b) shall apply).  The Borrowers consent to the foregoing and agree, to the extent they may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrowers rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the applicable Borrower in the amount of such participation.

(c)        Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 12.6(a) and (b) shall be subject to the express provisions of this Agreement that require, or permit, differing payments to be made to Lenders that are not Defaulting Lenders, as opposed to Defaulting Lenders.

(d)        If any Lender shall fail to make any payment required to be made by it to the Administrative Agent pursuant to Section 2.3(b), 2.8 or 3.4(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision of this Agreement), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations to the Administrative Agent under such Sections until all such unsatisfied obligations are fully paid.

12.7     Appointment of Borrower Representative.

(a)        Each Borrower hereby designates Gibraltar Industries, Inc. as the Borrower's Representative to act on behalf of such Borrower as a representative and agent to obtain Loans and Swingline Loans and execute and deliver documents hereunder, the proceeds of which Loans shall be available to each Borrower for the same uses as set forth in Section 7.6 hereof.  As the disclosed  principal for its agent, each Borrower shall be obligated to each Lender and Swingline Lender, as applicable, on account of Loans and Swingline Loans as if made directly by such Lender or Swingline Lender to that Borrower, notwithstanding the manner by which such loans and advances are recorded on the books and records of Borrower Representative and of any other Borrower.

(b)        The proceeds of each Loan and Swingline Loan shall be deposited by the Administrative Agent or Swingline Lender, as applicable, in the respective accounts of the Borrower as indicated by the Borrower Representative.  Neither the Administrative Agent nor any other Lender or Swingline Lender shall have any obligation as to the application of such proceeds.

12.8     Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial.

(a)        THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. TO THE FULLEST EXTENT PERMITTED BY LAW, THE BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK GOVERNS THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS.  Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the Supreme Court of the State of New York in Erie County, or of the United States for the Western District of New York, and, by execution and delivery of this Agreement, the Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.  The Borrowers hereby further irrevocably consent to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower Representative at the address for notices pursuant to Section 12.3.  Nothing herein shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrowers in any other jurisdiction.

(b)        The Borrowers hereby irrevocably waive any objection that they may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in Section 12.7(a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

(c)        EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS (INCLUDING, WITHOUT LIMITATION, ANY AMENDMENTS, WAIVERS OR OTHER MODIFICATIONS RELATING TO ANY OF THE FOREGOING), OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.  EACH PARTY HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

12.9     Counterparts.  This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same agreement.  A set of counterparts executed by all the parties hereto shall be lodged with the Borrower Representative and the Administrative Agent.

12.10   Integration.  This Agreement, the other Credit Documents and any separate letter agreements with respect to fees payable to the Administrative Agent, for its own account and benefit and/or for the account, benefit of, and distribution to, the Lenders, constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof or thereof.

12.11   Headings Descriptive.  The headings of the several Sections and other portions of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

12.12   Amendment or Waiver.

(a)        Neither this Agreement nor any other Credit Document, nor any terms hereof or thereof, may be amended, changed, waived or otherwise modified unless such amendment, change, waiver or other modification is in writing and signed by the Borrower Representative and the Administrative Agent (with the written consent of the Required Lenders), provided that:

(i)         no change in, or waiver or other modification otherwise affecting, the amount or time of any scheduled reduction in the Total Commitment provided for in Section 4.3(a) to which a Lender shall be entitled, shall be made without the written consent of each Lender;

(ii)        no change, waiver or other modification shall:

(A)       increase the Commitment of any Lender hereunder, without the written consent of such Lender;

(B)       extend or postpone the Facility Termination Date or the maturity date provided for herein that is applicable to any Loan of any Lender, extend or postpone the expiration date of any Letter of Credit as to which such Lender is a Participant pursuant to Section 3.4 beyond the latest expiration date for a Letter of Credit provided for herein, or extend or postpone any scheduled expiration or termination date provided for herein that is applicable to a Commitment of any Lender, without the written consent of such Lender;

(C)       reduce the principal amount of any Loan made by any Lender, or reduce the rate or extend the time of payment of, or excuse the payment of, interest thereon (other than as a result of waiving the applicability of any post-default increase in interest rates), without the written consent of such Lender;

(D)       reduce the amount of any Unpaid Drawing as to which any Lender is a Participant as provided in Section 3.4, or reduce the rate or extend the time of payment of, or excuse the payment of, interest thereon (other than as a result of waiving the applicability of any post-default increase in interest rates), without the written consent of such Lender;

(E)       reduce the rate or extend the time of payment of, or excuse the payment of, any Fees to which any Lender is entitled hereunder, without the written consent of such Lender; or

(F)       increase the Total Commitment (except as provided in Section 4.4); and

(iii)       changes, waivers or other modifications or terminations in connection with distributions or sales permitted pursuant to Section 9.2(c) and which release Collateral having an aggregate value in any of the Borrowers' fiscal years not in excess of five percent (5%) of the Borrowers' Consolidated Net Worth may be approved by the Administrative Agent without the consent of any other Lenders,

(iv)       no change, waiver or other modification or termination shall, without the written consent of each Lender (other than a Defaulting Lender) affected thereby,

(A)       release any Borrower from any obligations as a guarantor of its Subsidiaries' obligations under any Credit Document;

(B)       release any Credit Party from the Subsidiary Guaranty, except in accordance with a transaction permitted under this Agreement;

(C)       amend, modify or waive any provision of this Section 12.12, Section 10.3, or Section 12.7 hereof, or any other provision of any of the Credit Documents pursuant to which the consent or approval of all Lenders, or a number or specified percentage or other required grouping of Lenders or Lenders having Commitments, is by the terms of such provision explicitly required;

(D)       reduce the percentage specified in, or otherwise modify, the definition of Required Lenders; or

(E)       consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement.

Any waiver, consent, amendment or other modification with respect to this Agreement given or made in accordance with this Section 12.12 shall  be effective only in the specific instance and for the specific purpose for which it was given or made.

(b)        No provision of Section 3 or 11 may be amended without the consent of (x) any Letter of Credit Issuer adversely affected thereby or (y) the Administrative Agent, respectively.

(c)        To the extent the Required Lenders (or all of the Lenders, or all of the Lenders (other than any Defaulting Lender), as applicable, as shall be required by this Section 12.11) waive the provisions of Section 9.2 hereof with respect to the sale, transfer or other disposition of any Collateral, or any Collateral is sold, transferred or disposed of as permitted by Section 9.2 hereof, (i) such Collateral shall be sold, transferred or disposed of free and clear of the Liens created by the respective Security Documents; (ii) if such Collateral includes all of the capital stock of a Subsidiary that is a party to the Subsidiary Guaranty or whose stock is pledged pursuant to the Pledge Agreement, such capital stock shall be released from the Pledge Agreement and such Subsidiary shall be released from the Subsidiary Guaranty; and (iii) the Administrative Agent shall be authorized to take actions deemed appropriate by them in order to effectuate the foregoing.

12.13   Survival of Indemnities.  All indemnities set forth herein including, without limitation, in Section 2.6, 2.7, 3.5, 5.4, 11.7 or 12.1 shall survive the execution and delivery of this Agreement and the making and repayment of Loans.

12.14   Domicile of Loans.  Each Lender may transfer and carry its Loans at, to or for the account of any branch office, subsidiary or affiliate of such Lender, provided that the Borrower shall not be responsible for costs arising under Section 2.6 resulting from any such transfer to the extent not otherwise applicable to such Lender prior to such transfer.

12.15   Lender Register.  The Borrowers hereby designate the Administrative Agent to serve as its agent, solely for purposes of this Section 12.15, to maintain a register (the "Lender Register") on or in which it will record the names and addresses of the Lenders, and the Commitments from time to time of each of the Lenders, the Loans made to the Borrowers by each of the Lenders and each repayment and prepayment in respect of the principal amount of such Loans of each such Lender.  Failure to make any such recordation, or (absent manifest error) any error in such recordation, shall not affect the Borrowers' obligations in respect of such Loans.  With respect to any Lender, the transfer of the Commitment of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitment shall not be effective until such transfer is recorded on the Lender Register maintained by the Administrative Agent with respect to ownership of such Commitment and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitment and Loans shall remain owing to the transferor.  The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Lender Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment Agreement pursuant to Section 12.4(c).  The Borrowers agree to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature that may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 12.15, except for losses, claims, damages and liabilities arising from the Agent's gross negligence or willful misconduct. The Lender Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

12.16   Limitations on Liability of the Letter of Credit Issuers.  The Borrowers assume all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letters of Credit.  Neither any Letter of Credit Issuer nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by a Letter of Credit Issuer against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit.  In furtherance and not in limitation of the foregoing, a Letter of Credit Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation.

12.17   General Limitation of Liability.  No claim may be made by the Borrowers, any Lender, the Administrative Agent, any Letter of Credit Issuer or any other person against the Administrative Agent, any Letter of Credit Issuer, or any other Lender or the Affiliates, directors, officers, employees, attorneys or agents of any of them for any damages other than actual compensatory damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any of the other Credit Documents, or any act, omission or event occurring in connection therewith; and each of the Borrowers, each Lender, the Administrative Agent and each Letter of Credit Issuer hereby, to the fullest extent permitted under applicable law, waives, releases and agrees not to sue or counterclaim upon any such claim for any special, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

12.18   No Duty.  All attorneys, accountants, appraisers, consultants and other professional persons (including the firms or other entities on behalf of which any such person may act) retained by the Administrative Agent or any Lender with respect to the transactions contemplated by the Credit Documents shall have the right to act exclusively in the interest of the Administrative Agent or such Lender, as the case may be, and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to the Borrowers, to any of their Subsidiaries, or to any other person, with respect to any matters within the scope of such representation or related to their activities in connection with such representation.  The Borrowers agree, on behalf of themselves and their Subsidiaries, not to assert any claim or counterclaim against any such persons with regard to such matters, all such claims and counterclaims, now existing or hereafter arising, whether known or unknown, foreseen or unforeseeable, being hereby waived, released and forever discharged.

12.19   Lenders and Agent Not Fiduciary to Borrower, etc.  The relationship among the Borrowers and their Subsidiaries, on the one hand, and the Administrative Agent, each Letter of Credit Issuer and the Lenders, on the other hand, is solely that of debtor and creditor, and the Administrative Agent, each Letter of Credit Issuer and the Lenders have no fiduciary or other special relationship with any Borrower and its Subsidiaries, and no term or provision of any Credit Document, no course of dealing, no written or oral communication, or other action, shall be construed so as to deem such relationship to be other than that of debtor and creditor.

12.20   Survival of Representations and Warranties.  All representations and warranties herein shall survive the making of Loans and the issuance of Letters of Credit hereunder, the execution and delivery of this Agreement, the Notes and the other documents the forms of which are attached as Exhibits hereto, the issue and delivery of the Notes, any disposition thereof by any holder thereof, and any investigation made by the Administrative Agent or any Lender or any other holder of any of the Notes or on its behalf.  All statements contained in any certificate or other document delivered to the Administrative Agent or any Lender or any holder of any Notes by or on behalf of the Borrowers or of their Subsidiaries pursuant hereto or otherwise specifically for use in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrowers hereunder, made as of the respective dates specified therein or, if no date is specified, as of the respective dates furnished to the Administrative Agent or any Lender.

12.21   Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

12.22   Independence of Covenants.  All covenants hereunder shall be given independent effect so that if a particular action, event, condition or circumstance is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations or restrictions of, another covenant, shall not avoid the occurrence of a Default or an Event of Default if such action is taken or event, condition or circumstance exists.

12.23   Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Base Rate to the date of repayment, shall have been received by such Lender.

12.24   USA Patriot Act.  Each Lender subject to the USA Patriot Act hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the USA Patriot Act.

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

GIBRALTAR INDUSTRIES, INC. By:_________________________________ Name:_______________________________ Title:________________________________	GIBRALTAR STEEL CORPORATION OF NEW YORK By:_________________________________ Name:_______________________________ Title:________________________________

KEYBANK NATIONAL ASSOCIATION,
as Lender, Administrative Agent, Swingline Lender, Letter of Credit Issuer, Lead Arranger and Book Runner

By:_________________________________
Name:_______________________________
Title:________________________________

JPMORGAN CHASE BANK, N.A., as Lender, Letter of Credit Issuer and Syndication Agent By:_________________________________ Name:_______________________________ Title:________________________________
HARRIS TRUST & SAVINGS BANK, as Lender and Co-Documentation Agent By:_________________________________ Name:_______________________________ Title:________________________________	HSBC BANK USA, NATIONAL ASSOCIATION, as Lender and Co‑Documentation Agent By:_________________________________ Name:_______________________________ Title:________________________________
MANUFACTURERS AND TRADERS TRUST COMPANY, as Lender and Co‑Documentation Agent By:_________________________________ Name:_______________________________ Title:________________________________	US BANK, NATIONAL ASSOCIATION, as a Lender By:_________________________________ Name:_______________________________ Title:________________________________
BANK OF AMERICA, as a Lender By:_________________________________ Name:_______________________________ Title:________________________________	NATIONAL CITY BANK OF PENNSYLVANIA, as a Lender By:_________________________________ Name:_______________________________ Title:________________________________
COMERICA BANK, as a Lender By:_________________________________ Name:_______________________________ Title:________________________________

EXHIBITS

AND

SCHEDULES

Exhibit A
NOTE

$                                                                                                                                                                                                                       Buffalo, New York
                                                                                                                                                                                                                        As of April 1, 2005

FOR VALUE RECEIVED, the undersigned, GIBRALTAR INDUSTRIES, INC. and GIBRALTAR STEEL CORPORATION OF NEW YORK (collectively, "Borrowers"), jointly and severally, hereby unconditionally promise to pay on the Facility Termination Date (as defined in the Credit Agreement hereinafter referred to) to the order of ________________________________ ("Lender"), the principal sum equal to the lesser of (a) $_________________ or (b) the aggregate unpaid principal amount of all Loans made by the Lender to the Borrowers pursuant to the Credit Agreement (as defined below), together with interest at the rate and on the terms as specified herein.  "Credit Agreement" means the Credit Agreement dated as of April 1, 2005 among the Borrowers, KeyBank National Association as Administrative Agent, Swingline Lender, Letter of Credit Issuer, Lead Arranger and Book Runner, JPMorgan Chase Bank, N.A. as Syndication Agent and Letter of Credit Issuer, Harris Trust & Savings Bank as Co-Documentation Agent, HSBC Bank USA, National Association as Co-Documentation Agent, Manufacturers and Traders Trust Company as Co-Documentation Agent and the Lenders named therein, as the same may be amended from time to time.  All capitalized terms used in this Note and not otherwise defined shall have the meanings set forth in the Credit Agreement.

This Note shall bear interest at the rates and on the dates determined in accordance with Sections 2.2 and 2.5 of the Credit Agreement.

Payments of both principal and interest are to be made in lawful money of the United States of America in immediately available funds at the Payment Office.

The Lender is authorized to inscribe on the schedule attached hereto and constituting a part hereof and any continuation thereof ("Schedule"), the date of the making of each Loan or conversion of any portion of this Note to a Base Rate Loan or a Eurodollar Loan, the date of the continuation of any Eurodollar Loan, the amount of each Loan, its character as a Base Rate Loan or a Eurodollar Loan, the dates on which each Interest Period shall begin and end, each payment of principal and the aggregate unpaid balance of this Note.  Each entry on the Schedule shall be prima facie evidence of the facts so set forth.  No failure by the Lender to make, and no error by the Lender in making, any inscription on the Schedule shall affect the obligation of the Borrowers to repay the full principal amount of the Loans made by the Lender to the Borrowers or the obligation of the Borrowers to pay interest thereon at the agreed upon rate.

No failure by the Lender to exercise, and no delay in exercising, any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Administrative Agent or the Lender of any right or power hereunder preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Lender, or of the Administrative Agent for the benefit of the Lender, as herein specified are cumulative and not exclusive of any other rights or remedies, including those set forth in the Credit Agreement and the Subsidiary Guaranty.

Upon the happening of one or more Events of Default as described in Section 10.1 of the Credit Agreement, this Note may be accelerated in accordance with Section 10.2 of the Credit Agreement.

The Borrowers hereby waive diligence, presentment, protest and demand, and also notice of protest, demand, dishonor and nonpayment of this Note.

This Note is one of the Notes referred to in the Credit Agreement, to which reference is hereby made with respect to prepayment and rights of acceleration of the principal hereof on the occurrence of certain events.

This Note shall be construed under, and governed by, the laws of the State of New York, without regard to its conflict of laws rules which would make the laws of another jurisdiction applicable.

                                                                                                          GIBRALTAR INDUSTRIES, INC.

                                                                                                                                                            By:
                                                                                                                                                                          Name:
                                                                                                                                                                          Title:

                                                                                                         GIBRALTAR STEEL CORPORATION OF NEW YORK

                                                                                                                                                          By:
                                                                                                                                                                         Name:
                                                                                                                                                                         Title:

STATE OF NEW YORK        )
                                                 )SS.:
COUNTY OF  ERIE               )

            On the _____ day of _____________, in the year 2005, before me, the undersigned, a notary public in and for said state, personally appeared _____________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.
                                                                                                                                                         _____________________________________________
                                                                                                                                                                                        Notary Public

STATE OF NEW YORK        )
                                                 )SS.:
COUNTY OF  ERIE               )

            On the _____ day of _____________, in the year 2005, before me, the undersigned, a notary public in and for said state, personally appeared _____________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.
                                                                                                                                                         _____________________________________________
                                                                                                                                                                                        Notary Public

SCHEDULE
LOANS

DATE LOAN MADE	AMOUNT OF LOAN	BASIS OF INTEREST RATE (BASE RATE OR EURO-DOLLAR RATE)	INTEREST PERIOD DATES	AMOUNT OF PRINCIPAL PAID OR PREPAID	AGGREGATE UNPAID PRINCIPAL

Exhibit B

NOTICE OF
BORROWING, CONTINUATION OR CONVERSION

            The undersigned hereby certifies to KeyBank National Association, as Agent for the benefit of the Lenders in accordance with the terms of a Credit Agreement among the undersigned, KeyBank National Association, as Administrative Agent, Swingline Lender, Letter of Credit Issuer, Lead Arranger and Bookrunner, JPMorgan Chase Bank, N.A. as Syndication Agent and Letter of Credit Issuer, Harris Trust and Savings Bank, as Co-Documentation Agent, HSBC Bank USA, National Association, as Co Documentation Agent, Manufacturers and Traders Trust Company, as Co-Documentation Agent and the Lenders named therein, dated as of April 1, 2005, as the same from time to time may be amended, supplemented or otherwise modified, that:

            The undersigned requests or has requested by telephone or facsimile notice a:

                        (Check One)
                                     [  ] new Borrowing
                                     [  ] conversion
                                     [  ] continuation

                                                of a

                        (Check One)
                                    [  ] Eurodollar Loan
                                    [  ] Base Rate Loan
                                    [  ]  Swingline Loan

                                                to a

                        (Check One)
                                    [  ] Eurodollar Loan
                                    [  ] Base Rate Loan
                                    [  ]  Swingline Loan

in the amount of $_____________ for an Interest Period, if applicable, of

                        (Check One)

                                    Interest Period

                                    [  ]  one month
                                    [  ]  two months
                                    [  ]  three months
                                    [  ]  six months

The proposed loan, conversion/continuation is to be made on the 1st day of April, 2005.

            WITNESS the signature of the undersigned authorized signatory this 31st day of March, 2005.

                                                            GIBRALTAR INDUSTRIES, INC.

                                                By:
                                                            Name:
                                                            Title:

Exhibit C-1
GUARANTY
(Unlimited Amount)

This Guaranty is granted by the undersigned and the parties which from time to time become a party hereto (each individually a "Guarantor" and collectively, the "Guarantors") to KEYBANK NATIONAL ASSOCIATION, having an office located at KeyCenter, 127 Public Square, Cleveland, Ohio 44114 ("Business Office"), as administrative agent for the Lenders (as defined below) (the "Agent").

Recitals.  Gibraltar Industries, Inc., a Delaware corporation and Gibraltar Steel Corporation of New York, a New York corporation (each individually a "Borrower" and collectively, the "Borrowers") have obtained or desire or may desire at some time and/or from time to time to obtain financial accommodation from the Lenders, and each Guarantor represents that it is financially interested in the affairs of the Borrowers and expects to derive advantage from each and every such accommodation.

Consideration.  To induce the Lenders, at their option, in accordance with the Credit Agreement (as defined below), at any time or from time to time, to extend financial accommodation, with or without security, to or for the account of the Borrowers, or in respect of which the Borrowers may be liable in any capacity (the term "financial accommodation" including, without limitation, extension of loans, credit or accommodation, issuance or confirmation of letters of credit or creation of acceptances, or discount or purchase of, or loans on, accounts, leases, instruments, securities, documents, chattel paper and other security arrangements or other property, or entering into any foreign exchange, precious metals or other contract or agreement between the Borrowers and the Agent or the Lenders), the Guarantors hereby agree as follows:

Guaranty.  The Guarantors, jointly and severally, absolutely and unconditionally guarantee to the Agent, for the benefit of the Lenders and itself as Agent, that the Borrowers will promptly perform and observe every agreement and condition contained in that certain Credit Agreement dated of even date herewith among the Borrowers and the Agent and the lending institutions which from time to time become a party thereto (individually a "Lender" and collectively the "Lenders"), and as the same may be amended from time to time (the "Credit Agreement") and the documents executed in connection therewith now or hereafter existing, arising directly between the Borrowers or the Guarantors and the Lenders or Agent or acquired outright, conditionally, as a participation or as collateral security from another by the Lenders or Agent, absolute or contingent, joint and/or several, secured or unsecured, due or not due, contractual or tortuous, liquidated or unliquidated, arising by operation of law or otherwise, direct or indirect (a "Credit Arrangement") to be performed or observed by the Borrowers, that all sums stated to be payable in, or which become payable under the Credit Agreement or any Credit Arrangement, will be promptly paid in full when due, whether at maturity or earlier by reason of acceleration or otherwise, or, if now due, when payment thereof shall be demanded by Agent, together with interest and any and all legal and other costs and expenses paid or incurred in connection therewith by Agent and/or the Lenders (collectively, the "Guaranteed Obligations"), and, in case of one or more extensions of time of payment or renewals, in whole or in part, under the Credit Agreement or of any Credit Arrangement or obligation, that the same will be promptly paid or performed when due, according to each such extension or renewal, whether at maturity or earlier by reason of acceleration or otherwise.  The Guarantors agree that, as between the Guarantors and Agent, the Guaranteed Obligations may be declared to be due and payable for purposes of this Guaranty notwithstanding any stay, injunction or other prohibition which may prevent, delay or vitiate any such declaration as against any Borrower and that, in the event of any such declaration (or attempted declaration), the Guaranteed Obligations (whether or not due and payable by the Borrowers) shall forthwith become due and payable by the Guarantors for purposes of this Guaranty.  The Guarantors further guarantee that all payments made by the Borrowers to Agent for the benefit of the Lenders or itself as Agent of any Guaranteed Obligation will, when made, be final and agrees that if any such payment is recovered from, or repaid by, Agent or any of the Lenders in whole or in part by reason of any bankruptcy, insolvency or similar proceeding instituted by or against any Borrower, this Guaranty shall continue to be fully applicable to such obligation to the same extent as though the payment so recovered or repaid had never been originally made on such obligation.

The Guarantors, and by their acceptance of this Guaranty, the Agent and each other Lender, hereby confirm that it is the intention of all such parties that this Guaranty not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, state or foreign law which may be applicable to this Guaranty.  To effectuate the foregoing intention, the Agent, the other Lenders and the Guarantors hereby irrevocably agree that the Guaranteed Obligations of the Guarantors under this Guaranty shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of the Guarantors that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other guarantor of the Guaranteed Obligations, result in the Guaranteed Obligations of the Guarantors under this Guaranty not constituting a fraudulent transfer or conveyance.  For purposes hereof, "Bankruptcy Law" means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

This is a guaranty of payment and performance and not a guaranty of collection only.

This Guaranty is enforceable irrespective of the validity, regularity or enforceability of any instrument, writing or arrangement relating to the Credit Agreement or the subject of a Credit Arrangement or the obligations thereunder and irrespective of any present or future law or order of any government (whether of right or in fact and whether Agent shall have consented thereto) or of any agency thereof purporting to reduce, amend, restructure or otherwise affect any obligation of the Borrowers or other obligor or to vary the terms of payment.

Consents and Waivers.  Each Guarantor hereby consents that from time to time, without notice to or further consent of such Guarantor, the performance or observance by the Borrowers under the Credit Agreement or of any Credit Arrangement or Guaranteed Obligation may be waived or the time of performance thereof extended by the Agent, and payment of any Guaranteed Obligation may be accelerated in accordance with any agreement governing the same, or may be extended, or the Credit Agreement or any Credit Arrangement may be renewed in whole or in part, or the terms of the Credit Agreement or any Credit Arrangement or any part thereof may be changed, including increase or decrease in the rate of interest thereon, or any collateral therefor may be exchanged, surrendered or otherwise dealt with as Agent may determine, or the Lenders may require or any co guarantor or any other party liable upon or in respect of any obligation may be released, and any of the acts mentioned in the Credit Agreement or any Credit Arrangement may be done, all without notice to or affecting the liability of the Guarantors hereunder.  Each Guarantor waives notice of acceptance of this Guaranty and of the creation of any Guaranteed Obligations.  Each Guarantors hereby waives presentment of any instrument, demand for payment, protest and notice of non payment or protest thereof or of any exchange, sale, surrender or other handling or disposition of any such collateral, and any requirement that Agent or the Lenders exhaust any right, power or remedy or proceed against the Borrowers under the Credit Agreement or any Credit Arrangement or against any other person under any other guaranty of, or security for, any of the Guaranteed Obligations.  Each Guarantor hereby further waives any defense whatsoever which might constitute a defense available to, or discharge of, any Borrower or any Guarantor, other than final and irrevocable payment in full of the Guaranteed Obligations.  No payment by the Guarantors pursuant to any provision hereunder shall entitle the Guarantors, by subrogation to the rights of Agent or the Lenders or otherwise, to any payment by the Borrowers (or out of the property of the Borrowers) except after payment in full of all sums (including interest, costs and expenses) which may be or become payable by the Borrowers to Agent, for the benefit of the Lenders or itself as Agent at any time or from time to time, unless the Guaranteed Obligations shall be paid in full.

Continuing Guaranty; Termination.  This Guaranty shall be a continuing guaranty, and Agent and the Lenders may continue to act in reliance hereon until the receipt by Agent of written notice from the Guarantors not to give further financial accommodation in reliance hereon, provided that such notice shall not affect the obligations, absolute or contingent, of the Guarantors hereunder with respect to any such accommodation given prior to such notice.  Such notice shall be effective only after receipt by Agent at its Business Office, and Agent shall have had a reasonable time to act upon such notice at each of its offices extending financial accommodation to the Borrowers.

Financial Statements.  Each Guarantor shall furnish to Agent financial statements of such Guarantor in accordance with the terms of the Credit Agreement, or as otherwise requested by Agent from time to time.

Foreign Currencies.  With respect to each obligation (or portion thereof) hereby guaranteed that is payable in a foreign currency, the following provisions shall apply: the Guarantors shall be obligated to pay to Agent for the benefit of the Lenders the unpaid amount of such Guaranteed Obligation in the same foreign currency and place in which such Guaranteed Obligation is payable by its terms; provided, however, that the Guarantors may, at their option (or, if for any reason whatsoever the Guarantors are unable to effect payment of such unpaid amount as aforesaid, the Guarantors shall be obligated to) pay to Agent for the benefit of the Lenders at its principal office in New York City the equivalent of such unpaid amount in United States currency computed at KeyBank National Association's selling rate, most recently in effect on or prior to the date such Guaranteed Obligation becomes due, for cable transfers of such foreign currency to the place where such Guaranteed Obligation is payable.  In any case in which the Guarantors shall make or shall be obligated to make such payment in United States currency, the Guarantors shall hold Agent and the Lenders harmless from any loss incurred by Agent and/or the Lenders arising from any change in the value of United States currency in relation to such foreign currency between the date such Guaranteed Obligation becomes due and the date Agent or the Lenders is actually able, following the conversion of the United States currency paid by the Guarantors into such foreign currency and remittance of such foreign currency to the place where such Guaranteed Obligation is payable, to apply such foreign currency to such obligation.  The term "foreign currency" as used herein shall be deemed to refer to that type of such currency which under applicable laws and regulations may be used to pay and discharge such Guaranteed Obligation.

Rights Cumulative.  The rights, powers and remedies granted to Agent herein shall be cumulative and in addition to any rights, powers and remedies to which Agent may be entitled either by operation of law or pursuant to any other document or instrument delivered or from time to time to be delivered to Agent in connection with the Credit Agreement or any Credit Arrangement.

Security.  As collateral security for the payment of any and all obligations and liabilities of the Guarantors to Agent and the Lenders, now existing or hereafter arising, the Guarantors grant to Agent for the benefit of the Lenders and itself as Agent a security interest in and a lien upon and right of offset exercisable following the occurrence of an Event of Default under the Credit Agreement against all moneys, deposit balances, securities or other property or interest therein of the Guarantors now or at any time hereafter held or received by or for or left in the possession or control of Agent or the Lenders or any of their respective affiliates, whether for safekeeping, custody, transmission, collection, pledge or for any other or different purpose.

Representations and Warranties.  Each Guarantor represents and warrants that:  (a) it is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing; (b) it has the power to execute and deliver this Guaranty and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance; (c) such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its organizational documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any material contractual restriction binding on or materially affecting it or any of its assets; (d) to the best of Guarantor's knowledge, all governmental and other consents that are required to have been obtained by it with respect to this Guaranty have been obtained and are in full force and effect and all conditions of any such consents have been complied with; (e) its obligations under this Guaranty constitute its legal, valid and binding obligations, enforceable in accordance with its terms except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency or other similar laws affecting creditors' rights generally; (f) all financial statements and related information furnished and to be furnished to Agent from time to time by the Guarantor are true and complete and fairly present the financial or other information stated therein as at such dates or for the periods covered thereby; (g) there are no actions, suits, proceedings or investigations pending or, to the knowledge of the Guarantor, threatened against or affecting the Guarantor before any court, governmental agency or arbitrator, which involve forfeiture of any assets of the Guarantor or which may materially adversely affect the financial condition, operations, properties or business of the Guarantor or the ability of the Guarantor to perform its obligation under this Guaranty; and (h) there has been no material adverse change in the financial condition of the Guarantor since the last such financial statements or information.

Costs.  The Guarantors agree to reimburse Agent and Lenders on demand for all costs, expenses and charges (including, without limitation, reasonable fees and charges of external legal counsel for Agent and costs allocated by its internal legal department) in connection with the enforcement of this Guaranty.

Entire Agreement, Amendment and Waivers.  This Guaranty constitutes the entire agreement between the Guarantors and Agent in respect of the subject matter hereof and may be amended only by a writing signed on behalf of each party and shall be effective only to the extent set forth in that writing.  No delay by Agent or the Lenders in exercising any power or right hereunder shall operate as a waiver thereof or of any other power or right; nor shall any single or partial exercise of any power or right preclude other or future exercise thereof, or the exercise of any other power or right hereunder.  No waiver shall be deemed to be made by Agent of any of its rights hereunder unless the same shall be in writing signed on behalf of Agent, and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of Agent or the Lenders or the obligations of the Guarantors to Agent or the Lenders in any other respect at any other time.

As to each Guarantor who is an individual, this Guaranty is being signed by such Guarantor in an individual capacity and any descriptive terms placed after the Guarantor's name shall not affect the Guarantor's personal liability under this Guaranty.

Successors.  This agreement shall be immediately binding upon the Guarantors and the successors of the Guarantors.  In accordance with the terms of the Credit Agreement, the Agent and the Lenders may assign this Guaranty or any of its rights and powers hereunder, with all or any of the obligations hereby guaranteed, and may assign and/or deliver to any such assignee any of the security herefor and, in the event of such assignment, the assignee hereof or of such rights and powers and of such security, if any such security be so assigned and/or delivered, shall have the same rights and remedies as if originally named herein in place of Agent and the Lenders, and Agent and the Lenders shall be thereafter fully discharged from all responsibility with respect to any such Security so assigned and/or delivered.

Governing Law; Jurisdiction.  This Guaranty shall be governed by and construed in accordance with the laws of the State of New York.  Each Guarantor consents to the nonexclusive jurisdiction and venue of the state or federal courts located in such state.  In the event of a dispute hereunder, suit may be brought against the Guarantors in such courts or in any jurisdiction where any Guarantor or any assets of any Guarantor may be located.  Service of process by Agent in connection with any dispute shall be binding on the Guarantors if sent to the Guarantors by registered mail at the address(es) specified below or to such further address(es) as the Guarantors may specify to Agent in writing.

Guarantor Waivers.  EACH GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS GUARANTY, AND AGREES THAT ANY SUCH DISPUTE SHALL, AT AGENT'S OPTION, BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

IN ADDITION,  EACH GUARANTOR WAIVES THE RIGHT TO INTERPOSE ANY DEFENSE BASED UPON ANY STATUTE OF LIMITATIONS OR ANY CLAIM OF DELAY BY AGENT AND ANY SET OFF OR COUNTERCLAIM OF ANY NATURE OR DESCRIPTION.

[The remaining space intentionally left blank]

            IN WITNESS WHEREOF, the Guarantors have executed this instrument or have caused this instrument to be duly executed by their proper officers as of __________, 2005.

                                                                      AIR VENT INC.

Address for notices:
                                                                                                                                                             By:__________________________________________
c/o Gibraltar Industries, Inc.                                                                                                                      Name:
3556 Lakeshore Road                                                                                                                                 Title:
PO Box 2028
Buffalo, NY  14219-0228

Telecopier No. (716) 826-1589

STATE OF NEW YORK    )
                                             ) ss:
COUNTY OF ERIE            )

On the ______ day of ____________ in the year 2005, before me, the undersigned, personally appeared __________________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

                                            ________________________________________
                                                                                                                                Notary Public

                                                                      APPLETON SUPPLY CO., INC.

Address for notices:
                                                                                                                                                             By:__________________________________________
c/o Gibraltar Industries, Inc.                                                                                                                      Name:
3556 Lakeshore Road                                                                                                                                 Title:
PO Box 2028
Buffalo, NY  14219-0228

Telecopier No. (716) 826-1589

STATE OF NEW YORK    )
                                             ) ss:
COUNTY OF ERIE            )

On the ______ day of ____________ in the year 2005, before me, the undersigned, personally appeared __________________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

                                            ________________________________________
                                                                                                                                Notary Public

                                                                     B&W HEAT TREATING CORP.

Address for notices:
                                                                                                                                                             By:__________________________________________
c/o Gibraltar Industries, Inc.                                                                                                                      Name:
3556 Lakeshore Road                                                                                                                                 Title:
PO Box 2028
Buffalo, NY  14219-0228

Telecopier No. (716) 826-1589

STATE OF NEW YORK    )
                                             ) ss:
COUNTY OF ERIE            )

On the ______ day of ____________ in the year 2005, before me, the undersigned, personally appeared __________________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

                                            ________________________________________
                                                                                                                                Notary Public

                                                                     B & W OF MICHIGAN, INC.

Address for notices:
                                                                                                                                                             By:__________________________________________
c/o Gibraltar Industries, Inc.                                                                                                                      Name:
3556 Lakeshore Road                                                                                                                                 Title:
PO Box 2028
Buffalo, NY  14219-0228

Telecopier No. (716) 826-1589

STATE OF NEW YORK    )
                                             ) ss:
COUNTY OF ERIE            )

On the ______ day of ____________ in the year 2005, before me, the undersigned, personally appeared __________________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

                                            ________________________________________
                                                                                                                                Notary Public

                                                                     B&W LEASING, LLC

Address for notices:
                                                                                                                                                             By:__________________________________________
c/o Gibraltar Industries, Inc.                                                                                                                      Name:
3556 Lakeshore Road                                                                                                                                 Title:
PO Box 2028
Buffalo, NY  14219-0228

Telecopier No. (716) 826-1589

STATE OF NEW YORK    )
                                             ) ss:
COUNTY OF ERIE            )

On the ______ day of ____________ in the year 2005, before me, the undersigned, personally appeared __________________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

                                            ________________________________________
                                                                                                                                Notary Public

                                                                     BRASING CONCEPTS COMPANY

Address for notices:
                                                                                                                                                             By:__________________________________________
c/o Gibraltar Industries, Inc.                                                                                                                      Name:
3556 Lakeshore Road                                                                                                                                 Title:
PO Box 2028
Buffalo, NY  14219-0228

Telecopier No. (716) 826-1589

STATE OF NEW YORK    )
                                             ) ss:
COUNTY OF ERIE            )

On the ______ day of ____________ in the year 2005, before me, the undersigned, personally appeared __________________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

                                            ________________________________________
                                                                                                                                Notary Public

                                                                     CAROLINA COMMERCIAL HEAT TREATING INC.

Address for notices:
                                                                                                                                                             By:__________________________________________
c/o Gibraltar Industries, Inc.                                                                                                                      Name:
3556 Lakeshore Road                                                                                                                                 Title:
PO Box 2028
Buffalo, NY  14219-0228

Telecopier No. (716) 826-1589

STATE OF NEW YORK    )
                                             ) ss:
COUNTY OF ERIE            )

On the ______ day of ____________ in the year 2005, before me, the undersigned, personally appeared __________________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

                                            ________________________________________
                                                                                                                                Notary Public

                                                                     CLEVELAND PICKLING, INC.

Address for notices:
                                                                                                                                                             By:__________________________________________
c/o Gibraltar Industries, Inc.                                                                                                                      Name:
3556 Lakeshore Road                                                                                                                                 Title:
PO Box 2028
Buffalo, NY  14219-0228

Telecopier No. (716) 826-1589

STATE OF NEW YORK    )
                                             ) ss:
COUNTY OF ERIE            )

On the ______ day of ____________ in the year 2005, before me, the undersigned, personally appeared __________________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

                                            ________________________________________
                                                                                                                                Notary Public

                                                                     CONSTRUCTION METALS INC.

Address for notices:
                                                                                                                                                             By:__________________________________________
c/o Gibraltar Industries, Inc.                                                                                                                      Name:
3556 Lakeshore Road                                                                                                                                 Title:
PO Box 2028
Buffalo, NY  14219-0228

Telecopier No. (716) 826-1589

STATE OF NEW YORK    )
                                             ) ss:
COUNTY OF ERIE            )

On the ______ day of ____________ in the year 2005, before me, the undersigned, personally appeared __________________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

                                            ________________________________________
                                                                                                                                Notary Public

                                                                     GIBRALTAR INTERNATIONAL, INC.

Address for notices:
                                                                                                                                                             By:__________________________________________
c/o Gibraltar Industries, Inc.                                                                                                                      Name:
3556 Lakeshore Road                                                                                                                                 Title:
PO Box 2028
Buffalo, NY  14219-0228

Telecopier No. (716) 826-1589

STATE OF NEW YORK    )
                                             ) ss:
COUNTY OF ERIE            )

On the ______ day of ____________ in the year 2005, before me, the undersigned, personally appeared __________________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

                                            ________________________________________
                                                                                                                                Notary Public

                                                                     GIBRALTAR STRIP STEEL, INC.

Address for notices:
                                                                                                                                                             By:__________________________________________
c/o Gibraltar Industries, Inc.                                                                                                                      Name:
3556 Lakeshore Road                                                                                                                                 Title:
PO Box 2028
Buffalo, NY  14219-0228

Telecopier No. (716) 826-1589

STATE OF NEW YORK    )
                                             ) ss:
COUNTY OF ERIE            )

On the ______ day of ____________ in the year 2005, before me, the undersigned, personally appeared __________________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

                                            ________________________________________
                                                                                                                                Notary Public

                                                                     GSCNY CORP.

Address for notices:
                                                                                                                                                             By:__________________________________________
c/o Gibraltar Industries, Inc.                                                                                                                      Name:
3556 Lakeshore Road                                                                                                                                 Title:
PO Box 2028
Buffalo, NY  14219-0228

Telecopier No. (716) 826-1589

STATE OF NEW YORK    )
                                             ) ss:
COUNTY OF ERIE            )

On the ______ day of ____________ in the year 2005, before me, the undersigned, personally appeared __________________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

                                            ________________________________________
                                                                                                                                Notary Public

                                                                     HARBOR METAL TREATING CO.

Address for notices:
                                                                                                                                                             By:__________________________________________
c/o Gibraltar Industries, Inc.                                                                                                                      Name:
3556 Lakeshore Road                                                                                                                                 Title:
PO Box 2028
Buffalo, NY  14219-0228

Telecopier No. (716) 826-1589

STATE OF NEW YORK    )
                                             ) ss:
COUNTY OF ERIE            )

On the ______ day of ____________ in the year 2005, before me, the undersigned, personally appeared __________________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

                                            ________________________________________
                                                                                                                                Notary Public

                                                                     HARBOR METAL TREATING OF INDIANA,INC.

Address for notices:
                                                                                                                                                             By:__________________________________________
c/o Gibraltar Industries, Inc.                                                                                                                      Name:
3556 Lakeshore Road                                                                                                                                 Title:
PO Box 2028
Buffalo, NY  14219-0228

Telecopier No. (716) 826-1589

STATE OF NEW YORK    )
                                             ) ss:
COUNTY OF ERIE            )

On the ______ day of ____________ in the year 2005, before me, the undersigned, personally appeared __________________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

                                            ________________________________________
                                                                                                                                Notary Public

                                                                     HI-TEMP TREATING, INC.

Address for notices:
                                                                                                                                                             By:__________________________________________
c/o Gibraltar Industries, Inc.                                                                                                                      Name:
3556 Lakeshore Road                                                                                                                                 Title:
PO Box 2028
Buffalo, NY  14219-0228

Telecopier No. (716) 826-1589

STATE OF NEW YORK    )
                                             ) ss:
COUNTY OF ERIE            )

On the ______ day of ____________ in the year 2005, before me, the undersigned, personally appeared __________________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

                                            ________________________________________
                                                                                                                                Notary Public

                                                                     K&W METAL FABRICATORS, INC.

Address for notices:
                                                                                                                                                             By:__________________________________________
c/o Gibraltar Industries, Inc.                                                                                                                      Name:
3556 Lakeshore Road                                                                                                                                 Title:
PO Box 2028
Buffalo, NY  14219-0228

Telecopier No. (716) 826-1589

STATE OF NEW YORK    )
                                             ) ss:
COUNTY OF ERIE            )

On the ______ day of ____________ in the year 2005, before me, the undersigned, personally appeared __________________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

                                            ________________________________________
                                                                                                                                Notary Public

                                                                     PENNSYLVANIA INDUSTRIAL HEAT TREATERS, INC.

Address for notices:
                                                                                                                                                             By:__________________________________________
c/o Gibraltar Industries, Inc.                                                                                                                      Name:
3556 Lakeshore Road                                                                                                                                 Title:
PO Box 2028
Buffalo, NY  14219-0228

Telecopier No. (716) 826-1589

STATE OF NEW YORK    )
                                             ) ss:
COUNTY OF ERIE            )

On the ______ day of ____________ in the year 2005, before me, the undersigned, personally appeared __________________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

                                            ________________________________________
                                                                                                                                Notary Public

                                                                     SCM METAL PRODUCTS, INC.

Address for notices:
                                                                                                                                                             By:__________________________________________
c/o Gibraltar Industries, Inc.                                                                                                                      Name:
3556 Lakeshore Road                                                                                                                                 Title:
PO Box 2028
Buffalo, NY  14219-0228

Telecopier No. (716) 826-1589

STATE OF NEW YORK    )
                                             ) ss:
COUNTY OF ERIE            )

On the ______ day of ____________ in the year 2005, before me, the undersigned, personally appeared __________________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

                                            ________________________________________
                                                                                                                                Notary Public

                                                                     SOLAR GROUP, INC.

Address for notices:
                                                                                                                                                             By:__________________________________________
c/o Gibraltar Industries, Inc.                                                                                                                      Name:
3556 Lakeshore Road                                                                                                                                 Title:
PO Box 2028
Buffalo, NY  14219-0228

Telecopier No. (716) 826-1589

STATE OF NEW YORK    )
                                             ) ss:
COUNTY OF ERIE            )

On the ______ day of ____________ in the year 2005, before me, the undersigned, personally appeared __________________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

                                            ________________________________________
                                                                                                                                Notary Public

                                                                     SOLAR OF MICHIGAN, INC.

Address for notices:
                                                                                                                                                             By:__________________________________________
c/o Gibraltar Industries, Inc.                                                                                                                      Name:
3556 Lakeshore Road                                                                                                                                 Title:
PO Box 2028
Buffalo, NY  14219-0228

Telecopier No. (716) 826-1589

STATE OF NEW YORK    )
                                             ) ss:
COUNTY OF ERIE            )

On the ______ day of ____________ in the year 2005, before me, the undersigned, personally appeared __________________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

                                            ________________________________________
                                                                                                                                Notary Public

                                                               SOUTHEASTER METALS MANUFACTURING COMPANY, INC.

Address for notices:
                                                                                                                                                             By:__________________________________________
c/o Gibraltar Industries, Inc.                                                                                                                      Name:
3556 Lakeshore Road                                                                                                                                 Title:
PO Box 2028
Buffalo, NY  14219-0228

Telecopier No. (716) 826-1589

STATE OF NEW YORK    )
                                             ) ss:
COUNTY OF ERIE            )

On the ______ day of ____________ in the year 2005, before me, the undersigned, personally appeared __________________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

                                            ________________________________________
                                                                                                                                Notary Public

                                                                     UNITED STEEL PRODUCTS COMPANY, INC.

Address for notices:
                                                                                                                                                             By:__________________________________________
c/o Gibraltar Industries, Inc.                                                                                                                      Name:
3556 Lakeshore Road                                                                                                                                 Title:
PO Box 2028
Buffalo, NY  14219-0228

Telecopier No. (716) 826-1589

STATE OF NEW YORK    )
                                             ) ss:
COUNTY OF ERIE            )

On the ______ day of ____________ in the year 2005, before me, the undersigned, personally appeared __________________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

                                            ________________________________________
                                                                                                                                Notary Public

                                                                    WM. R. HUBBELL STEEL CORPORATION

Address for notices:
                                                                                                                                                             By:__________________________________________
c/o Gibraltar Industries, Inc.                                                                                                                      Name:
3556 Lakeshore Road                                                                                                                                 Title:
PO Box 2028
Buffalo, NY  14219-0228

Telecopier No. (716) 826-1589

STATE OF NEW YORK    )
                                             ) ss:
COUNTY OF ERIE            )

On the ______ day of ____________ in the year 2005, before me, the undersigned, personally appeared __________________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

                                            ________________________________________
                                                                                                                                Notary Public

Exhibit C-2

GENERAL SECURITY AGREEMENT

(Subsidiary Guarantors)

The undersigned, and all other Subsidiary Guarantors (as defined below) which from time to time become a party hereto (each individually a "Debtor" and collectively, the "Debtors"), execute and deliver this General Security Agreement (the "Security Agreement") to KEYBANK NATIONAL ASSOCIATION, having an office located at KeyCenter, 127 Public Square, Cleveland, Ohio 44114, as collateral agent for the Lenders (as defined below) and the Noteholders (as defined below) (the "Collateral Agent"; the Agent, the Lenders and the Noteholders being collectively referred to herein as the "Secured Lender Group" and individually as a "Secured Party") in consideration of one or more loans, letters of credit or other financial accommodation made, issued or extended by the Lenders or the Noteholders to Gibraltar Industries, Inc., a Delaware corporation, and Gibraltar Steel Corporation of New York, a New York corporation (each a "Borrower" and collectively, the "Borrowers").  Accordingly, the Collateral Agent shall have the rights, remedies and benefits hereinafter set forth.

            1.         Definitions.

(a) The term "Bank Liabilities" means and includes (i) any and all indebtedness, obligations and liabilities of the Borrowers to any of the Lenders and/or KeyBank National Association, as administrative agent (the "Agent") and also to others to the extent of their participations granted to or interests therein created or acquired for them by the Lenders or Agent, arising under that certain Credit Agreement dated even date herewith among the Borrowers, the Agent and the lending institutions which from time to time become a party thereto (individually a "Lender" and collectively, the "Lenders"), as amended, as the same may be further amended, modified, supplemented, restated or replaced from time to time (the "Bank Credit Agreement"), (ii) any and all indebtedness, obligations and liabilities of the Debtors to any of the Lenders and/or the Agent and also to others to the extent of their participations granted to or interests therein created or acquired by them for the Lenders or the Agent, and the Secured Documents (as defined below), including Hedge Agreements (as defined in the Bank Credit Agreement) executed in connection therewith and (iii) any and all indebtedness, obligations and liabilities of each of the Borrowers or any other Subsidiary Guarantor arising under any Secured Document to which it is a party, in the case of clause (i), (ii) or (iii) above, now or hereafter existing, arising directly between the Borrowers or the Debtors and the Lenders or Agent or acquired outright, conditionally, as a participation or as collateral security from another by the Lenders or Agent, absolute or contingent, joint and/or several, secured or unsecured, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, direct or indirect.

(b)        The term "Collateral" means all personal property and fixtures of the Debtors, whether now or hereafter existing or now owned or hereafter acquired and wherever located, of every kind and description, tangible or intangible, including but not limited to, the balance of every deposit account, now or hereafter existing, of the Debtors with any of the Lenders or the Noteholders (or any subsidiary or affiliate of any Lender or Noteholder) and any other claim of any Debtor against any of the Lenders, the Noteholders or the Collateral Agent, now or hereafter existing, and all money, goods (including equipment, farm products, fixtures and inventory), instruments, securities, documents, chattel paper, accounts, contract rights, letter-of-credit rights, deposit accounts, investment property, general intangibles (including, without limitation, commercial tort claims and payment intangibles), credits, claims, demands, precious metals and any other property, rights and interests of the Debtors, and shall include the supporting obligations, proceeds, products and accessions of and to any thereof.

(c)        The term "Enforcement" means taking any action seeking remedies with respect to the Collateral, pursuing enforcement (judicial or otherwise) with respect to any of the Liens granted under any of the Secured Documents or filing any involuntary petition of bankruptcy or similar action with respect to any Borrower, any Debtor or any other Subsidiary Guarantor.

(d)        The term "Event of Default" means (i) any Event of Default under the Bank Credit Agreement, or (ii) any Event of Default under the Note Purchase Agreement.

(e)        The term "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien, charge or encumbrance, or preference, priority or other security agreement or preferential arrangement in respect of any asset of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to  give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

(f)         The term "Liabilities" means, collectively, the Bank Liabilities and the Noteholder Liabilities.

(g)        The term "Noteholder Liabilities" means and shall include (i) any and all indebtedness, obligations and liabilities (including, without limitation, any Make Whole Amount (as defined in the 2002 Note Purchase Agreement)) of Gibraltar Steel Corporation of New York to any holder of the 7.35% Senior Secured Notes ("2002 Notes") of Gibraltar Industries, Inc., formerly known as Gibraltar Steel Corporation (the "Company") due July 3, 2007, in the aggregate principal amount of $25,000,000 and also to others to the extent of their participations granted to or interests therein created or acquired for them by the 2002 Noteholders arising under that certain 2002 Note Purchase Agreement dated as of July 3, 2002 among the Borrowers and any purchaser thereof (individually, a "2002 Noteholder" and collectively, the "2002 Noteholders"), as amended and restated pursuant to an Amended and Restated Note Purchase Agreement of even date herewith and as the same may be further amended, modified, supplemented, restated or replaced from time to time (the "2002 Note Purchase Agreement"), (ii) any and all indebtedness, obligations and liabilities (including, without limitation, any Make Whole Amount (as defined in the 2004 Note Purchase Agreement)) of Gibraltar Steel Corporation of New York to any holder of the 5.75% Senior Secured Notes ("2004 Notes") of the Company due June 17, 2011, in the aggregate principal amount of $75,000,000 and also to others to the extent of their participations granted to or interest therein created or acquired for them by the 2004 Noteholders arising under that certain Note Purchase Agreement dated as of June 18, 2004 among the Borrowers and any purchaser thereof (individually, a "2004 Noteholder" and collectively, the "2004 Noteholders" and collectively with the 2002 Noteholders, the "Noteholders"), as amended and restated pursuant to an Amended and Restated Note Purchase Agreement of even date herewith and as the same may be further amended, modified, supplemented, restated or replaced from time to time (the "2004 Note Purchase Agreement" and collectively with the 2002 Note Purchase Agreement, the "Note Purchase Agreement"), (iii) any and all indebtedness, obligations and liabilities of the Debtors to any of the Noteholders and also to others to the extent of their participations granted to or interests therein created or acquired by them for the Noteholders, under any Secured Document to which it is a party, and (iv) any and all indebtedness, obligations and liabilities of each of the Borrowers, or any other Subsidiary Guarantor arising under any Secured Document to which it is a party, in the case of clause (i), (ii), (iii) or (iv) above, now or hereafter existing, arising directly between the Borrowers or the Debtors and the Noteholders or acquired outright, conditionally, as a participation or as collateral security from another by the Noteholders, absolute or contingent, joint and/or several, secured or unsecured, due or not due, contractual or tortuous, liquidated or unliquidated, arising by operation of law or otherwise, direct or indirect.

(h)        The term "Obligor" means the Debtors, the Borrowers and any maker, drawer, acceptor, indorser, guarantor, surety, accommodation party or other person liable upon or for any of the Liabilities or Collateral.

(i)         The term "Requisite Lenders" means the Secured Parties which hold at least 50% of the outstanding Liabilities.

(j)         The term "Secured Document" means collectively (a) this Agreement, (b) the Bank Credit Agreement and any document executed and delivered in connection therewith and (c) the 2002 Note Purchase Agreement, the 2004 Note Purchase Agreement or any other Related Document, as defined in either the 2002 Note Purchase Agreement or the 2004 Note Purchase Agreement.

(k)        The term "Subsidiary Guarantors" means collectively, each Subsidiary of the Borrowers set forth on Schedule A attached hereto executing and delivering to the Agent for the benefit of the Lenders and to the Noteholders a guaranty dated of even date herewith guarantying the payment of the Bank Liabilities and the Noteholder Liabilities respectively and each other Subsidiary of the Borrowers which subsequent to the date hereof, executes and delivers to the Agent for the benefit of the Lenders and to the Noteholders, a joinder to such guaranty of payment of the Bank Liabilities and the Noteholder Liabilities respectively.

(l)         The term "Uniform Commercial Code" means the Uniform Commercial Code in effect in the State of New York from time to time.

(m)       Unless the context otherwise requires, all terms used herein which are defined in the Uniform Commercial Code shall have the meanings therein stated.

2.         Grant of Security Interest.  As security for the payment of the Liabilities, the Debtors hereby grant to the Collateral Agent for the benefit of the Secured Lender Group and Collateral Agent a security interest in, a general lien upon and/or right of set off against the Collateral.

3.         Maintenance of Collateral.  At any time and from time to time, each Debtor will promptly:  (a) deliver and pledge to the  Collateral Agent, indorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as the Collateral Agent may request, any and all instruments, documents and/or chattel paper as the Collateral Agent may specify in its demand; (b) give, execute, deliver, file, authorize to file and/or record any notice, statement, instrument, document, agreement or other papers that may be necessary or desirable, or that the Collateral  Agent may reasonably request, in order to create, preserve, perfect, or validate any security interest granted pursuant hereto or to enable the Collateral Agent to exercise and enforce its rights hereunder or with respect to such security interest; (c) keep and stamp or otherwise mark any and all documents and chattel paper and its individual books and records relating to inventory, accounts and contract rights in such manner as the Collateral Agent may reasonably require; (d) permit representatives of the Collateral  Agent at any time upon reasonable prior notice to the Debtor, during normal business hours, to inspect its inventory and to inspect and make abstracts from the Debtor's books and records pertaining to inventory, accounts, contract rights, chattel paper, instruments and documents; (e) except as set forth in the Bank Credit Agreement and the Note Purchase Agreement, obtain the Collateral Agent's consent prior to any change of name, address, legal entity status, location of books and records or location of Collateral; (f) deliver to the Collateral Agent a schedule describing with particularly any deposit account, investment property, commodity account, securities account, letter of credit or letter of credit rights which constitutes a part of the Collateral; (g) notify the Collateral Agent of the particulars of the Debtor's rights under any commercial tort claim that have arisen; and (h) cooperate with the Collateral Agent in obtaining control of Collateral consisting of deposit accounts, investment property, letter-of-credit rights or electronic chattel paper, including, but not limited to entering into one or more control agreements or assignments as the Collateral Agent may request.  The right is expressly granted to the Collateral Agent, at its discretion, to notify warehousemen or any other persons in possession of Collateral of the  Collateral Agent's security interest therein and to obtain an acknowledgment thereof from such third person and to file one or more financing statements under the Uniform Commercial Code naming the Debtor as debtor and the Collateral Agent as secured party for the benefit of the Secured Lender Group and indicating therein the types or describing the items of Collateral herein specified.  Without the prior written consent of the Collateral Agent, except as set forth in the Bank Credit Agreement and the Note Purchase Agreement, the Debtor will not file or authorize or permit to be filed in any jurisdiction any such financing or like statement in which the Collateral Agent, on behalf of the Secured Lender Group is not named as the sole secured party.  With respect to the Collateral, or any part thereof, which at any time shall come into the possession or custody or under the control of the Collateral Agent or any of its agents, associates or correspondents, for any purpose, the right is expressly granted to the Collateral Agent, at its discretion, following the occurrence and during the continuation of an Event of Default, to transfer to or register in the name of itself or its nominee for the benefit of the Secured Lender Group any of the Collateral; to exchange any of the Collateral for other property upon any reorganization, recapitalization or other readjustment and in connection therewith to deposit any of the Collateral with any committee or depositary upon such terms as it may determine; after the occurrence of an Event of Default and while such Event of Default is continuing, to notify any account debtor or obligor on an instrument to make payment to the Collateral Agent for the benefit of the Secured Lender Group; and to enforce obligations of such account debtor or obligor; and after the occurrence of an Event of Default and while such Event of Default is continuing, to exercise or cause its nominee to exercise all or any powers with respect to the Collateral with same force and effect as an absolute owner thereof; all without notice (except such notice as may be required by applicable law and cannot be waived) and without liability except to account for property actually received by it.  Without limiting the generality of the foregoing, payments, distributions and/or dividends, in securities, property or cash, including without limitation dividends representing stock or liquidating dividends or a distribution or return of capital upon or in respect of the Collateral or any part thereof or resulting from any split up, revision or reclassification of the Collateral or any part thereof or received in exchange for the Collateral or any part thereof as a result of a merger, consolidation or otherwise, shall be paid directly to and retained by the Collateral Agent and held by it until applied as herein provided, as additional collateral security pledged under and subject to the terms hereof.  The Collateral Agent shall be deemed to have possession of any of the Collateral in transit to or set apart for it or any of its agents, associates, or correspondents.

4.         Insurance.  The Debtors shall keep insured all Collateral which is tangible property in amounts reasonably acceptable to the Collateral Agent, with such coverage by such insurers and in such forms and amounts and against such risks as are generally consistent with industry standards and in compliance with the terms of the Credit Documents (as defined in the Credit Agreement), at the Debtors' expense, and, the policies shall name the Collateral Agent as additional insured and loss payee, pursuant to endorsements satisfactory to the Collateral Agent for the benefit of the Secured Lender Group and delivered to the Collateral Agent.  If the Debtors shall default in this regard, the Collateral Agent shall have the right to insure and charge the cost to the Debtors.  The Collateral Agent assumes no risk or responsibility in connection with the payment or nonpayment of losses, the Collateral Agent's only responsibility being to credit the Debtors with any insurance payment received on account of losses.  In the event of any default under this Security Agreement and so long as such default is continuing,  the Collateral Agent shall have power of attorney to cancel, assign or surrender any insurance policy or policies and to collect the return premiums due thereon and to apply the proceeds thereof to the Liabilities secured hereby.  The Debtors will immediately notify the Collateral Agent in writing of any material damage to or loss of any of the Collateral which is tangible property.

5.         Collection and Disposition.

(a)        After the occurrence and during the continuation of an Event of Default, the Collateral Agent at its discretion may or upon direction of the Requisite Lenders shall, whether any of the Liabilities be due, in its name or in the name of any Debtor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for, or make any compromise or settlement deemed desirable with respect to, any of the Collateral, but shall be under no obligation to do so, or the Collateral Agent may, or upon the direction of the Requisite Lenders shall, extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, or release, any of the Collateral, without thereby incurring responsibility to, or discharging or otherwise affecting any liability of, the Debtors.  The Collateral Agent shall not be required to take any steps necessary to preserve any rights against prior parties to any of the Collateral.  After the occurrence and during the continuation of an Event of Default, the Collateral Agent may use or operate  any of the Collateral for the purpose of preserving the Collateral or its value in the manner and to the extent the Collateral Agent deems appropriate, and the Collateral Agent may render the Collateral unusable or dispose of the Collateral in a commercially reasonable manner.

(b)        After the occurrence and during the continuation of an Event of Default, the Debtors shall, at the request of the Collateral Agent, assemble the Collateral at such place or places as the Collateral Agent designates in its request, and, to the extent permitted by applicable law, the Collateral Agent shall have the right, with or without legal process and with or without prior notice or demand, to take possession of the Collateral or any part thereof and to enter any premises for the purpose of taking possession thereof.  The Collateral Agent shall have the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not such Code is in effect in the jurisdiction where the rights and remedies are asserted).

(c)        In addition, with respect to the Collateral, or any part thereof, which shall then be or shall thereafter come into the possession or custody of the Collateral Agent or any of its agents, associates or correspondents after the occurrence and during the continuation of an Event of Default, the Collateral Agent may sell or cause to be sold at any location selected by it and reasonable under the circumstances, in one or more sales or parcels, at such price as the Collateral Agent may deem best, and for cash or on credit or for future delivery, without assumption of any credit risk, all or any of the Collateral, at any broker's board or at public or private sale, in any reasonable manner permissible under the Uniform Commercial Code (except that, to the extent permitted thereunder, each Debtor hereby waives the requirements of said Code), and the Collateral Agent or any of the Lenders or any of the Noteholders or anyone else may be the purchaser of any or all of the Collateral so sold and thereafter hold the same absolutely free from any claim or right of whatsoever kind, including any equity or redemption, of the Debtors, any such demand, notice or right and equity being hereby expressly waived and released.  The Collateral Agent (i) shall have no obligation to clean up or otherwise prepare the Collateral for sale, (ii) may comply with any applicable law requirements in connection with the disposition of the Collateral, (iii) may sell the Collateral without giving any warranties, and any of such actions or inaction will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. The Debtors will pay to the Collateral Agent all expenses (including reasonable attorneys' fees and legal expenses incurred by the Collateral Agent or any of the Lenders or Noteholders) of, or incidental to, the enforcement of any of the provisions hereof or of any of the Liabilities, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement of any of the Collateral.  Notwithstanding that the Collateral Agent, whether in its own behalf and/or on behalf of another or others, may continue to hold the Collateral and regardless of the value thereof, the Debtors shall be and remain liable for the payment in full, principal and interest, of any balance of the Liabilities at any time unpaid.  The Collateral Agent may exercise its rights with respect to the Collateral without resorting to or regard to other collateral or sources of reimbursement for the Liabilities.

6.         Setoff.  After the occurrence and during the continuation of an Event of Default hereunder and the Collateral Agent shall have demanded payment thereof from the Debtors, in addition to all other rights and remedies, the Collateral Agent and each of the Lenders (including subsidiaries and each and every affiliate) and each of the Noteholders (including subsidiaries and each and every affiliate) is hereby irrevocably authorized, without prior notice to the Debtors, to set off any balances held for the account of or any other liability owing by any such Lender, Noteholder or Collateral Agent or any such subsidiary or affiliate to the Debtor at any of the Collateral Agent's, Lender's or Noteholders' (or such subsidiary's or affiliate's) offices, in dollars or any other currency, against any of the Liabilities as such  Lender, Noteholder or Collateral Agent may elect.

7.         Enforcement With Respect to Collateral.

(a)        The Required Lenders (as defined in the Bank Credit Agreement) or Required Holders (as defined in the Note Purchase Agreement) shall have the right to deliver a notice to the Collateral Agent to the extent an Event of Default shall have occurred under their respective Secured Documents.  Upon and after the delivery to the Collateral Agent of (i) any such notice, and (ii) the written direction of the Requisite Lenders to undertake Enforcement, the Collateral Agent shall proceed to protect and enforce rights or remedies granted hereunder, as so directed, either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein or in any other Secured Document, or to enforce any other legal or equitable right or remedy provided herein or therein.  The Collateral Agent shall give written notice to each Lender and each Noteholder as to any such Enforcement it may take under the Secured Documents.  Other than actions necessary to prevent the waste, diminution, impairment or loss of any Collateral which could not reasonably be taken through notice or instruction to the Collateral Agent, each Secured Party hereby agrees that it shall not take any action of Enforcement in respect of or effecting Collateral or claims or demands made or notices given hereunder except through the delivery or written instructions by the Requisite Lenders to the Collateral Agent.

(b)        All payments received by the Collateral Agent consisting of proceeds of any Collateral shall be applied FIRST, to the reasonable expenses incurred by the Collateral Agent in connection with any or all of the retaking, holding, storing, preserving, processing, maintaining, advertising, preparing for or consummating any sale, lease or other disposition of, any Collateral, including trustee's fees and commissions, court costs and reasonable attorney's fees and legal expenses pertaining thereto, SECOND, to each Lender in accordance with such Lender's Share (as defined in Section 22 below) and to each Noteholder in accordance with such Noteholder's Share (as defined in Section 22 below); provided however, amounts allocable to undrawn Letters of Credit shall be distributed to the Contingent Collateral Account, as defined in Section 13, below; and THIRD, any surplus remaining after application as provided for herein, to the Debtors.

8.         Waivers of Rights.  Except as otherwise expressly set forth herein, until the payment in full of the Liabilities, each Lender and each Noteholder hereby waives any and all rights each may individually (i.e., other than through a Collateral Agent) now or hereafter have to exercise any right pursuant to this Agreement or under the laws of any applicable jurisdiction or otherwise to dispose of or retain any of the Collateral.  Each of them hereby agrees not to take any action whatsoever to enforce any term or provision of the this Agreement or to enforce any right with respect to the Collateral in conflict with the provisions of this Agreement.  Nothing set forth above or otherwise contained in this Agreement shall be interpreted as a waiver of any rights of setoff (by contract, law or otherwise) of any Secured Party; provided that any amount received by such setoff shall be delivered to the Collateral Agent and distributed in accordance with Subsection (b) above.

9.         Permitted Action.  Any Secured Party may, without instruction from the Collateral Agent, but in no event shall be required to, take action permitted by applicable law or in accordance with the terms of this Agreement or any other Secured Document to preserve (but not enforce or possess) its rights and Liens in any item of Collateral securing the payment and performance of the Liabilities, including but not limited to curing any default or alleged default under any contract entered into by any Borrower or any Debtor, paying any tax, fee or expense on behalf of any Borrower or any Debtor, exercising any offset or recoupment rights and paying insurance premiums on behalf of any Borrower or any Debtor, so long as such action shall not impair the rights of the Collateral Agent or of any Secured Party or otherwise be contrary to the terms of this Agreement.

10.       Instruction of Collateral Agent/Release of Collateral.  The Collateral Agent shall not exercise any or all rights and remedies afforded the Collateral Agent hereunder unless and until such Collateral Agent shall receive written instructions from the Requisite Lenders, unless any Collateral threatens to perish or speedily decline in value, in which instance the Collateral Agent may (but shall not be obligated to) proceed to enforce such rights against the Collateral for the protection of, and in the best interests of, the applicable Secured Parties prior to receiving such written instruction.  The Collateral Agent shall not release any of the Collateral from the Lien granted hereunder without the prior written consent of the Requisite Lenders, except to the extent that the Borrowers are permitted to sell or transfer such Collateral under the terms of the Bank Credit Agreement and the Note Purchase Agreement.

11.       Pari Passu.  Each Secured Party acknowledges and agrees that the Liabilities share the Lien and benefit and priority of, in and to this Agreement and the Collateral, and share all payments made with respect thereto, on a pari passu basis.

12.       Further Assurances.  Each of the parties hereto agrees to execute and deliver all such further documents and instruments and to use its best efforts to take all such further action as may be reasonably necessary or advisable to implement and give effect to the transactions contemplated hereby.  Each Secured Party will from time to time provide such information that is available to it to the Collateral Agent as may be necessary to enable the Collateral Agent to make any calculation hereunder or otherwise required for any other purpose hereof.  Each Secured Party will from time to time consult with the Collateral Agent and any other Secured Party in good faith regarding the Enforcement of its rights with a view to recovering amounts due under any of the Secured Documents.

13.       Cash Collateral for Contingent Obligations.  To the extent any proceeds are received by the Collateral Agent in respect of Bank Liabilities that are attributable to Letters of Credit and/or Hedge Agreement (as defined in the Bank Credit Agreement), such proceeds shall be deposited into an account held by the Collateral Agent (a "Contingent Collateral Account"), for distributions as set forth in  Section 13.  Upon the request of the Agent on behalf of the Lenders, the Collateral Agent shall deliver to the Agent from the Contingent Collateral Account, to the extent sufficient funds are held therein, the amount of any unpaid reimbursement obligations of the Borrowers pursuant to Section 3.3 of the Bank Credit Agreement, with respect to any Letter of Credit or amount due and owing with respect to a Hedge Agreement.  If any Letter of Credit expires, is reduced, is cancelled or the stated amount thereof is otherwise reduced, or a Hedge Agreement, is cancelled or terminates with the result that the Bank Liabilities are reduced, then an amount equal to the amount of such reduction in such Bank Liabilities shall be distributed from the Contingent Collateral Account by the Collateral Agent for further distribution to the other Secured Parties in accordance with Section 7(b) in the amounts they would have received had such expired, reduced or cancelled Letter of Credit or Hedge Agreement had not been included in the calculation of Bank Liabilities with respect to prior distributions.  The Collateral Agent shall from time to time invest amounts held in the Contingent Collateral Account as directed by the Agent, or, if the Agent shall have not so directed, in a money market or sweep account of the Collateral Agent in accordance with its investment policies for similar accounts.

14.       Notices.  All notices, requests, demands or other communications to or upon the Debtors or the Collateral Agent shall be in writing and shall be deemed to be delivered upon receipt if delivered by hand or overnight courier or five days after mailing to the address (a) of the Debtors set forth below the Debtors' execution of this Security Agreement, (b) of the Collateral Agent as first set forth above, with a copy to the Noteholders at the address set forth in the Note Purchase Agreement or (c) of the Debtors or the Collateral Agent at such other address as the Debtors or the Collateral Agent shall specify to the other in writing.

15.       Entire Agreement, Amendment and Waiver.  This Security Agreement constitutes the entire agreement between the Debtors and the Collateral Agent in respect of the subject matter hereof and may be amended only by a writing signed on behalf of each party and shall be effective only to the extent set forth in that writing.  No delay by the Collateral Agent or any of the Lenders or Noteholders in exercising any power or right hereunder shall operate as a waiver thereof or of any other power or right; nor shall any single or partial exercise of any power or right preclude other or future exercise thereof, or the exercise of any other power or right hereunder.

16.       General Waivers.  Each Debtor hereby waives presentment, notice of dishonor and protest of the Secured Documents.  Each Debtor waives all demands, notices and protests of every kind which are not expressly required under this Security Agreement which are permitted by law to be waived, and which would, if not waived, impair the Collateral Agent's enforcement of this Security Agreement or release any Collateral from the Collateral Agent's security interest hereunder.  By way of example, but not in limitation of the Collateral Agent's rights under this Security Agreement, the Collateral Agent does not have to give the Debtors notice of any of the following:

(a)         notice of acceptance of this Security Agreement;

(b)         notice of loans made, credit extended, Collateral received or delivered;

(c)         any Event of Default;

(d)         any action which the Collateral Agent does or does not take regarding the Borrowers, the Debtors or any other person or any other collateral securing the Liabilities;

(e)         except as otherwise provided herein, enforcement of this Security Agreement against the Collateral; or

(f)          any other action taken in reliance on this Security Agreement.

Each Debtor waives all rules of suretyship law and any other law whatsoever which is legally permitted to be waived and which would, if not waived, impair the Collateral Agent's enforcement of its security interests.  By way of example, but not in limitation of the Collateral Agent's rights under this Security Agreement, the Collateral Agent or the Lenders, as set forth in the Bank Credit Agreement or the Noteholders, as set forth in the Note Purchase Agreement, as the case may be, may do any of the following without notice to the Debtors except to the extent that notice to the Debtors is required under another Secured Document or in each case in which the agreement of the Debtors is required because any Debtor is a principal party to a Liability and, as a matter of contract, the agreement of the Debtors is required:

(a)      change, renew or extend the time for repayment of all or any part of the Liabilities;

(b)      change the rate of interest or any other provisions with respect to all or any part of the Liabilities;

(c)      release, surrender, sell or otherwise dispose of any money or property which is in the Collateral Agent's possession as collateral security for the Liabilities;

(d)      fail to perfect any security interest in any Collateral;

(e)      delay or refrain from exercising any of the Collateral Agent's, Lenders' or Noteholders' rights;

(f)       settle or compromise any and all claims pertaining to the Liabilities and the Collateral; and

(g)      apply any money or property of the Debtors or that of any other party liable to the Collateral Agent for any part of the Liabilities in any order the Collateral Agent or the Lenders or the Noteholders, as applicable, choose.

EACH DEBTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS SECURITY AGREEMENT OR ANY FACILITY DOCUMENT, AND AGREES THAT ANY SUCH DISPUTE SHALL, AT THE COLLATERAL AGENT'S OPTION, BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

IN ADDITION, EACH DEBTOR WAIVES THE RIGHT TO INTERPOSE ANY DEFENSE BASED UPON ANY STATUTE OF LIMITATIONS OR ANY CLAIM OF DELAY BY THE COLLATERAL AGENT AND ANY SET OFF OR COUNTERCLAIM OF ANY NATURE OR DESCRIPTION.

17.       Rights Cumulative.  The rights, powers and remedies granted to the Collateral Agent, the Lenders and the Noteholders herein shall be cumulative and in addition to any rights, powers and remedies to which the Collateral Agent, the Lenders or the Noteholders may be entitled either by operation of law or pursuant to any other document or instrument delivered or from time to time to be delivered to the Collateral Agent, the Lenders or the Noteholders in connection with any of the Liabilities.

18.       Governing Law; Jurisdiction.  This Security Agreement shall be governed by and construed in accordance with the laws of the State of New York.  Each Debtor consents to the nonexclusive jurisdiction and venue of the state or federal courts located in such state.  In the event of a dispute hereunder, suit may be brought against the Debtors in such courts or in any jurisdiction where any Debtor or any assets of any Debtor may be located.  Service of process by the Collateral Agent in connection with any dispute shall be binding on the Debtors if sent to the Debtors by registered mail at the address(es) specified below or to such further address(es) as the Debtors may specify to the Collateral Agent in writing.

19.       Assignment.  In accordance with the terms of the Bank Credit Agreement, the Lenders and the Agent may assign, transfer and/or deliver to any transferee of any of the Bank Liabilities.  In accordance with the terms of the Note Purchase Agreement, the Noteholders may assign, transfer and/or deliver to any transferee of any of the Noteholder Liabilities.  In either such case, the transferee shall be vested with all the powers and rights of such party hereunder with respect to such Collateral, but such party shall retain all rights and powers hereby given with respect to any of the Collateral not so assigned, transferred or delivered.

20.       Waiver of Presentment, etc.  Each Debtor hereby waives presentment, notice of dishonor and protest of all instruments included in or evidencing the Liabilities or the Collateral and any and all other notices and demands whatsoever, whether or not relating to such instruments.

21.       Miscellaneous.  The Debtors shall be jointly and severally liable hereunder and all provisions hereof regarding the Liabilities or Collateral of the Debtors shall apply to any Liability or any Collateral of any or all of them.  KeyBank National Association shall act for itself and its affiliates and the Lenders and the Noteholders as Collateral Agent hereunder.  This Security Agreement shall be binding upon the heirs, executors, administrators, assigns or successors of the Debtors; shall constitute a continuing agreement; and shall so continue in force notwithstanding any change in any partnership party hereto, whether such change occurs through death, retirement or otherwise.

22.       Appointment of Collateral Agent.

(a)        Each Noteholder and each Lender hereby appoints the Collateral Agent to act as its agent in connection with the administration of the Collateral.  The Collateral Agent shall hold all Collateral for the benefit of the Secured Lender Group.  The Collateral Agent may perform any of its functions and duties under this Agreement by or through any agents or any of its directors, officers or employees.  In performing any of its functions and duties under this Agreement, the Collateral Agent shall not be deemed to be acting as a trustee for, or partner of, the Lenders or the Noteholders or to have assumed any relationship of agency, trust or partnership with or for any Debtor.  The Collateral Agent may resign at any time by giving written notice thereof to all the Lenders, the Noteholders and the Debtors.  Upon such resignation, the Requisite Lenders shall have the right to appoint a successor Collateral Agent.  If no successor Collateral Agent shall have been so appointed by the Requisite Lenders,  and shall have accepted such appointment within thirty (30) days after the retiring Collateral Agent's giving of notice of resignation, then the retiring Collateral Agent may, on behalf of all the Secured Parties, appoint a successor Collateral Agent.  Such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, duties and obligations of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations thereafter under this Agreement.  The Collateral Agent shall continue to perform its duties hereunder until a successor Collateral Agent shall have been appointed and accepts such appointment in writing.  After any retiring Collateral Agent's resignation, the provisions of this Section 22, including, without limitation, the indemnity provisions of Subsection 22(i) hereof, shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Agreement.

(b)        The Collateral Agent makes no representation or warranty with respect to, and assumes no responsibility for (a) the validity, genuineness, legality, enforceability, sufficiency, or due execution of this Security Agreement against the Debtors, (b) the existence or value of any of the Collateral, (c) any representations or warranties made by or on behalf of the Borrowers or the Debtors, (d) any obligations to be performed or observed by the Borrowers or the Debtors under the terms of the Bank  Credit Agreement, the Note Purchase Agreement, this Agreement and any other document executed and delivered in connection with any of the foregoing; (e) the collectibility of the Liabilities, or (f) the financial condition of the Borrowers or the Debtors.

(c)        Each of the Noteholders represents, warrants, and acknowledges that it has independently reviewed and approved all financial and other information necessary to make an independent decision with respect to the Noteholder Liabilities, this Security Agreement, and the creditworthiness of the Borrowers and of the Debtors, and that it did not rely upon any statement or representation by the Collateral Agent or any Lender with respect to Noteholder Liabilities, the Collateral, the Borrowers, the Debtors or otherwise in making any decisions with respect to this Agreement, the Note Purchase Agreement or otherwise.

(d)        The Collateral Agent shall not collect any payments for the benefit of the Noteholders other than payments received from the disposition of the Collateral except as provided in the Intercreditor Agreement among the Lenders, the Noteholders and the Collateral Agent dated of even date herewith, as the same may be amended or supplemented from time to time the ("Intercreditor Agreement").

(e)        The Collateral Agent shall remit to each Lender such Lender's Share (as defined below) and to each Noteholder such Noteholder's Share (as defined below), its ratable percentage of the proceeds received from the distribution of any Collateral without discrimination or preference, with any balance remaining after such distribution among the Lenders and the Noteholders to be distributed to whomever is entitled thereto, or as a court of competent jurisdiction may direct.  With respect to each Lender, such Lender's Share means, with respect to any Lender as of any time, the quotient obtained by dividing (i) the sum of the outstanding principal amount of the Bank Liabilities at such time owed to such Lender and such Lender's percentage of the Letters of Credit outstanding under the Bank Credit Agreement, by (ii) the total outstanding Liabilities at such time, and subtracting therefrom, any unpaid amounts owed by such Lender to the Collateral Agent pursuant to subsection (g), (h) or (i) below.  With respect to each Noteholder, such Noteholder's Share means the quotient obtained by dividing (A) the outstanding Noteholder Liabilities owed to such Noteholder at such time by (B) the total outstanding Liabilities at such time and subtracting therefrom, any unpaid amounts owed by such Noteholder to the Collateral Agent pursuant to subsection (g), (h) or (i) below.  "Bank Liabilities" and "Liabilities" shall include, without limitation, any obligations of the Borrowers pursuant to any Hedge Agreements, as defined in the Bank Credit Agreement.

(f)         Prior to any remittance thereof to Lenders or the Noteholders, any sums owed to any Lender or Noteholder hereunder shall be held in trust on behalf of such Lender or Noteholder; provided, however, no fiduciary relationship shall thereby be created between the Collateral Agent, and such Lender or Noteholder, and (subject in the case of the Lenders to the Bank Credit Agreement) the Collateral Agent's sole duties and responsibilities to the Lenders or Noteholders with respect to such sums or otherwise shall be as set forth in this Agreement.

(g)        Each Lender and each Noteholder shall pay to the Collateral Agent, on demand, such Lender's or Noteholder's ratable share of the amount of any and all out-of-pocket expenses or costs (other than ordinary general and administrative expenses normally borne by the Collateral Agent), including, without limitation, attorneys', accountants', examiners', financial advisors', and auditors' fees and expenses and any indemnities (to the extent set forth in clause Subsection 22(h), below, incurred by the Collateral Agent in connection with the enforcement of this Security Agreement or the protection or preservation of the Collateral, for which the Collateral Agent is not reimbursed by or on behalf of the Borrowers or the Debtors.  For purposes hereof, the Collateral Agent shall be deemed not to have been reimbursed by the  Borrowers or the Debtors for any of the foregoing if payment of such costs or expenses is not made by or on behalf of the Borrowers or the Debtors upon demand by the Collateral Agent.

(h)        In the event of the Debtors' failure to pay taxes, assessments, insurance premiums, claims against the Collateral, the Collateral Agent may, but shall not be obligated to, advance amounts necessary to pay the same, and each Lender and each Noteholder shall reimburse Agent for such Lender's or Noteholder's ratable share of the amount thereof on demand.

(i)         Each Lender, each Noteholder and the Collateral Agent agrees to indemnify the Collateral Agent from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, which may be imposed, incurred by or asserted against the Collateral Agent, in any way relating to or arising out of this Security Agreement, or any action taken or omitted by the Collateral Agent, under or in connection with the foregoing; provided, however, no Lender or Noteholder shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Collateral Agent's gross negligence or willful misconduct.  The agreements in this Section shall survive repayment of the Liabilities and the termination of this Security Agreement.

23.       Provisions Specific to B&W Heat Treating Corp.

(a)        With respect to B&W Heat Treating Corp. ("B&W") only, the following sections of this Security Agreement shall be amended to read as set forth on Annex I attached hereto:

                                    Section 1(b)
                                    Section 1(e)
                                    Section 1(m)

With respect to B&W certain new Sections set forth on Annex I are added to this Security Agreement.

[The remaining space intentionally left blank]

IN WITNESS WHEREOF, the Debtors have executed this instrument or have caused this instrument to be duly executed by their proper officers as of ________________ ____, 2005.

AIR VENT INC.
Address for notices:
c/o Gibraltar Industries, Inc.	By:
3556 Lakeshore Road	Name:
PO Box 2028	Title:
Buffalo, NY 14219-0228
Telecopier No. (716) 826-1589

State of Organization: Delaware

Tax ID/Organizational Number: 37-1016691

APPLETON SUPPLY CO., INC.
Address for notices:
c/o Gibraltar Industries, Inc.	By:
3556 Lakeshore Road	Name:
PO Box 2028	Title:
Buffalo, NY 14219-0228
Telecopier No. (716) 826-1589

State of Organization: Delaware

Tax ID/Organizational Number: 16-1546329

B&W HEAT TREATING CORP.
Address for notices:
c/o Gibraltar Industries, Inc.	By:
3556 Lakeshore Road	Name:
PO Box 2028	Title:
Buffalo, NY 14219-0228
Telecopier No. (716) 826-1589

Province/County of Organization: Nova Scotia, Canada:

B & W OF MICHIGAN, INC.
Address for notices:
c/o Gibraltar Industries, Inc.	By:
3556 Lakeshore Road	Name:
PO Box 2028	Title:
Buffalo, NY 14219-0228
Telecopier No. (716) 826-1589

State of Organization: Delaware

Tax ID/Organizational Number: 20-0170132

B&W LEASING, LLC
Address for notices:
c/o Gibraltar Industries, Inc.	By:
3556 Lakeshore Road	Name:
PO Box 2028	Title:
Buffalo, NY 14219-0228
Telecopier No. (716) 826-1589

State of Organization: Delaware

Tax ID/Organizational Number: 20-0768478

BRAZING CONCEPTS COMPANY
Address for notices:
c/o Gibraltar Industries, Inc.	By:
3556 Lakeshore Road	Name:
PO Box 2028	Title:
Buffalo, NY 14219-0228
Telecopier No. (716) 826-1589

State of Organization: Michigan

Tax ID/Organizational Number: 38-3202445

CAROLINA COMMERCIAL HEAT TREATING, INC.
Address for notices:
c/o Gibraltar Industries, Inc.	By:
3556 Lakeshore Road	Name:
PO Box 2028	Title:
Buffalo, NY 14219-0228
Telecopier No. (716) 826-1589

State of Organization: Nevada

Tax ID/Organizational Number: 57-0510551

CLEVELAND PICKLING, INC.
Address for notices:
c/o Gibraltar Industries, Inc.	By:
3556 Lakeshore Road	Name:
PO Box 2028	Title:
Buffalo, NY 14219-0228
Telecopier No. (716) 826-1589

State of Organization: Delaware

Tax ID/Organizational Number: 16-1323420

CONSTRUCTION METALS INC.
Address for notices:
c/o Gibraltar Industries, Inc.	By:
3556 Lakeshore Road	Name:
PO Box 2028	Title:
Buffalo, NY 14219-0228
Telecopier No. (716) 826-1589

State of Organization: California

Tax ID/Organizational Number: 33-0467847

GIBRALTAT INTERNATIONAL, INC.
Address for notices:
c/o Gibraltar Industries, Inc.	By:
3556 Lakeshore Road	Name:
PO Box 2028	Title:
Buffalo, NY 14219-0228
Telecopier No. (716) 826-1589

State of Organization: Delaware

Tax ID/Organizational Number: 06-1217919

GIBRALTAR STRIP STEEL, INC.
Address for notices:
c/o Gibraltar Industries, Inc.	By:
3556 Lakeshore Road	Name:
PO Box 2028	Title:
Buffalo, NY 14219-0228
Telecopier No. (716) 826-1589

State of Organization: Delaware

Tax ID/Organizational Number: ____________________

GSCNY CORP.
Address for notices:
c/o Gibraltar Industries, Inc.	By:
3556 Lakeshore Road	Name:
PO Box 2028	Title:
Buffalo, NY 14219-0228
Telecopier No. (716) 826-1589

State of Organization: Delaware

Tax ID/Organizational Number: 20-0330038

HARBOR METAL TREATING CO.
Address for notices:
c/o Gibraltar Industries, Inc.	By:
3556 Lakeshore Road	Name:
PO Box 2028	Title:
Buffalo, NY 14219-0228
Telecopier No. (716) 826-1589

State of Organization: Michigan

Tax ID/Organizational Number: 38-1614453

HARBOR METAL TREATING OF INDIANA, INC.
Address for notices:
c/o Gibraltar Industries, Inc.	By:
3556 Lakeshore Road	Name:
PO Box 2028	Title:
Buffalo, NY 14219-0228
Telecopier No. (716) 826-1589

State of Organization: Michigan

Tax ID/Organizational Number: 38-2398534

HI-TEMP HEAT TREATING, INC.
Address for notices:
c/o Gibraltar Industries, Inc.	By:
3556 Lakeshore Road	Name:
PO Box 2028	Title:
Buffalo, NY 14219-0228
Telecopier No. (716) 826-1589

State of Organization: Delaware

Tax ID/Organizational Number: 16-1570421

K & W METAL FABRICATORS, INC.
Address for notices:
c/o Gibraltar Industries, Inc.	By:
3556 Lakeshore Road	Name:
PO Box 2028	Title:
Buffalo, NY 14219-0228
Telecopier No. (716) 826-1589

State of Organization: Colorado

Tax ID/Organizational Number: 84-0625442

PENNSYLVANIA INDUSTRIAL HEAT TREATERS, INC.
Address for notices:
c/o Gibraltar Industries, Inc.	By:
3556 Lakeshore Road	Name:
PO Box 2028	Title:
Buffalo, NY 14219-0228
Telecopier No. (716) 826-1589

State of Organization: Pennsylvania

Tax ID/Organizational Number: 25-1550765

SCM METAL PRODUCTS, INC.
Address for notices:
c/o Gibraltar Industries, Inc.	By:
3556 Lakeshore Road	Name:
PO Box 2028	Title:
Buffalo, NY 14219-0228
Telecopier No. (716) 826-1589

State of Organization: Delaware

Tax ID/Organizational Number: 20-1161055

SOLAR GROUP, INC.
Address for notices:
c/o Gibraltar Industries, Inc.	By:
3556 Lakeshore Road	Name:
PO Box 2028	Title:
Buffalo, NY 14219-0228
Telecopier No. (716) 826-1589

State of Organization: Delaware

Tax ID/Organizational Number: 16-1544663

SOLAR OF MICHIGAN, INC.
Address for notices:
c/o Gibraltar Industries, Inc.	By:
3556 Lakeshore Road	Name:
PO Box 2028	Title:
Buffalo, NY 14219-0228
Telecopier No. (716) 826-1589

State of Organization: Delaware

Tax ID/Organizational Number: 01-0638711

SOUTHEASTERN METALS MANUFACTURING COMPANY, INC.
Address for notices:
c/o Gibraltar Industries, Inc.	By:
3556 Lakeshore Road	Name:
PO Box 2028	Title:
Buffalo, NY 14219-0228
Telecopier No. (716) 826-1589

State of Organization: Florida

Tax ID/Organizational Number: 59-1025796

UNITED STEEL PRODUCTS COMPANY, INC.
Address for notices:
c/o Gibraltar Industries, Inc.	By:
3556 Lakeshore Road	Name:
PO Box 2028	Title:
Buffalo, NY 14219-0228
Telecopier No. (716) 826-1589

State of Organization: Minnesota

Tax ID/Organizational Number: 41-0914525

WM. R. HUBBELL STEEL CORPORATION
Address for notices:
c/o Gibraltar Industries, Inc.	By:
3556 Lakeshore Road	Name:
PO Box 2028	Title:
Buffalo, NY 14219-0228
Telecopier No. (716) 826-1589

State of Organization: Illinois

Tax ID/Organizational Number: 36-3088188

Accepted and agreed to as of the date first above written.
2002 Noteholder:
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:
Name:
Title:

Accepted and agreed to as of the date first above written.
2004 Noteholders:
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:
Name:
Title:

PRUCO LIFE INSURANCE COMPANY
Name:
Title:

Accepted and agreed to as of the date first above written.
KEYBANK NATIONAL ASSOCIATION,
as Collateral Agent and Lender

By:
Name:
Title:

Accepted and agreed to as of the date first above written.
JPMORGAN CHASE BANK, N.A.,
as a Lender

By:
Name:
Title:

Accepted and agreed to as of the date first above written.
HARRIS TRUST & SAVINGS BANK,
as a Lender

By:
Name:
Title:

Accepted and agreed to as of the date first above written.
HSBC BANK USA, NATIONAL ASSOCIATION,
as a Lender

By:
Name:
Title:

Accepted and agreed to as of the date first above written.
MANUFACTURERS AND TRADERS TRUST COMPANY,
as a Lender

By:
Name:
Title:

Accepted and agreed to as of the date first above written.
US BANK, NATIONAL ASSOCIATION,
as a Lender

By:
Name:
Title:

Accepted and agreed to as of the date first above written.
FLEET NATIONAL BANK, a
as a Lender

By:
Scott W. Vokey
Vice President

Accepted and agreed to as of the date first above written.
NATIONAL CITY BANK,
as a Lender

By:
Name:
Title:

Accepted and agreed to as of the date first above written.
COMERICA BANK,
as a Lender

By:
Name:
Title:

Schedule A
To General Security Agreement

Subsidiary Guarantors

Air Vent Inc.	Delaware
Appleton Supply Co., Inc	Delaware
B&W Heat Treating Corp.	Nova Scotia
B&W Leasing, LLC	Delaware
B & W of Michigan, Inc.	Delaware
Brazing Concepts Company	Michigan
Carolina Commercial Heat Treating, Inc.	Nevada
Cleveland Pickling, Inc.	Delaware
Construction Metals Inc.	California
Gibraltar International, Inc.	Delaware
Gibraltar Strip Steel, Inc.	Delaware
GSCNY Corp.	Delaware
Harbor Metal Treating Co.	Michigan
Harbor Metal Treating of Indiana, Inc.	Michigan
Hi-Temp Heat Treating, Inc.	Delaware
K & W Metal Fabricators, Inc.	Colorado
Pennsylvania Industrial Heat Treaters, Inc.	Pennsylvania
SCM Metal Products, Inc.	Delaware
Solar Group, Inc.	Delaware
Solar of Michigan, Inc.	Delaware
Southeastern Metals Manufacturing Company, Inc.	Florida
United Steel Products Company, Inc.	Minnesota
WM. R. Hubbell Steel Corporation	Illinois

Annex I

to General Security Agreement

(a)        With respect to B&W Heat Treating Corp. ("B&W") only certain sections of the Security Agreement shall be amended and restated to read as follows:

                        (i)         Section 1(b)

(b)        The term "Collateral" means all of the Debtor's present and after acquired personal property including, without limitation, in all Goods (including all parts, accessories, attachments, special tools, additions and accessions thereto), Chattel Paper, Documents of Title (whether negotiable or not), Instruments, Intangibles, Money and Securities now owned or hereafter owned or acquired by or on behalf of the Debtor (including such as may be returned to or repossessed by the Debtor) and in all proceeds and renewals thereof, accretions thereto and substitutions therefor, and including, without limitation, all of the following now owned or hereafter owned or acquired by or on behalf of the Debtor:

(i)         all Inventory of whatever kind and wherever situate;

(ii)        all equipment (other than Inventory) of whatever kind and wherever situate, including, without limitation, all machinery, tools, apparatus, plant, furniture, fixtures and vehicles of whatsoever nature or kind;

(iii)       all Accounts and book debts and generally all debts, dues, claims, choses in action and demands of every nature and kind howsoever arising or secured including letters of credit and advices of credit, which are now due, owing or accruing or growing due to or owned by or which may hereafter become due, owing or accruing or growing due to or owned by the Debtor (the "Debts");

(iv)       all deeds, documents, writings, papers, books of account and other books relating to or being records of Debts, Chattel Paper or Documents of Title or by which such are or may hereafter be secured, evidenced, acknowledged or made payable;

(v)        all contractual rights and insurance claims;

(vi)       all patents, industrial designs, trade secrets and know-how including without limitation environmental technology and biotechnology, confidential information, goodwill, copyrights, personality rights, plant breeders' rights, integrated circuit topographies, software, all customer and supplier lists;

(vii)      all trade-marks and trade names, registered and unregistered.

(viii)      all databases in whatever form and on whatever medium those databases are expressed, fixed, embodied or stored from time to time, and the copyright therein including the media upon or in which such databases are stored (the "Data");

(ix)       all other intellectual and industrial property, and any registrations and applications for registration of any of the foregoing including, without limitation, all contractual rights, securities, instruments and other rights and benefits relating to such property (the collateral set forth in subsection (vi), (vii), (viii) and (ix) shall be collectively referred to as the "Intellectual Property").

The Security Interest granted hereby shall not extend or apply to and the Collateral shall not include the last day of the term of any lease of real estate or agreement therefor but upon the enforcement of the Security Interest, the Debtor shall stand possessed of such last day in trust to assign the same to any person acquiring such term.

            (ii)        Section 1(e)

(e)        The term "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien, charge or encumbrance, or preference, priority or other security agreement or preferential arrangement in respect of any asset of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to  give, any financing statement under the P.P.S.A. or comparable law of any jurisdiction).

            (iii)       Section 1(m)

(m)       The terms "Goods", "Chattel Paper", "Document of Title", "Instrument", "Intangible", "Security", "proceeds", "Inventory", "accession", "Money", "Account", "financing statement" and "financing change statement" whenever used herein shall be interpreted pursuant to their respective meanings when used in the Personal Property Security Act of Ontario, as amended from time to time, which Act, including amendments thereto and any Act substituted therefor and amendments thereto is herein referred to as the "P.P.S.A.".  Provided always that the term "Goods" when used herein shall not include "consumer goods" of the Debtor as that term is defined in the P.P.S.A..  "Security Interest" when used herein shall include the Security Interests granted under paragraph 2.  The term "Collateral" when used herein shall include the Trademarks, the Data and the license agreements and any reference herein to the "Collateral" shall, unless the context otherwise requires, be deemed a reference to the "Collateral or any part thereof".

(b)        With respect to B&W, the following new Sections are added to the Security Agreement:

24.       Remedies.

(a)        Upon the occurrence of and during the continuance of an Event of Default, the Collateral Agent may appoint or reappoint by instrument in writing, any person or persons, whether an officer or officers or an employee or employees of the Collateral Agent or not, to be a receiver or receivers (hereinafter called the "Receiver", which term when used herein shall include a receiver and manager) of the Collateral (including any interest, income or profits therefrom) and may remove any Receiver so appointed and appoint another in his stead.  Any such Receiver shall, so far as concerns responsibility for his acts, be deemed the agent of the Debtor and not of the Collateral Agent, and the Collateral Agent shall not be in any way responsible for any misconduct, negligence, or non-feasance on the part of any such Receiver, his servants, agents or employees.  Subject to the provisions of the instrument appointing him, any such Receiver shall have power to take possession of the Collateral, to preserve the Collateral or its value, to carry on or concur in carrying on all or any part of the business of the Debtor and to sell, lease or otherwise dispose of or concur in selling, leasing or otherwise disposing of the Collateral.  To facilitate the foregoing powers, any such Receiver may, to the exclusion of all others, including the Debtor, enter upon, use and occupy all premises owned or occupied by the Debtor wherein the Collateral may be situate, maintain the Collateral upon such premises, borrow money on a secured or unsecured basis and use the Collateral directly in carrying on the Debtor's business or as security for loans or advances to enable him to carry on the Debtor's business or otherwise, as such Receiver shall, in his discretion, determine.  Except as may be otherwise directed by the Collateral Agent or the Requisite Lenders, all monies received from time to time by such Receiver in carrying out his appointment shall be received in trust for and paid over to the Collateral Agent or its successors or assigns for the benefit of the Secured Lender Group.  Every such Receiver may, in the discretion of the Collateral Agent for itself, and as agent for the Secured Lender Group, be vested with all or any of the rights and powers of the Collateral Agent.

(b)        Upon the occurrence of and during the continuance of an Event of Default, the Collateral Agent may, and upon direction of the Requisite Lenders shall, either directly or through its agent or nominees, exercise any or all of the powers and rights given to a Receiver by virtue of the foregoing sub-clause (a).

(c)        Upon the occurrence of and during the continuance of an Event of Default, the Collateral Agent may and, upon direction of the Requisite Lenders shall, take possession of, collect, demand, sue on, enforce, recover and receive the Collateral and give valid and binding receipts and discharges therefor and in respect thereof and, upon the occurrence of and during the continuance of an Event of Default, the Collateral Agent may and, upon direction of the Requisite Lenders shall, sell, lease or otherwise dispose of the Collateral in such manner, at such time or times and place or places, for such consideration and upon such terms and conditions as to the Collateral Agent may seem reasonable.

(d)        In addition to those rights granted herein and in any other agreement now or hereafter in effect between the Debtor and the Collateral Agent or the Lenders or the Noteholders and in addition to any other rights the Collateral Agent or the Secured Lender Group may have at law or in equity, the Collateral Agent shall have, both before and after the occurrence of an Event of Default, all rights and remedies of a secured party under the P.P.S.A.  Provided always, that the Collateral Agent shall not be liable or accountable for any failure to exercise its remedies, take possession of, collect, enforce, realize, sell, lease or otherwise dispose of the Collateral or to institute any proceedings for such purposes.  Furthermore, the Collateral Agent shall have no obligation to take any steps to preserve rights against prior parties to any Instrument or Chattel Paper whether the Collateral or proceeds and whether or not in the Collateral Agent's possession and shall not be liable or accountable for failure to do so.

(e)        The Debtor acknowledges that the Collateral Agent or any Receiver appointed by it may upon the occurrence of and during the continuance of an Event of Default, take possession of the Collateral wherever it may be located and by any method permitted by law and, in such event, the Debtor agrees upon request from the Collateral Agent or any such Receiver to assemble and deliver possession of the Collateral at such place or places as directed.

(f)         The Debtor agrees to pay all costs, charges and expenses incurred by the Collateral Agent or any Receiver appointed by it, whether directly or for services rendered (including reasonable solicitors' and accountants' costs and other legal expenses and Receiver remuneration), in operating the Debtor's accounts, in preparing or enforcing this Security Agreement, taking custody of, preserving, repairing, processing, preparing for disposition and disposing of the Collateral and in enforcing or collecting Indebtedness and all such costs, charges and expenses, together with any monies owing as a result of any borrowing by the Collateral Agent or any Receiver appointed by it, as permitted hereby, shall be a first charge on the proceeds of realization, collection or disposition of the Collateral and shall be secured hereby.

(g)        The Collateral Agent will give the Debtor such notice, if any, of the date, time and place of any public sale or of the date after which any private disposition of the Collateral is to be made, as may be required by the P.P.S.A.

(h)        Upon the occurrence of and the continuance of an Event of Default, the Debtor shall, at the request of the Collateral Agent, take such further action as may be necessary to evidence and effect an assignment or licensing of the Intellectual Property to the Collateral Agent or any other party that the Collateral Agent may direct.

            25.       General Provisions.

(a)        It is hereby agreed that The Limitation of Civil Rights Act of the Province of Saskatchewan, or any provision thereof, shall have no application to this Security Agreement or any agreement or instrument renewing or extending or collateral to this Security Agreement.  In the event that the Debtor is an agricultural corporation within the meaning of The Saskatchewan Farm Security Act, the Debtor agrees with the Collateral Agent that all of Part IV (other than Section 46) of that Act shall not apply to the Debtor.

(b)        This Security Agreement and the transactions evidenced hereby shall be governed by and construed in accordance with the  laws of the province of Ontario and the laws of Canada applicable therein.  The Debtor and the Collateral Agent or its successors or assigns irrevocably submit to the non-exclusive jurisdiction of the courts of the Province of Ontario and of Canada sitting in Ontario in any action or proceeding arising out of or relating to this agreement and irrevocably agrees that all such actions and proceedings may be heard and determined in such courts.  The Debtor and the Collateral Agent or its successors or assigns irrevocably waive, to the fullest extent possible, the defense of an inconvenient forum.  The Debtor and the Lenders and Noteholders agree that a judgment or order in any action or proceeding contemplated in this Section 23(i) may be enforced in any jurisdiction in any manner provided by law.  For greater certainty, the Collateral Agent or its successors or assigns may serve legal process in any manner permitted by law and may bring an action or proceeding against the Debtor or the property or assets of the Debtor in the courts of any jurisdiction to the extent permitted by applicable law.

            26.       Copy of Agreement and Financing Statement.

(a)        The Debtor hereby acknowledges receipt of a copy of this Security Agreement.

(b)        The Debtor waives the Debtor's right to receive a copy of any financing statement or financing change statement registered by the Collateral Agent, or of any verification statement with respect to any financing statement or financing change statement registered by the Collateral Agent.

            27.       Debtor Address.

The Debtor represents and warrants that the following information is accurate:

NAME OF BUSINESS COMPANY B B&W Heat Treating Corp.
ADDRESS OF BUSINESS COMPANY 60 Steckle Place 390 Trillium Drive 40 Adam Ferry Place	CITY Kitchener Kitchener Kitchener	PROVINCE Ontario Ontario Ontario	POSTAL CODE N2E 2C3 N2E 3J3

 Exhibit C-3

PLEDGE SECURITY AGREEMENT

The undersigned, GIBRALTAR STEEL CORPORATION OF NEW YORK, a New York corporation  (the "Pledgor") executes and delivers this Pledge Security Agreement (the "Agreement") to KEYBANK NATIONAL ASSOCIATION, having an office located at KeyCenter, 127 Public Square, Cleveland, Ohio 44114, as collateral agent for the Lenders (as defined below) and the Noteholders (as defined below) (the "Collateral Agent"; the Agent, the Lenders and the Noteholders being collectively referred to herein as the "Secured Lender Group" and individually as a "Secured Party") in consideration of one or more loans, letters of credit or other financial accommodation made, issued or extended by the Lenders or the Noteholders to the Borrowers (as defined below).  Accordingly, the Collateral Agent shall have the rights, remedies and benefits hereinafter set forth.

1.         Definitions.

(a)        The term "Bank Liabilities" means and includes (i) any and all indebtedness, obligations and liabilities of Gibraltar Industries, Inc. (the "Company" and together with the Pledgor, collectively, the "Borrowers") and/or the Pledgor to any of the Lenders and/or KeyBank National Association, as administrative agent (the "Agent") and also to others to the extent of their participations granted to or interests therein created or acquired for them by the Lenders or the Agent, arising under that certain Credit Agreement dated of even date herewith among the Borrowers, KeyBank National Association as Administrative Agent, Swingline Lender, Letter of Credit Issuer, Lead Arranger and Book Runner, JPMorgan Chase Bank, N.A. as Syndication Agent and Letter of Credit Issuer, Harris Trust and Savings Bank as Co-Documentation Agent, HSBC Bank USA, National Association as Co-Documentation Agent, Manufacturers and Traders Trust Company as Co-Documentation Agent and the Lenders named therein (individually a "Lender" and collectively, the "Lenders"), as the same may be amended, modified, supplemented, restated or replaced from time to time (the "Bank Credit Agreement"), (ii) any and all indebtedness, obligations and liabilities of the Borrowers to any of the Lenders and/or the Agent and also to others to the extent of their participations granted to or interests therein created or acquired by them for the Lenders or the Agent, and the Secured Documents (as defined below), including Hedge Agreements (as defined in the Bank Credit Agreement) executed in connection therewith and (iii) any and all indebtedness, obligations and liabilities of each of the Borrowers or any Subsidiary Guarantor arising under any Secured Document to which it is a party, in the case of clause (i), (ii) or (iii) above, now or hereafter existing, arising directly between Borrowers and the Lenders or the Agent or acquired outright, conditionally, as a participation or as collateral security from another by the Lenders or the Agent, absolute or contingent, joint and/or several, secured or unsecured, due or not due, contractual or  tortious, liquidated or unliquidated, arising by operation of law or otherwise, direct or indirect.

(b)        The term "Collateral" means all property in which the Borrower grants a security interest pursuant to the "Grant of Security Interest" paragraph set forth below.

(c)        The term "Enforcement" means taking any action seeking remedies with respect to the Collateral, pursuing enforcement (judicial or otherwise) with respect to any of the Liens granted under any of the Secured Documents or filing any involuntary petition of bankruptcy or similar action with respect to any Borrower or any Subsidiary Guarantor.

(d)        The term "Event of Default" means (i) any Event of Default under the Bank Credit Agreement, or (ii) any Event of Default under the Note Purchase Agreement.

(e)        The term "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien, charge or encumbrance, or preference, priority or other security agreement or preferential arrangement in respect of any asset of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to  give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

(f)         The term "Liabilities" means, collectively, the Bank Liabilities and the Noteholder Liabilities.

(g)        The term "Noteholder Liabilities" means and shall include (i) any and all indebtedness, obligations and liabilities (including, without limitation, any Make Whole Amount (as defined in the 2002 Note Purchase Agreement)) of Gibraltar Steel Corporation of New York to any holder of the 7.35% Senior Secured Notes ("2002 Notes") of the Company (formerly known as Gibraltar Steel Corporation) due July 3, 2007, in the aggregate principal amount of $25,000,000 and also to others to the extent of their participations granted to or interests therein created or acquired for them by the 2002 Noteholders arising under that certain 2002 Note Purchase Agreement dated as of July 3, 2002 among the Borrowers and any purchaser thereof (individually, a "2002 Noteholder" and collectively, the "2002 Noteholders"), as amended and restated pursuant to an Amended and Restated Note Purchase Agreement of even date herewith and as the same may be further amended, modified, supplemented, restated or replaced from time to time (the "2002 Note Purchase Agreement"), (ii) any and all indebtedness, obligations and liabilities (including, without limitation, any Make Whole Amount (as defined in the 2004 Note Purchase Agreement)) of Gibraltar Steel Corporation of New York to any holder of the 5.75% Senior Secured Notes ("2004 Notes") of the Company due June 17, 2011, in the aggregate principal amount of $75,000,000 and also to others to the extent of their participations granted to or interest therein created or acquired for them by the 2004 Noteholders arising under that certain Note Purchase Agreement dated as of June 18, 2004 among the Borrowers and any purchaser thereof (individually, a "2004 Noteholder" and collectively, the "2004 Noteholders" and collectively with the 2002 Noteholders, the "Noteholders"), as amended and restated pursuant to an Amended and Restated Note Purchase Agreement of even date herewith and as the same may be further amended, modified, supplemented, restated or replaced from time to time (the "2004 Note Purchase Agreement" and collectively with the 2002 Note Purchase Agreement, the "Note Purchase Agreement"), (iii) any and all indebtedness, obligations and liabilities of the Borrowers to any of the Noteholders and also to others to the extent of their participations granted to or interests therein created or acquired by them for the Noteholders, under any Secured Document to which it is a party, and (iv) any and all indebtedness, obligations and liabilities of each of the Borrowers, or any Subsidiary Guarantor arising under any Secured Document to which it is a party, in the case of clause (i), (ii), (iii) or (iv) above, now or hereafter existing, arising directly between the Borrowers and the Noteholders or acquired outright, conditionally, as a participation or as collateral security from another by the Noteholders, absolute or contingent, joint and/or several, secured or unsecured, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, direct or indirect.

(h)        The term "Obligor" means the Borrowers and any maker, drawer, acceptor, indorser, guarantor, surety, accommodation party or other person liable upon or for any of the Liabilities or Collateral.

(i)         The term "Requisite Lenders" means the Secured Parties which hold at least 51% of the outstanding Liabilities.

(j)         The term "Secured Document" means collectively (a) this Agreement, (b) the Bank Credit Agreement and any document executed and delivered in connection therewith and (c) the Note Purchase Agreement any other Related Document, as defined in the Note Purchase Agreement.

(k)        The term "Subsidiary Guarantors" means collectively, each Subsidiary of the Borrowers set forth on Schedule A attached hereto executing and delivering to the Agent for the benefit of the Lenders and to the Noteholders a guaranty dated of even date herewith guarantying the payment of the Bank Liabilities and the Noteholder Liabilities respectively and each other Subsidiary of the Borrowers which subsequent to the date hereof, executes and delivers to the Agent for the benefit of the Lenders and to the Noteholders, a joinder to such guaranty of payment of the Bank Liabilities and the Noteholder Liabilities respectively.

(l)         The term "Uniform Commercial Code" means the Uniform Commercial Code in effect in the State of New York from time to time.

(m)       Unless the context otherwise requires, all terms used herein which are defined in the Uniform Commercial Code shall have the meanings therein stated.

2.         Grant of Security Interest.  As security for the payment of the Liabilities, the Pledgor hereby grants to the Collateral Agent for the benefit of the Secured Lender Group and the Collateral Agent a security interest in, a general lien upon the following Collateral and in all increases, profits or rights received from it, in all substitutions and additions together with any proceeds:

sixty-five percent (65%) of all issued and outstanding stock of Renown Specialties Company Ltd., an Ontario corporation, as evidenced by Stock Certificate No. C-2 for sixty-five (65) shares.

The Pledgor agrees that the Collateral Agent's records will be the accurate record of any substitutions in and additions to the Collateral.

3.         Covenants.  As long as any part of the Liabilities remain unpaid the Pledgor agrees to:

(a)        defend the Collateral against all claims, keep the collateral free from other security interests and not dispose of any portion of the Collateral without the Collateral Agent's written consent;

(b)        notify the Collateral Agent promptly of any changes in the Pledgor's name or address;

(c)        notify the Collateral Agent of any change in legal entity structure, if applicable;

(d)        execute and deliver any financing statements or other documents, pay any costs of title searches and filing fees, and take any other action the Collateral Agent requests in relation to the security interest;

(e)        pay all taxes and other charges which may be levied against the Collateral.

4.         Warranties.  As long as any part of the Liabilities remain unpaid the Pledgor warrants to the Collateral Agent and the Lenders that:

(a)        each document representing the Collateral is genuine;

(b)        the Pledgor owns the Collateral;

(c)        the Pledgor is fully authorized to enter into this Agreement;

(d)        the Collateral is fully paid and non-assessable.

5.         Voting Rights.  So long as no Event of Default occurs, the Collateral Agent will mail the Pledgor all communications and proxies addressed to the Collateral Agent, within a reasonable time.  After the occurrence and during the continuation of an Event of Default, the Collateral Agent does not have to send the Pledgor further communications and any proxies issued by the Pledgor will be invalid.  Upon the occurrence and during the continuation of an Event of Default, the Collateral Agent shall then have the right to vote in person or by proxy without any direction from the Pledgor.

6.         Default.  After the occurrence and during the continuation of an Event of Default, unless and to the extent that the Collateral Agent, at its discretion or upon direction of the Requisite Lenders, shall otherwise elect, all of the Liabilities shall become and be due and payable forthwith.  THE RIGHTS OF THE COLLATERAL AGENT SET FORTH IMMEDIATELY ABOVE ARE WITHOUT LIMITATION OF, AND IN ADDITION TO, ANY OTHER RIGHT OF THE COLLATERAL AGENT OR ANY SECURED PARTY UNDER ANY OTHER DOCUMENT EVIDENCING OR EXECUTED IN CONNECTION WITH THE LIABILITIES (INCLUDING BUT NOT LIMITED TO ANY RIGHT OF ACCELERATION OF PAYMENT PURSUANT TO THE PROVISIONS THEREOF OR ANY RIGHT OF THE COLLATERAL AGENT OR ANY SECURED PARTY TO MAKE DEMAND FOR PAYMENT THEREUNDER WITHOUT REFERENCE TO ANY PARTICULAR CONDITION OR EVENT).

7.         Enforcement With Respect to Collateral.

(a)        Notice/Enforcement.  The Required Lenders (as defined in the Bank Credit Agreement) or Required Holders (as defined in the Note Purchase Agreement) shall have the right to deliver a notice to the Collateral Agent to the extent an Event of Default shall have occurred under their respective Secured Documents.  Upon and after the delivery to the Collateral Agent of (i) any such notice, and (ii) the written direction of the Requisite Lenders to undertake Enforcement, the Collateral Agent shall proceed to protect and enforce rights or remedies granted hereunder, as so directed, either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein or in any other Secured Document, or to enforce any other legal or equitable right or remedy provided herein or therein.  The Collateral Agent shall give written notice to each Lender and each Noteholder as to any such Enforcement it may take under the Secured Documents.  Other than actions necessary to prevent the waste, diminution, impairment or loss of any Collateral which could not reasonably be taken through notice or instruction to the Collateral Agent, each Secured Party hereby agrees that it shall not take any action of Enforcement in respect of or effecting Collateral or claims or demands made or notices given hereunder except through the delivery or written instructions by the Requisite Lenders to the Collateral Agent.

(b)        Dividends/Income.  So long as no Event of Default occurs, the Pledgor shall have the right to receive all cash income from the Collateral.  If the Collateral Agent receives any cash income before the occurrence of an Event of Default, the Collateral Agent agrees to turn such income over to the Pledgor.  Once an Event of Default occurs and for so long as such Event of Default continues, the Pledgor will no longer be entitled to receive any cash income and if the Pledgor  receives any such income, the Pledgor agrees to turn such income over to the Collateral Agent.  The Collateral Agent may apply the net cash payments to the Liabilities as set forth herein but the Collateral Agent will account for it and pay over to the Pledgor any cash which remains on hand after the Liabilities are satisfied.  All payments received by the Collateral Agent consisting of proceeds of the Collateral shall be applied FIRST, to the reasonable expenses incurred by the Collateral Agent in connection with any or all of the retaking, holding, storing, preserving, processing, maintaining, advertising, preparing for or consummating any sale, lease or other disposition of, the Collateral, including trustee's fees and commissions, court costs and reasonable attorney's fees and legal expenses pertaining thereto, SECOND, to each Lender in accordance with such Lender's Share (as defined in Section 22 below) and to each Noteholder in accordance with such Noteholder's Share (as defined in Section 22 below); provided however, amounts allocable to undrawn Letters of Credit shall be distributed to the Contingent Collateral Account, as defined in Section 13, below; and THIRD, any surplus remaining after application as provided for herein, to the Pledgor.

(c)        Disposition.  With respect to any Collateral in its possession, the Collateral Agent or any of its agents, associates or correspondents, may after the occurrence and during the continuation of an Event of Default, sell or cause to be sold at any location selected by it and reasonable under the circumstances, in one or more sales, at such price as the Collateral Agent may deem best, and for cash or on credit or for future delivery, without assumption of any credit risk, all or any of the Collateral, at any broker's board or at public or private sale, in any reasonable manner permissible under the Uniform Commercial Code (except that, to the extent permitted thereunder, the Pledgor hereby waives the requirements of said Code), and the Collateral Agent or any of the Lenders or any of the Noteholders or anyone else may be the purchaser of any or all of the Collateral so sold and thereafter hold the same absolutely free from any claim or right of whatsoever kind, including any equity or redemption, of the Pledgor, any such demand, notice or right and equity being hereby expressly waived and released.  The Collateral Agent (i) shall comply with any applicable law requirements in connection with the disposition of the Collateral, (ii) may sell the Collateral without giving any warranties, and any of such actions or inaction will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. The Pledgor will pay to the Collateral Agent all expenses (including reasonable attorneys' fees and legal expenses incurred by the Collateral Agent or any of the Lenders or Noteholders) of, or incidental to, the enforcement of any of the provisions hereof or of any of the Liabilities, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement of any of the Collateral.  Notwithstanding that the Collateral Agent, whether in its own behalf and/or on behalf of another or others, may continue to hold the Collateral and regardless of the value thereof, the Pledgor shall be and remain liable for the payment in full, principal and interest, of any balance of the Liabilities at any time unpaid.  The Collateral Agent may exercise its rights with respect to the Collateral without resorting to or regard to other collateral or sources of reimbursement for the Liabilities.

8.         Waivers of Rights.  Except as otherwise expressly set forth herein, until the payment in full of the Liabilities, each Lender and each Noteholder hereby waives any and all rights each may individually (i.e., other than through a Collateral Agent) now or hereafter have to exercise any right pursuant to this Agreement or under the laws of any applicable jurisdiction or otherwise to dispose of or retain any of the Collateral.  Each of them hereby agrees not to take any action whatsoever to enforce any term or provision of this Agreement or to enforce any right with respect to the Collateral in conflict with the provisions of this Agreement.  Nothing set forth above or otherwise contained in this Agreement shall be interpreted as a waiver of any rights of setoff (by contract, law or otherwise) of any Secured Party; provided that any amount received by such setoff shall be delivered to the Collateral Agent and distributed in accordance with Subsection 7(b) above.

9.         Permitted Action.  Any Secured Party may, without instruction from the Collateral Agent, but in no event shall be required to, take action permitted by applicable law or in accordance with the terms of this Agreement or any other Secured Document to preserve (but not enforce or possess) its rights and Liens in the Collateral securing the payment and performance of the Liabilities, including but not limited to curing any default or alleged default under any contract entered into by any Borrower, paying any tax, fee or expense on behalf of any Borrower, exercising any offset or recoupment rights and paying insurance premiums on behalf of any Borrower, so long as such action shall not impair the rights of the Collateral Agent or of any Secured Party or otherwise be contrary to the terms of this Agreement.

10.       Instruction of Collateral Agent/Release of Collateral.  The Collateral Agent shall not exercise any or all rights and remedies afforded the Collateral Agent hereunder unless and until such Collateral Agent shall receive written instructions from the Requisite Lenders, unless the Collateral threatens to speedily decline in value, in which instance the Collateral Agent may (but shall not be obligated to) proceed to enforce such rights against the Collateral for the protection of, and in the best interests of, the applicable Secured Parties prior to receiving such written instruction.  The Collateral Agent shall not release any of the Collateral from the Lien granted hereunder without the prior written consent of the Requisite Lenders, except to the extent that the Borrowers are permitted to sell or transfer such Collateral under the terms of the Bank Credit Agreement and the Note Purchase Agreement.

11.       Pari Passu.  Each Secured Party acknowledges and agrees that the Liabilities share the Lien and benefit and priority of, in and to this Agreement and the Collateral, and share all payments made with respect thereto, on a pari passu basis.

12.       Further Assurances.  Each of the parties hereto agrees to execute and deliver all such further documents and instruments and to use its best efforts to take all such further action as may be reasonably necessary or advisable to implement and give effect to the transactions contemplated hereby.  Each Secured Party will from time to time provide such information that is available to it to the Collateral Agent as may be necessary to enable the Collateral Agent to make any calculation hereunder or otherwise required for any other purpose hereof.  Each Secured Party will from time to time consult with the Collateral Agent and any other Secured Party in good faith regarding the Enforcement of its rights with a view to recovering amounts due under any of the Secured Documents.

13.       Cash Collateral for Contingent Obligations.  To the extent any proceeds are received by the Collateral Agent in respect of Bank Liabilities that are attributable to Letters of Credit and/or Hedge Agreements (as defined in the Bank Credit Agreement), such proceeds shall be deposited into an account held by the Collateral Agent (a "Contingent Collateral Account"), for distributions as set forth in Section 13.  Upon the request of the Agent on behalf of the Lenders, the Collateral Agent shall deliver to the Agent from the Contingent Collateral Account, to the extent sufficient funds are held therein, the amount of any unpaid reimbursement obligations of the Borrowers pursuant to Section 3.3 of the Bank Credit Agreement, with respect to any Letter of Credit or amount due and owing with respect to a Hedge Agreement.  If any Letter of Credit expires, is reduced, is cancelled or the stated amount thereof is otherwise reduced, or a Hedge Agreement, is cancelled or terminates with the result that the Bank Liabilities are reduced, then an amount equal to the amount of such reduction in such Bank Liabilities shall be distributed from the Contingent Collateral Account by the Collateral Agent for further distribution to the other Secured Parties in accordance with Subsection 7(b) in the amounts they would have received had such expired, reduced or cancelled Letter of Credit or Hedge Agreement had not been included in the calculation of Bank Liabilities with respect to prior distributions.  The Collateral Agent shall from time to time invest amounts held in the Contingent Collateral Account as directed by the Agent, or, if the Agent shall have not so directed, in a money market or sweep account of the Collateral Agent in accordance with its investment policies for similar accounts.

14.       General Waivers.  The Pledgor hereby waives presentment, notice of dishonor and protest of the Secured Documents.  The  Pledgor waives all demands, notices and protests of every kind which are not expressly required under this Agreement which are permitted by law to be waived, and which would, if not waived, impair the Collateral Agent's enforcement of this Agreement or release any Collateral from the Collateral Agent's security interest hereunder.  By way of example, but not in limitation of the Collateral Agent's rights under this Agreement, the Collateral Agent does not have to give the Pledgor notice of any of the following:

(a)        notice of acceptance of this Agreement;

(b)         notice of loans made, credit extended, Collateral received or delivered;

(c)         any Event of Default;

(d)         any action which the Collateral Agent does or does not take regarding the Borrowers, or any other person or any other collateral securing the Liabilities;

(e)         except as otherwise provided herein, enforcement of this Agreement against the Collateral; or

(f)          any other action taken in reliance on this Agreement.

The Pledgor waives all rules of suretyship law and any other law whatsoever which is legally permitted to be waived and which would, if not waived, impair the Collateral Agent's enforcement of its security interests.  The Pledgor waives any right to notice of any action the Collateral Agent may take with respect to the Collateral.  By way of example, but not in limitation of the Collateral Agent's rights under this Agreement, and without affecting the liability of the Pledgor to the Collateral Agent, the Collateral Agent or the Lenders, as set forth in the Bank Credit Agreement or the Noteholders, as set forth in the Note Purchase Agreement, as the case may be, may do any of the following without notice to the Pledgor except to the extent that notice to the Pledgor is required under another Secured Document or in each case in which the agreement of the Pledgor is required because the Pledgor is a principal party to a Liability and, as a matter of contract, the agreement of the Pledgor is required:

(a)        change, renew or extend the time for repayment of all or any part of the Liabilities;

(b)        change the rate of interest or any other provisions with respect to all or any part of the Liabilities;

(c)        release, surrender, sell or otherwise dispose of any money or property which is in the Collateral Agent's possession as collateral security for the Liabilities;

(d)        fail to perfect any security interest in any Collateral;

(e)        delay or refrain from exercising any of the Collateral Agent's, Lenders' or Noteholders' rights;

(f)         settle or compromise any and all claims pertaining to the Liabilities and the Collateral;

(g)        apply any money or property of the Pledgor or that of any other party liable to the Collateral Agent for any part of the Liabilities in any order the Collateral Agent or the Lenders or the Noteholders, as applicable, choose; and

(h)        release or discharge any party liable to the Collateral Agent in whole or in part for the Liabilities or accept any additional parties or guarantors.

THE PLEDGOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT OR ANY SECURED DOCUMENT, AND AGREES THAT ANY SUCH DISPUTE SHALL, AT THE COLLATERAL AGENT'S OPTION, BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

IN ADDITION, THE PLEDGOR WAIVES THE RIGHT TO INTERPOSE ANY DEFENSE BASED UPON ANY STATUTE OF LIMITATIONS OR ANY CLAIM OF DELAY BY THE COLLATERAL AGENT AND ANY SET OFF OR COUNTERCLAIM OF ANY NATURE OR DESCRIPTION.

15.       Custody of Collateral.  The Collateral Agent agrees to use reasonable care to protect any Collateral in its possession.  However, the Collateral Agent shall not be required to:

(a)        vote the stock;

(b)        collect any debt;

(c)        exercise any conversion rights;

(d)        take any steps necessary to preserve rights against prior parties;

(e)        notify the Pledgor of any maturities, calls, conversions, or other similar matters concerning the Collateral, except for forwarding to the Pledgor those communications which are addressed to the Pledgor;

(f)         act upon any request the Pledgor may send the Collateral Agent.

16.       Changes in Collateral.  Whether or not an Event of Default has occurred, the Pledgor authorizes the Collateral Agent to:

            (a)        receive and hold as additional collateral any non-cash increases in or profits on the Collateral; and

(b)        surrender the Collateral and receive any payment or distribution upon redemption, dissolution or liquidation of the issuer of the Collateral.

If the Pledgor receives any of the payments or distributions described above, the Pledgor agrees to turn them over to the Collateral Agent.

17.       Further Assurances.  The Pledgor appoints the Collateral Agent as its attorney to take any necessary steps, including the filing of financing statements, to perfect the Collateral Agent's or any Secured Party's security interest without first obtaining the Pledgor's signature.  Upon the Collateral Agent's request, the Pledgor will execute any amendments, including UCC-3 forms, which are necessary to perfect and continue the Collateral Agent's or any Secured Party's security interest in the Collateral.  The Pledgor agrees that it will (i) cause the issuer of the Collateral not to issue any stock, units or other securities in addition to or in substitution for the Collateral issued by such issuer, except to the Pledgor and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, such additional shares of stock or other securities of the issuer of the Collateral as may be necessary to ensure that at all times sixty-five percent (65%) of the shares of stock or other securities of the issuer of the Collateral are pledged in favor of the Collateral Agent for the benefit of the Secured Lender Group and the Collateral Agent.

18.       Fees and Expenses.  The Pledgor agrees to pay all of the Collateral Agent's costs, including reasonable attorneys' fees for necessary court process in enforcing this Agreement or realizing upon the Collateral.

19.       Modification.  This Agreement cannot be modified except by a written agreement.

20.       Notices.  All notices, requests, demands or other communications to or upon the Pledgor or the Collateral Agent shall be in writing and shall be deemed to be delivered upon receipt if delivered by hand or overnight courier or five days after mailing to the address (a) of the Borrower set forth below the Pledgor's execution of this Agreement, (b) of the Collateral Agent as first set forth above, with a copy to the Noteholders at the address set forth in the Note Purchase Agreement or (c) of the Pledgor or the Collateral Agent at such other address as the Pledgor or the Collateral Agent shall specify to the other in writing.

21.       Governing Law; Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.  The Pledgor consents to the nonexclusive jurisdiction and venue of the state or federal courts located in such state.  In the event of a dispute hereunder, suit may be brought against the Pledgor in such courts or in any jurisdiction where the Pledgor or any of its assets may be located.  Service of process by the Collateral Agent in connection with any dispute shall be binding on the Pledgor if sent to the Pledgor by registered mail at the address specified below or to such further address as the Pledgor  may specify to the Collateral Agent in writing.

22.       Appointment of Collateral Agent.

(a)        Each Noteholder and each Lender hereby appoints the Collateral Agent to act as its agent in connection with the administration of the Collateral.  The Collateral Agent shall hold all Collateral for the benefit of the Secured Lender Group.  The Collateral Agent may perform any of its functions and duties under this Agreement by or through any agents or any of its directors, officers or employees.  In performing any of its functions and duties under this Agreement, the Collateral Agent shall not be deemed to be acting as a trustee for, or partner of, the Lenders or the Noteholders or to have assumed any relationship of agency, trust or partnership with or for the Pledgor.  The Collateral Agent may resign at any time by giving written notice thereof to all the Lenders, the Noteholders and the Pledgor.  Upon such resignation, the Requisite Lenders shall have the right to appoint a successor Collateral Agent.  If no successor Collateral Agent shall have been so appointed by the Requisite Lenders,  and shall have accepted such appointment within thirty (30) days after the retiring Collateral Agent's giving of notice of resignation, then the retiring Collateral Agent may, on behalf of all the Secured Parties, appoint a successor Collateral Agent.  Such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, duties and obligations of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations thereafter under this Agreement.  The Collateral Agent shall continue to perform its duties hereunder until a successor Collateral Agent shall have been appointed and accepts such appointment in writing.  After any retiring Collateral Agent's resignation, the provisions of this Section 22, including, without limitation, the indemnity provisions of Subsection 22(h) hereof, shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Agreement.

(b)        The Collateral Agent makes no representation or warranty with respect to, and assumes no responsibility for (a) the validity, genuineness, legality, enforceability, sufficiency, or due execution of this Agreement against the Pledgor, (b) the existence or value of any of the Collateral, (c) any representations or warranties made by or on behalf of the Borrowers, (d) any obligations to be performed or observed by the Borrowers under the terms of the Bank Credit Agreement, the Note Purchase Agreement, this Agreement and any other document executed and delivered in connection with any of the foregoing, (e) the collectibility of the Liabilities, or (f) the financial condition of the Borrowers.

(c)        Each of the Noteholders represents, warrants, and acknowledges that it has independently reviewed and approved all financial and other information necessary to make an independent decision with respect to the Noteholder Liabilities, this Agreement, and the creditworthiness of the Borrowers, and that it did not rely upon any statement or representation by the Collateral Agent or any Lender with respect to Noteholder Liabilities, the Collateral, the Borrowers, or otherwise in making any decisions with respect to this Agreement, the Note Purchase Agreement or otherwise.

(d)        The Collateral Agent shall not collect any payments for the benefit of the Noteholders other than payments received from the disposition of the Collateral except as provided in the Intercreditor Agreement among the Lenders, the Noteholders and the Collateral Agent dated of even date herewith, as the same may be amended or supplemented from time to time the "Intercreditor Agreement").

(e)        The Collateral Agent shall remit to each Lender such Lender's Share (as defined below) and to each Noteholder such Noteholder's Share (as defined below), its ratable percentage of the proceeds received from the distribution of any Collateral without discrimination or preference, with any balance remaining after such distribution among the Lenders and the Noteholders to be distributed to whomever is entitled thereto, or as a court of competent jurisdiction may direct.  With respect to each Lender, such Lender's Share means, with respect to any Lender as of any time, the quotient obtained by dividing (i) the sum of the outstanding principal amount of the Bank Liabilities at such time owed to such Lender and such Lender's percentage of the Letters of Credit outstanding under the Bank Credit Agreement, by (ii) the total outstanding Liabilities at such time, and subtracting therefrom, any unpaid amounts owed by such Lender to the Collateral Agent pursuant to Subsection (g) or (h) below.  With respect to each Noteholder, such Noteholder's Share means the quotient obtained by dividing (A) the outstanding Noteholder Liabilities owed to such Noteholder at such time by (B) the total outstanding Liabilities at such time and subtracting therefrom, any unpaid amounts owed by such Noteholder to the Collateral Agent pursuant to Subsection (g) or (h) below.  "Bank Liabilities" and "Liabilities" shall include, without limitation, any obligations of the Borrowers pursuant to any Hedge Agreements, as defined in the Bank Credit Agreement.

(f)         Prior to any remittance thereof to Lenders or the Noteholders, any sums owed to any Lender or Noteholder hereunder shall be held in trust on behalf of such Lender or Noteholder; provided, however, no fiduciary relationship shall thereby be created between the Collateral Agent, and such Lender or Noteholder, and (subject in the case of the Lenders to the Bank Credit Agreement) the Collateral Agent's sole duties and responsibilities to the Lenders or Noteholders with respect to such sums or otherwise shall be as set forth in this Agreement.

(g)        Each Lender and each Noteholder shall pay to the Collateral Agent, on demand, such Lender's or Noteholder's ratable share of the amount of any and all out-of-pocket expenses or costs (other than ordinary general and administrative expenses normally borne by the Collateral Agent), including, without limitation, attorneys', accountants', examiners', financial advisors', and auditors' fees and expenses and any indemnities (to the extent set forth in Subsection 22(h), below, incurred by the Collateral Agent in connection with the enforcement of this Agreement or the protection or preservation of the Collateral, for which the Collateral Agent is not reimbursed by or on behalf of the Borrowers.  For purposes hereof, the Collateral Agent shall be deemed not to have been reimbursed by the Borrowers for any of the foregoing if payment of such costs or expenses is not made by or on behalf of the Borrowers upon demand by the Collateral Agent.

(h)        Each Lender, each Noteholder and the Collateral Agent agrees to indemnify the Collateral Agent from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, which may be imposed, incurred by or asserted against the Collateral Agent, in any way relating to or arising out of this Agreement, or any action taken or omitted by the Collateral Agent, under or in connection with the foregoing; provided, however, no Lender or Noteholder shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Collateral Agent's gross negligence or willful misconduct.  The agreements in this Section shall survive repayment of the Liabilities and the termination of this Agreement.

23.       Secured Lender Group Release.  Pursuant to a General Security Agreement dated of even date herewith executed by each of the Borrowers, respectively, in favor of the Collateral Agent for the benefit of the Secured Lender Group (collectively, the "Security Agreement"), the Borrowers granted to the Collateral Agent, for the benefit of the Secured Lender Group and the Collateral Agent, a security interest in, among other things, all personal property of the Borrowers, including without limitation, all securities and investment property of the Borrowers.  To the extent the security interest granted under the Security Agreement covers one hundred percent (100%) of all issued and outstanding stock of Renown Specialties Company Ltd., all of which stock is owned by the Pledgor, the Collateral Agent and the Secured Lender Group hereby release the security interest in thirty-five percent (35%) of all issued and outstanding stock of Renown Specialties Company Ltd. as evidenced by Stock Certificate No. C-3 for 35 shares.

[The remaining space intentionally left blank]

IN WITNESS WHEREOF, the Pledgor has executed this instrument or has caused this instrument to be duly executed as of _______________________, 2005.

GIBRALTAR STEEL CORPORATION OF NEW YORK
Address for notices:
c/o Gibraltar Industries, Inc.	By:
3556 Lakeshore Road	Name:
PO Box 2028	Title:
Buffalo, NY 14219-0228
Telecopier No. (716) 826-1589

Accepted and agreed to as of the date first above written.
2002 Noteholder:
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:
Name:
Title:

Accepted and agreed to as of the date first above written.
200 Noteholders:
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:
Name:
Title:

PRUCO LIFE INSURANCE COMPANY

by:
Name:
Title:

Accepted and agreed to as of the date first above written.
KEYBANK NATIONAL ASSOCIATION,
as Collateral Agent and Lender

By:
Name:
Title:

Accepted and agreed to as of the date first above written.
JPMORGAN CHASE BANK, N.A.,
as Lender

By:
Name:
Title:

Accepted and agreed to as of the date first above written.
HARRIS TRUST & SAVINGS BANK,
as a Lender

By:
Name:
Title:

Accepted and agreed to as of the date first above written.
HSBC BANK USA, NATIONAL ASSOCIATION,
as a Lender

By:
Name:
Title:

Accepted and agreed to as of the date first above written.
MANUFACTURERS AND TRADERS TRUST COMPANY,
as a Lender

By:
Name:
Title:

Accepted and agreed to as of the date first above written.
US BANK, NATIONAL ASSOCIATION,
as a Lender

By:
Name:
Title:

Accepted and agreed to as of the date first above written.
FLEET NATIONAL BANK, a
Bank of America Company

By:
Name: Scott W. Vokey
Title: Vice President

Accepted and agreed to as of the date first above written.
NATIONAL CITY BANK OF PENNSYLVANIA,
as a Lender

By:
Name:
Title:

Accepted and agreed to as of the date first above written.
COMERCIA BANK,
as a Lender

By:
Name:
Title:

Schedule  A
To Pledge Security Agreement

Subsidiary Guarantors

Air Vent Inc.	Delaware
Appleton Supply Co., Inc.	Delaware
B&W Heat Treating Corp.	Nova Scotia
B&W Leasing, LLC	Delaware
B & W of Michigan, Inc.	Delaware
Brazing Concepts Company	Michigan
Carolina Commercial Heat Treating, Inc.	Nevada
Cleveland Pickling, Inc.	Delaware
Construction Metals Inc.	California
Gibraltar International, Inc.	Delaware
Gibraltar Strip Steel, Inc.	Delaware
GSCNY Corp.	Delaware
Harbor Metal Treating Co.	Michigan
Harbor Metal Treating of Indiana, Inc.	Michigan
Hi-Temp Heat Treating, Inc.	Delaware
K & W Metal Fabricators, Inc.	Colorado
Pennsylvania Industrial Heat Treaters, Inc.	Pennsylvania
SCM Metal Products, Inc.	Delaware
Solar Group, Inc.	Delaware
Solar of Michigan, Inc.	Delaware
Southeastern Metals Manufacturing Company, Inc.	Florida
United Steel Products Company, Inc.	Minnesota
WM. R. Hubbell Steel Corporation	Illinois

Exhibit D-1

SOLVENCY CERTIFICATE

The undersigned hereby certifies to KeyBank National Association, as Agent ("Agent") that he is the ______________________ of Gibraltar Industries, Inc., a corporation formed under the laws of Delaware ("Company"), and that I am familiar with its properties, business and assets and am authorized to execute this certificate on behalf of the Company in connection with the Credit Agreement dated as of April 1, 2005 among the Company, KeyBank National Association, as Administrative Agent, Swingline Lender, Letter of Credit Issuer, Lead Arranger and Bookrunner, JPMorgan Chase Bank, N.A. as Syndication Agent and Letter of Credit Issuer, Harris Trust and Savings Bank, as Co-Documentation Agent, HSBC Bank USA, National Association, as Co Documentation Agent, Manufacturers and Traders Trust Company, as Co-Documentation Agent and the Lenders named therein ("Credit Agreement").  I do hereby further certify to the Agent that:

1.         As of the date hereof, after taking into account the transactions contemplated by the other Credit Documents, as defined in the Credit Agreement, the fair value of any and all property of each of the Company and the Company and its Subsidiaries (as defined into Credit Agreement) taken as a whole is greater than the total amount of liabilities, including contingent liabilities, of the Company and the Company and its Subsidiaries taken as a whole, respectively.

2.         As of the date hereof, after taking into account the transactions contemplated by the Credit Agreement and the other Credit Documents, the present fair salable value of the assets of each of the Company and the Company and its Subsidiaries taken as a whole is not less than the amount that will be required to pay the probable liability of each of the Company and the Company and its Subsidiaries taken as a whole, respectively, on its existing debts as they become absolute and matured.

3.         In reaching the conclusions set forth in paragraph 2 and 3 above, we have considered, among other things:

(a)        the cash and other current assets of the Company reflected in the Company's Opening Pro Forma and Projected Balance Sheets reflecting the transactions contemplated by the Credit Agreement, copies of which have been delivered to the Agent ("Balance Sheets");

(b)        the most recent asset appraisal reports, concerning the fair market value of the assets of the Company;

(c)        the experience of management of the Company in operating the Company's business; and

(d)        all contingent liabilities of the Company and its Subsidiaries known to me, including, among other things, claims arising out of, pending, or to our knowledge, threatened litigation against the Company and its Subsidiaries and pension liabilities.

4.         As of the date hereof, after taking into account the transactions contemplated by the Credit Documents, each of the Company, and the Company and its Subsidiaries taken as a whole, is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business.  In reaching the conclusion set forth in this paragraph, we have considered, among other things:

(a)        the cash and other current assets of the Company reflected in the Balance Sheets;

(b)        the historical and anticipated income stream generated by the Company and its Subsidiaries, as reflected in, among other things, the Cash Flow Projections; and

(c)        the customary terms of trade payables in the business in which the Company is engaged.

5.         As of the date hereof, after taking into account the transactions contemplated by the Credit Documents, neither the Company, nor the Company and its Subsidiaries taken as a whole, has an unreasonably small capital or will be left with an unreasonably small capital.  In reaching the conclusion set forth in this paragraph, we have considered, among other things, the level of capital customarily maintained by other entities engaged in the business in which the Company is engaged.

6.         For purposes of this Certificate, the amount of contingent liabilities at any time shall be computed as the amount that, in light of all of the relevant facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

IN WITNESS WHEREOF, I have executed this certificate in my capacity as an officer of the Company this 1st day of April, 2005.

GIBRALTAR INDUSTRIES, INC.

By:___________________________
Name:
Title:

Exhibit D-2

BORROWER'S CLOSING CERTIFICATE

            GIBRALTAR INDUSTRIES, INC. ("Company") hereby certifies to KeyBank National Association, as Agent ("Agent") for the benefit of the Lenders, in accordance with the provisions of a Credit Agreement among the undersigned, KeyBank National Association, as Administrative Agent, Swingline Lender, Letter of Credit Issuer, Lead Arranger and Bookrunner, JPMorgan Chase Bank, N.A. as Syndication Agent and Letter of Credit Issuer, Harris Trust and Savings Bank, as Co-Documentation Agent, HSBC Bank USA, National Association, as Co Documentation Agent, Manufacturers and Traders Trust Company, as Co-Documentation Agent and the Lenders named therein, dated as of April 1, 2005, as the same from time to time may be amended, supplemented or otherwise modified ("Agreement") that:

(i)         the Company has complied in all material respects with all the terms, covenants and conditions of the Agreement which are binding upon the Company;

(ii)        there exists no Event of Default or Default, as defined in the Agreement;

(iii)       no Material Adverse Effect has occurred and is continuing; and

(iv)       the representations and warranties contained in the Agreement are true in all material respects on the date hereof.

            WITNESS the signature of the undersigned duly authorized officer of Company on this ____ day of ________________, ____.

GIBRALTAR INDUSTRIES, INC.

By:___________________________
Name:
Title:

SCHEDULE 1-A

LENDERS

Percentage	Commitment	Name and Notice Address

.15%	$37,500,000	KEYBANK NATIONAL ASSOCIATION 50 Fountain Plaza, 5th Floor Buffalo, New York 14202 Telephone No. (716) 847-2330 Facsimile No. (716) 847-7897

.12%	$30,000,000	MANUFACTURERS AND TRADERS TRUST COMPANY One Fountain Plaza, 12th Floor Buffalo, New York 14203 Telephone No. (716) 848-7003 Facsimile No. (716) 848-7318

.11%	$27,500,000	HARRIS TRUST & SAVINGS BANK 111 W. Monroe - 111/10W Chicago, Illinois 60603 Telephone No. (313) 461-5739 Facsimile No. (313) 461-2891

.11%	$27,500,000	HSBC BANK USA, NATIONAL ASSOCIATION One HSBC Center, Lobby Level Buffalo, New York 14203 Telephone No. (716) 841-0962 Facsimile No. (716) 855-0384

.11%	$27,500,000	JPMORGAN CHASE BANK, N.A. 2300 Main Place Tower Buffalo, New York 14202 Telephone No. (716) 858-1418 Facsimile No. (716) 843-4939

.11%	$27,500,000	US BANK, NATIONAL ASSOCIATION US Bank Centre 1350 Euclid Avenue, 8th Floor Cleveland, Ohio 44115 Telephone No. (216) 623-9233 Facsimile No. (216) 623-9208

.11%	27,500,000	BANK OF AMERICA 100 Federal Street, MA5-100-09-08 Boston, Massachusetts Telephone No. (617) 434-4067 Facsimile No. (617) 434-3642

.11%	$27,500,000	NATIONAL CITY BANK OF PENNSYLVANIA 20 Stanwix Street, Locator 25-192 Pittsburgh, Pennsylvania 15222-1323 Telephone No. (412) 644-8007 Facsimile No. (412) 644-6224

.07%	$17,500,000	COMERICA BANK One Detroit Center 500 Woodward Avenue, 9th Floor, MC 3279 Detroit, Michigan 48275-3279 Telephone No. (313) 222-3647 Facsimile No. (313) 222-3330

SCHEDULE 1-B

ADMINISTRATIVE AGENT ADDRESS

            KeyBank National Association
            KeyCenter
            127 Public Square
            Cleveland, Ohio  44114
            Attention:  Laurie A. Landes
            Telecopier No.  (216) 689-0412
            Telephone No.  (216) 689-5926
            Email:  laurie_a_landes@keybank.com

SCHEDULE 1-C

JPMorgan Chase Letters of Credit

	L/C Number	Date	Beneficiary	Amount	Expiry Date
1.	R-615893	11/26/04	DM (Asia) Limited	$2,750,000	12/31/05
2.	T-227639	7/11/02	Employers Insurance Company of Wausau, H.O. Financial Credit	$3,370,000	7/15/05
3.	T-245117	1/30/04	Zurich American Insurance Company	$400,000	1/31/06
4.	T-250646	9/14/04	The North River Insurance Company	$1,000,000	9/13/05
5.	506797		Steamship Guaranty	$4,694.40

SCHEDULE 6.1

PRUDENTIAL AMENDMENT DOCUMENTS

Amended and Restated Note Purchase Agreement dated as of April 1, 2005 with respect to the 5.75% Senior Secured Notes due June 17, 2011

Amended and Restated Note Purchase Agreement dated as of April 1, 2005 with respect to the 7.35% Senior Secured Notes due July 3, 2007

Amended and Restated Subordinated Note Purchase Agreement dated as of April 1, 2005 with respect to the 8.98% Senior Subordinated Notes due January 3, 2008

SCHEDULE 7.1

SUBSIDIARIES

1.         The following Subsidiaries are wholly-owned directly by Gibraltar Steel Corporation of New York which, in turn, is wholly-owned by Gibraltar Industries, Inc.:

                       Air Vent, Inc.
                        B&W of Michigan, Inc.
                        Brazing Concepts Company
                        Carolina Commercial Heat Treating, Inc.
                        Construction Metals, Inc.
                        GIT Limited*
                        GSCNY Corp.
                        GSC Flight Services Corp.*
                        Gibraltar International, Inc.
                        Harbor Metal Treating Co.
                        Harbor Metal Treating of Indiana, Inc.
                        Hi-Temp Heat Treating, Inc.
                        K&W Metal Fabricators, Inc.
                        Milcor, Inc. *
                        Pennsylvania Industrial Heat Treaters, Inc.
                        Renown Specialties Company Ltd.
                        SCM Metal Products, Inc.
                        Solar of Michigan, Inc.
                        Southeastern Metals Manufacturing Company, Inc.
                        United Steel Products Company, Inc.
                        Wm. R. Hubbell Steel Corporation

2.          The following Subsidiaries are directly and wholly-owned by Gibraltar Industries, Inc.

                        Appleton Supply Co., Inc.
                        Cleveland Pickling, Inc.
                        Gibraltar Strip Steel, Inc.
                        Solar Group, Inc.

3.         The remainder of the Subsidiaries are owned as follows:

Subsidiary	Direct Ownership	Indirect Ownership

B&W Heat Treating Corp.	Gibraltar International, Inc. 100%	GSCNY**- 100%
B&W Leasing, LLC	B&W of Michigan, Inc. 100%	GSCNY-100%
Portals Plus, Incorporated*	Milcor, Inc. 100%	GSCNY- 100%

4.          Gibraltar Construction Products, Inc.* is currently inactive and no shares of the company's stock are issued and outstanding.

                *  Not a Subsidiary Guarantor
              **  GSCNY= Gibraltar Steel Corporation of New York

SCHEDULE 9.3

EXISTING LIENS

            (a).       mortgages on real property owned by the Borrowers and the Subsidiaries securing an amount not to exceed $10,000,000 in the aggregate;

            (b).       pari-passu first lien on the Collateral in favor of the holders of (i) the $25,000,000 Senior Secured Notes due July 3, 2007 issued pursuant to the Note Purchase Agreement dated as of June 28, 2002 and (ii) the $75,000,000 Senior Secured Notes due June 17, 2011 issued pursuant to the Note Purchase Agreement dated as of June 18, 2004;

            (c).       Liens in connection with the guaranty by Gibraltar Industries, Inc. f/k/a Gibraltar Steel Corporation of certain obligations of  Brazing Concepts Company not to exceed $1,900,000.

            (d).       Liens referenced in the attached UCC search prepared by the Lender.

SCHEDULE 9.4

PERMITTED INDEBTEDNESS

(a)        Indebtedness of Brazing Concepts Company to Bank One Michigan in an amount not exceeding $1,900,000;

(b).       Leases secured by the UCC Financing Statements referenced on Schedule 9.3.

(c).       Indebtedness of Gibraltar Steel Corporation and Gibraltar Steel Corporation of New York to The Prudential Insurance Company of America as follows: (i) $25,000,000 under the Senior Secured Notes due June July 3, 2007 issued pursuant to the Note Purchase Agreement dated as of June 28, 2002, (ii) $75,000,000 under the Senior Secured Notes due June 17, 2011 issued pursuant to the Note Purchase Agreement dated as of June 18, 2004 (collectively, with the notes described in Subsection 1, the "Senior Secured Notes"), and (iii) $25,000,000 under Subordinated Notes due January 3, 2008 issued pursuant to the Subordinated Note Purchase Agreement dated as of July 3, 2002.

SCHEDULE 9.5

INVESTMENTS/GUARANTIES

            I.          Investments

(a).       Joint venture resulting from the purchase by GSCNY Corp. of a 50% membership interest in Gibraltar DFC Strip Steel, LLC from the Duferco Farrell Corp. pursuant to that certain Membership Purchase Agreement by and between GSCNY Corp., Duferco Farrell Corp. and Duferco Participations Holding Limited dated December 1, 2003;

(b).       Gibraltar Industries, Inc. owns 35 (35 of 100) issued and outstanding shares of common stock of Cleveland Pickling, Inc.

II.         Guaranties

(a).       Guaranty by Gibraltar Industries, Inc. f/k/a Gibraltar Steel Corporation of certain Indebtedness of Brazing Concepts Company not to exceed $1,900,000.

SCHEDULE 9.10

TRANSACTIONS WITH AFFILIATES

None